The information contained herein is subject to completion or amendment. This prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Filed Pursuant to 424(b)(3)
Registration No. 333-124935

SUBJECT TO COMPLETION, DATED JANUARY 22, 2007

PROSPECTUS SUPPLEMENT

(to Prospectus Dated January 22, 2007)

Harley-Davidson Motorcycle Trust 2007-1

Issuing Entity

$141,000,000  [      ]% Motorcycle Contract Backed Notes, Class A-1

$290,000,000  [      ]% Motorcycle Contract Backed Notes, Class A-2

$158,000,000  [      ]% Motorcycle Contract Backed Notes, Class A-3

$143,000,000  [      ]% Motorcycle Contract Backed Notes, Class A-4

$48,000,000  [       ]% Motorcycle Contract Backed Notes, Class B

$20,000,000  [       ]% Motorcycle Contract Backed Notes, Class C

Harley-Davidson Customer Funding Corp.

Depositor

Harley-Davidson Credit Corp.

Seller, Servicer and Sponsor

The notes will represent obligations of Harley-Davidson Motorcycle Trust 2007-1 only, and will not represent obligations of or interests in Harley-Davidson Financial Services, Inc., Harley-Davidson Credit Corp., Harley-Davidson Customer Funding Corp., Harley-Davidson, Inc. or any of their respective affiliates.  The notes are motorcycle contract backed notes issued by the issuing entity.  Payments on the notes will be made monthly on the 15th day of each month, or if the 15th is not a business day, on the business day immediately following the 15th, beginning February 15, 2007.  The assets securing the notes are fixed-rate, simple interest, conditional sales contracts or promissory notes and security agreements relating to the purchase of new or used motorcycles. This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

Consider carefully the risk factors beginning on page S-20 in this prospectus supplement and on page 9 of the prospectus.

The issuing entity will issue the following classes of notes:

	Principal Amount	Interest Rate	Final Scheduled Payment Date	Price to Public	Underwriting Discount	Proceeds to Issuer
Class A-1 Notes	$141,000,000		February 15, 2008
Class A-2 Notes	$290,000,000		January 18, 2011
Class A-3 Notes	$158,000,000		March 15, 2012
Class A-4 Notes	$143,000,000		June 17, 2013
Class B Notes	$48,000,000		January 15, 2014
Class C Notes	$20,000,000		April 15, 2015
Total	$800,000,000

Credit Enhancement:

•                                          Reserve fund with an initial deposit of $1,368,703.03.

•                                          Subordination of the Class B notes and Class C notes to the Class A notes and subordination of the Class C notes to the Class B notes as described in this prospectus supplement.

•                                          Excess spread.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Wachovia Securities	JPMorgan

ABN AMRO Incorporated

BNP Paribas

Citigroup

Table of Contents

Prospectus Supplement

i

Reading this prospectus supplement and the accompanying prospectus

We provide information to you about the notes in two separate documents that offer varying levels of detail:

•                  prospectus — provides general information, some of which may not apply to the notes; and

•                  prospectus supplement — provides specific information relating to the terms of the notes.

References to “we”, “our” and “us” refer to Harley-Davidson Customer Funding Corp.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.  The Table of Contents of this prospectus supplement provides pages on which these captions are located.

If the description of the terms of your notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You can find a glossary of the principal capitalized terms used in this prospectus supplement beginning on page S-73 of this prospectus supplement.

Whenever we use words like “intends,” “anticipates” or “expects” or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future.  Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate.  Any forward-looking statements in this prospectus supplement speak only as of the date of this prospectus supplement.  We do not assume, and hereby disclaim, any responsibility to update or review any forward-looking statement contained in this prospectus supplement to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

If you have received a copy of this prospectus supplement and the accompanying prospectus in an electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and the accompanying prospectus from Harley-Davidson Credit Corp. or any of the underwriters by asking any of them for it.

SUMMARY OF TRANSACTION STRUCTURE AND FLOW OF FUNDS

This structural summary briefly describes certain major structural components, the relationship among the parties, the flow of proceeds from the issuance of the notes and certain other material features of the transaction. This structural summary does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus to understand all the terms of this offering.

Harley-Davidson Customer Funding Corp.,  the depositor, will purchase from Harley-Davidson Credit Corp. a pool of motorcycle conditional sales contracts or promissory notes and security agreements purchased by Harley-Davidson Credit Corp. from Eaglemark Savings Bank and, to a limited extent, certain Harley-Davidson® motorcycle dealers.  Harley-Davidson Customer Funding Corp. then will sell the contracts to Harley-Davidson Motorcycle Trust 2007-1.  The following chart illustrates the use of proceeds from investors by the issuing entity and the depositor to purchase the contracts.

Flow of Funds*

On each payment date prior to any acceleration of the notes, the issuing entity will apply collections on the contracts received during the prior calendar month, servicer advances and, with respect to payments of principal and interest on the notes, funds transferred from the reserve fund (together with certain other amounts received by the issuing entity, the “Available Amounts”; see “Certain Information Regarding the Notes—Payments and Distributions on the Notes—Available Amounts” for a further description of amounts constituting Available Amounts) to make the following payments in the following order of priority:

Available Amounts
â
The amount of any mandatory redemption following the end of the pre-funding period, sequentially to the holders of the notes
â
Reimbursement of servicer advances, to the servicer
â
The servicing fee, to the servicer
â
The indenture trustee fee, to the indenture trustee
â
Interest due on the Class A notes, to the Class A noteholders, pro rata
â
First Priority Principal Distributable Amount, sequentially to the holders of the Class A notes
â
Interest due on the Class B notes, to the Class B noteholders
â
Second Priority Principal Distributable Amount, sequentially to the holders of the Class A notes and Class B notes
â
Interest due on the Class C notes, to the Class C noteholders
â
Note Principal Distributable Amount, sequentially to the holders of the notes
â
To the reserve fund, the amount, if any, needed to fund the reserve fund to the required amount
â
Any remaining funds, to the depositor as certificateholder under the trust agreement

* This flow chart provides only a simplified overview of the monthly flow of funds prior to any acceleration of the notes.  The priority of payments of principal and interest on the notes will be different after acceleration of the notes following an event of default.  See “Certain Information Regarding the Notes—Payments and Distributions on the Notes—Distributions” in this prospectus supplement for a further description.

Prospectus Supplement Summary

This summary highlights selected information from this prospectus supplement and does not contain all the information that you should consider in making an investment decision.  To understand all of the terms of the offering of the notes, you should read this entire prospectus supplement and the accompanying prospectus before making an investment decision. In addition, you may wish to read the documents governing the transfers and servicing of the contracts, the formation of the issuing entity and the issuance of the notes.  Forms of these documents have been filed as exhibits to the registration statement, and final versions of these documents will be filed with the Securities and Exchange Commission following the issuance of the notes.

There are material risks associated with an investment in the notes.  See “Risk Factors” in this prospectus supplement and in the accompanying prospectus for a discussion of factors you should consider before investing in the notes.

The Issuing Entity or the Trust	Harley-Davidson Motorcycle Trust 2007-1, a Delaware statutory trust.

Seller, Servicer and Sponsor	Harley-Davidson Credit Corp., a wholly-owned subsidiary of Harley-Davidson Financial Services, Inc.

Depositor

Harley-Davidson Customer Funding Corp., a wholly-owned, limited-purpose subsidiary of Harley-Davidson Credit Corp. The depositor will be the initial holder of the residual certificate issued by the issuing entity.

Originators

Eaglemark Savings Bank, a Nevada thrift and wholly-owned subsidiary of Harley-Davidson Credit Corp., and, to a limited extent, certain motorcycle dealers will originate the contracts in accordance with the underwriting standards set by Harley-Davidson Credit Corp. under agreements governing the assignment of contracts to the seller. The seller will acquire the contracts from Eaglemark Savings Bank and certain motorcycle dealers in the ordinary course of its business pursuant to such agreements.

Owner Trustee	Wilmington Trust Company, a Delaware banking corporation.

Indenture Trustee	The Bank of New York Trust Company, N.A., a national banking association. The indenture trustee will also act as paying agent under the indenture and the trust agreement.

Initial Cutoff Date	January 15, 2007.

Subsequent Cutoff Date	One or more dates during the pre-funding period.

Pre-Funding Period	Generally the ninety-day period following the closing date.

Closing Date	On or about January 31, 2007.

Terms of the Notes	The principal terms of the notes are as described below:

Class	Aggregate Principal Amount	Interest Rate
Class A-1	$141,000,000	[	]%
Class A-2	$290,000,000	[	]%
Class A-3	$158,000,000	[	]%
Class A-4	$143,000,000	[	]%
Class B	$48,000,000	[	]%
Class C	$20,000,000	[	]%

The notes represent indebtedness of the issuing entity secured by the assets of the issuing entity.

Each class of notes will be issued in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof and will be available in book-entry form only.

Payment Dates	The issuing entity will pay interest and principal on the notes on the 15th day of each month or if that day is not a business day, the next business day. The first payment date is February 15, 2007.

Record Dates	The day immediately preceding the payment date.

Interest	Interest Periods:

Interest on the notes will accrue in the following manner:

Class	From (including)	To (excluding)	Day Count Convention
Class A-1	Prior payment date	Current payment date	Actual/360
Class A-2	15th day of prior month	15th day of current month	30/360
Class A-3	15th day of prior month	15th day of current month	30/360

Class A-4	15th day of prior month	15th day of current month	30/360
Class B	15th day of prior month	15th day of current month	30/360
Class C	15th day of prior month	15th day of current month	30/360

The first interest period for all classes of notes will begin on and include the closing date and end on and exclude February 15, 2007.

Payment of Interest:

On each payment date the issuing entity will pay interest on the notes using available collections and other amounts.

Interest payments on each class of Class A notes will have the same priority. Interest payments on the Class B notes and the Class C notes will be subordinated to interest payments on the Class A notes. Interest payments on the Class C notes will be subordinated to interest payments on the Class A notes and Class B notes. The issuing entity will make interest payments on the Class B notes after paying interest on the Class A notes and, in certain circumstances, principal on the Class A notes. The issuing entity will make interest payments on the Class C notes after paying interest on the Class A notes and Class B notes and, in certain circumstances, principal on the Class A notes and Class B notes.

See “Certain Information Regarding the Notes—Payments and Distributions on the Notes” and “Description of the Notes—Interest” for a discussion of the determination of the amounts available to pay interest.

Principal	On each payment date, the issuing entity will pay principal on the notes using available collections and certain other amounts.

Principal payments on the Class A notes will be senior in priority to principal payments on the Class B notes and Class C notes.Principal payments on the Class B notes will be senior in priority to principal payments on the Class C notes. Principal payments on the notes will generally be paid sequentially to each class of Class A notes then outstanding, in numerical order, until all classes of Class A notes are paid in full, then to the Class B notes, until the Class B notes are paid in full, and then to the Class C notes.

See “Certain Information Regarding the Notes—Payments and Distributions on the Notes” and “Description of the Notes—Principal” for a discussion of the determination of amounts available to pay principal.

Final Scheduled Payment Dates

The outstanding principal amount of the notes of each class is due and payable in full on the final scheduled payment date shown on the cover of this prospectus supplement for such class of notes. If the notes have not already been paid in full prior to their respective final scheduled payment dates, the issuing entity will be obligated to pay the outstanding principal amount of the notes in full on such dates. Certain circumstances could cause principal to be paid earlier or later, or in reduced amounts. See “Description of the Notes—Optional Redemption” and “Description of the Notes—Mandatory Redemption Following the Pre-Funding Period” in this prospectus supplement and “Description of the Notes and Indenture—The Indenture—Events of Default; Rights Upon Event of Default” in the prospectus.

Optional Redemption

The servicer has the option to purchase all of the contracts on any payment date on which the aggregate outstanding principal balance of the contracts owned by the issuing entity is less than 10% of the sum of:

• the aggregate outstanding principal balance of the initial contracts as of the initial cutoff date; and
• the aggregate outstanding principal balance of the subsequent contracts as of their related subsequent cutoff date or dates.

If the servicer exercises this option, the notes will be redeemed at a price equal to the unpaid principal amount thereof plus accrued interest thereon. See “Description of the Notes—Optional Redemption.”

Mandatory Redemption

The notes will be prepaid in part, without premium, on the payment date on or immediately following the last day of the pre-funding period (generally the ninety-day period following the closing date) in the event that any amount remains on deposit in the pre-funding account. The aggregate principal amount of notes to be prepaid will be an amount equal to the amount then on deposit in the pre-funding account, and such amount will be applied to the notes as a principal payment in the order of priority described in “Principal” above.

The Contracts and Other Assets of the Issuing Entity

The property of the issuing entity will be a pool of fixed-rate, simple interest conditional sales contracts and promissory notes and security agreements relating to the retail purchase of new or used motorcycles manufactured by one or more subsidiaries of Harley-Davidson, Inc. (including Buell Motorcycle Company, LLC, a wholly-owned subsidiary of Harley-Davidson, Inc. (“Buell”)) or certain other manufacturers. Harley-Davidson, Inc. and its subsidiaries are collectively referred to herein as “Harley Davidson”. See “Other Manufacturers” in the prospectus. The contracts were or will be originated indirectly by the seller primarily through Eaglemark Savings Bank, a wholly-owned subsidiary of Harley-Davidson Credit Corp., and, to a limited extent, through Harley-Davidson® motorcycle dealers. Included in the issuing entity’s assets are security interests in the motorcycles securing the contracts and proceeds, if any, from certain insurance policies and debt cancellation agreements with respect to such motorcycles.

The Contracts

The issuing entity’s main source of funds for making payments on the notes will be collections on the contracts. The initial contracts transferred to the issuing entity and any contracts transferred to the issuing entity subsequent to the closing date (which we refer to as “subsequent contracts”) will be selected from contracts in the seller’s portfolio based on the criteria specified in the transfer and sale agreement. The obligors on the contracts are located in the 50 states of the United States, the District of Columbia, U.S. Territories and military bases.

On the closing date, pursuant to the sale and servicing agreement, the depositor will transfer, and the issuing entity will acquire, initial contracts with the characteristics set forth below as of the close of business on the initial cutoff date.

Following the closing date, pursuant to the sale and servicing agreement, the depositor will be obligated, subject only to the availability of additional contracts, to transfer, and the issuing entity will be obligated to acquire, subject to the satisfaction of certain conditions set forth in the sale and servicing agreement, subsequent contracts. Following the transfer of subsequent contracts to the issuing entity, the aggregate characteristics of the entire pool of contracts may vary from the characteristics of the initial contracts set forth below.

In addition to the purchase of contracts from the issuing entity in connection with the servicer’s exercise of its “clean-up call” option as described above under “Optional Redemption,” contracts will be purchased from the issuing entity by the depositor if certain representations and warranties concerning the characteristics of the contracts are breached, and by the servicer if certain servicing covenants are breached.

The last scheduled payment on the initial contract with the latest maturity will occur in June 2014.

No contract (including any subsequent contract sold to the issuing entity after the closing date) will have a scheduled maturity later than September 2014. However, an obligor can generally prepay its contract at any time without penalty.

COMPOSITION OF THE INITIAL CONTRACTS

(AS OF THE INITIAL CUTOFF DATE)

Aggregate Principal Balance	$547,481,210.37
Number of Contracts	39,671
Average Principal Balance	$13,800.54
Weighted Average Contract Interest Rate	12.163%
(Range)	3.989% to 24.517%
Weighted Average Original Term (in months)	75.93
(Range)	12 to 84
Weighted Average Remaining Term (in months)	70.11
(Range)	3 to 84
Weighted Average FICO® Score	690

GEOGRAPHIC CONCENTRATION

(AS OF THE INITIAL CUTOFF DATE)

Principal Balance
State	Concentration
Texas	13.51%
Florida	12.81%
California	10.20%

No other state represented more than 5.00% of the aggregate principal balance of the initial contracts as of the initial cutoff date.

Subsequent Contracts

During the pre-funding period, the depositor will use the funds, if any, on deposit in the pre-funding account to purchase subsequent contracts from the seller and transfer those contracts to the issuing entity. Subsequent contracts must meet certain eligibility criteria. See “The Contracts—Characteristics of the Contracts” in this prospectus supplement and “Description of the Transfer and Servicing Agreements—Conveyance of Contracts” and “—Representations and Warranties Made by the Seller and the Depositor” in the prospectus.

Reserve Fund

On the closing date, the depositor will fund a trust account in the name of the indenture trustee which we refer to as the “reserve fund.” The reserve fund provides you with limited protection in the event collections from obligors on the contracts are insufficient to make payments on the notes. We cannot assure you, however, that this protection will be adequate to prevent shortfalls in amounts available to make payments on the notes.

The initial balance of the reserve fund will be $1,368,703.03 (0.25% of the aggregate principal balance of the initial contracts as of the initial cutoff date). On any date on which subsequent contracts are transferred to the issuing entity, an additional amount equal to 0.25% of the aggregate principal balance of those subsequent contracts as of the related subsequent cutoff date will be deposited into the reserve fund. The amount required to be on deposit in the reserve fund on each payment date will equal the greater of (a) 1.50% of the aggregate principal balance of the contracts held by the issuing entity as of the last day of the immediately preceding calendar month (6.00% in the event a reserve fund trigger event has occurred and is continuing) and (b) 1.00% of the aggregate principal amount of the notes as of the closing date. In no event shall the amount required to be on deposit in the reserve fund exceed the aggregate outstanding principal balance of the notes. See “Certain Information Regarding the Notes—The Accounts—The Reserve Fund.”

If the amount on deposit in the reserve fund on any payment date is less than the required amount, the issuing entity will use the funds available to it after payment of the servicing fee and the fee payable to the indenture trustee, reimbursement of servicer advances and payment of interest and principal on the notes to make a deposit into the reserve fund. Amounts on deposit in the reserve fund on any payment date in excess of the required amount will be paid to the depositor.

If on any payment date the funds available to the issuing entity to pay principal and interest on the notes are insufficient to make those payments, the issuing entity will use funds in the reserve fund to cover any shortfalls, but only to the extent of the amounts on deposit in the reserve fund at such time.

If on the final scheduled payment date of any class of notes, the principal balance of that class has not been paid in full, the issuing entity will use funds in the reserve fund to pay those notes in the order of priority described in “Principal” above, but only to the extent of the amounts on deposit in the reserve fund at such time.

Pre-Funding Account

On the closing date, the depositor will fund an account called the pre-funding account by depositing $252,518,789.63 of the proceeds from the sale of the notes by the issuing entity (which amount represents approximately 31.6% of the aggregate principal amount of the notes as of the closing date). During the pre-funding period, the depositor will use the funds, if any, on deposit in the pre-funding account to purchase subsequent contracts from the seller and transfer those contracts to the issuing entity. The amount in the pre-funding account will be reduced by the amount used to purchase subsequent contracts from the seller. The depositor expects that the amount in the pre-funding account will be reduced to less than $150,000 by the payment date occurring in April2007. Any amount remaining in the pre-funding account at the end of the pre-funding period will be paid to the noteholders as described in “Description of the Notes—Principal.” See “The Pre-Funding Arrangement” in the prospectus.

Interest Reserve Account

On the closing date, the depositor will fund an account called the interest reserve account by depositing $[           ] which will provide additional funds to cover shortfalls in the monthly investment earnings on amounts in the pre-funding account (until such amounts have been used to acquire subsequent contracts) which earnings are expected to be less than the weighted average of the interest payments on the notes and will include amounts necessary to pay the indenture trustee’s fee. In addition to the initial deposit, all investment earnings with respect to the pre-funding account will be deposited into the interest reserve account.

The interest reserve account is not intended to provide any protection against losses on the contracts held by the issuing entity. On the date on which subsequent contracts have been conveyed to the trust and the pre-funding period has terminated, funds remaining in the interest reserve account on such date (other than amounts in respect of carrying charges to be applied on the next payment date) will be released to the depositor.

Ratings

On the closing date, the notes must have received at least the ratings set forth below from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and Moody’s Investors Service, Inc.:

Standard &
	Poor’s	Moody’s

Class A-1	A-1+	Prime-1
Class A-2	AAA	Aaa
Class A-3	AAA	Aaa
Class A-4	AAA	Aaa
Class B	A	A1
Class C	BBB	Baa2

We have been informed by the rating agencies listed above that the respective ratings on the notes will be monitored by the related rating agency, but we cannot assure you that either rating agency will continue monitoring the ratings assigned to the notes. A rating is not a recommendation to buy, sell or hold securities. Ratings on the notes may be lowered, qualified or withdrawn at any time by either of the rating agencies. A rating is based on each rating agency’s independent evaluation of the contracts and the availability of any credit enhancement for the notes. A rating, or a change or a withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, by the other rating agency. See “Ratings of the Notes.”

Servicer Advances

The servicer is obligated to advance each month an amount equal to accrued and unpaid interest on each contract that is 30 days or greater delinquent with respect to the related due period, but only to the extent that the servicer believes that the amount of such advance will be recoverable from collections on such contract. The servicer will be entitled to reimbursement of its outstanding advances on any payment date by means of a first priority withdrawal of certain funds then held in the collection account. See “Description of the Transfer and Servicing Agreements—Servicing—Advances” in the prospectus.

Mandatory Repurchase by the Depositor; Mandatory Purchase by the Servicer

Under the sale and servicing agreement, in the event of a breach of certain representations and warranties made by the depositor which materially and adversely affects the issuing entity’s interest in any contract and which breach has not been cured, the depositor will be obligated to repurchase such contract two business days prior to the first payment date after the last day of the calendar month in which the servicer, the owner trustee, the indenture trustee or the depositor becomes aware of such breach. See “Description of the Transfer and Servicing Agreements—Representations and Warranties Made by the Seller and the Depositor” in the prospectus.

Under the sale and servicing agreement, in the event of a breach of certain servicing obligations relating to the contracts as specified in the sale and servicing agreement which materially and adversely affect the issuing entity’s interest in any contract and which breach has not been cured, the servicer will be obligated to purchase such contract two business days prior to the first payment date after the last day of the calendar month in which the servicer, the owner trustee or the indenture trustee becomes aware of such breach. See “Description of the Transfer and Servicing Agreements—Servicing” in the prospectus.

Servicing Fees and Other Payments to Servicer

The servicer will be entitled to receive a monthly servicing fee equal to 1/12th of 1.00% of the aggregate principal balance of the contracts as of the first day of the prior calendar month (or with respect to the first payment date, the aggregate principal balance of the initial contracts as of the initial cutoff date). The servicer will also be entitled to receive any extension fees or late payment fees paid by obligors. The servicing fees will be paid to the servicer prior to any payments to the noteholders. The servicing fees are paid from funds in the collection account. See “Certain Information Regarding the Notes—Payments and Distributions on the Notes—Servicing Compensation and Reimbursement of Servicer Advances.”

Events of Default	Events of default under the indenture will consist of:

•    a default for five days or more in the payment of interest due on any note of the Controlling Class;

•    failure to pay the unpaid principal amount of any class of notes when due and payable;

•    a default in the observance or performance of any covenant or agreement of the issuing entity (other than those specifically addressed above), which default has a material adverse effect on the noteholders and continues for 30 days after written notice thereof is given to the issuing entity by the indenture trustee or by holders of at least 25% of the aggregate principal amount of the notes or the class or classes of notes described in this prospectus supplement;

•    any representation or warranty made by the issuing entity in the indenture or in any certificate delivered pursuant thereto was incorrect as of the time made, and continues to be incorrect for a period of 30 days after notice thereof is given to the issuing entity by the indenture trustee or by holders of at least 25% of the aggregate principal amount of the notes or the class or classes of notes described in this prospectus supplement; or

•    events of bankruptcy, insolvency, receivership or liquidation of the issuing entity.

If the notes have been declared to be due and payable following an event of default, the indenture trustee may (i) institute proceedings to collect amounts due or foreclose on the issuing entity’s assets; (ii) exercise remedies as a secured party; (iii) sell the trust assets; or (iv) elect to have the issuing entity maintain possession of the trust assets.

See “Description of the Notes and Indenture—The Indenture—Events of Default; Rights Upon Event of Default” in the prospectus.

Priority of Payments	Prior to Acceleration of the Notes:

On each payment date prior to the acceleration of the notes, the issuing entity will apply collections on the contracts received during the prior calendar month, servicer advances, any funds remaining on deposit in the pre-funding account after giving effect to the acquisition of subsequent contracts (but only with respect to a mandatory redemption of the notes as described below) and, with respect to payments of principal and interest on the notes, funds transferred from the reserve fund to make the following payments in the following order of priority:

(1)       Mandatory Redemption - the amount of any mandatory redemption, first, to the Class A-1 noteholders until the aggregate outstanding principal balance of the Class A-1 notes has been paid in full, second, to the Class A-2 noteholders until the aggregate outstanding principal balance of the Class A-2 notes has been paid in full, third, to the Class A-3 noteholders until the aggregate outstanding principal balance of the Class A-3 notes has been paid in full, fourth, to the Class A-4 noteholders until the aggregate outstanding principal balance of the Class A-4 notes has been paid in full, fifth, to the Class B noteholders until the aggregate outstanding principal balance of the Class B notes has been paid in full, and sixth to the Class C noteholders until the aggregate outstanding principal balance of the Class C notes has been paid in full;

(2) Servicer Advances - reimbursement of servicer advances, to the servicer;

(3) Servicing Fee - the servicing fee, to the servicer;

(4) Indenture Trustee Fee - the indenture trustee’s fee, to the indenture trustee;

(5) Class A Interest - interest due on the Class A notes, to the Class A noteholders, pro rata;

(6)       Class A Principal - the First Priority Principal Distributable Amount, first, to the Class A-1 noteholders until the aggregate outstanding principal balance of the Class A-1 notes has been paid in full, second, to the Class A-2 noteholders until the aggregate outstanding principal balance of the Class A-2 notes has been paid in full, third, to the Class A-3 noteholders until the aggregate outstanding principal balance of the Class A-3 notes has been paid in full and, fourth, to the Class A-4 noteholders until the aggregate outstanding principal balance of the Class A-4 notes has been paid in full;

(7) Class B Interest - interest due on the Class B notes, to the Class B noteholders;

(8)       Class A and Class B Principal - the Second Priority Principal Distributable Amount, first, to the Class A-1 noteholders, until the aggregate outstanding principal balance of the Class A-1 notes has been paid in full, second, to the Class A-2 noteholders, until the aggregate outstanding principal balance of the Class A-2 notes has been paid in full, third, to the Class A-3 noteholders, until the aggregate outstanding principal balance of the Class A-3 notes has been paid in full, fourth, to the Class A-4 noteholders, until the aggregate outstanding principal balance of the Class A-4 notes has been paid in full, and fifth, to the Class B noteholders until the aggregate outstanding principal balance of the Class B notes has been paid in full;

(9) Class C Interest - interest due on the Class C notes, to the Class C noteholders;

(10)     Note Principal - the Note Principal Distributable Amount, first, to the Class  A-1 noteholders until the aggregate outstanding principal balance of the Class A-1 notes has been paid in full, second, to the Class A-2 noteholders until the aggregate outstanding principal balance of the Class A-2 notes has been paid in full, third, to the Class A-3 noteholders until the aggregate outstanding principal balance of the Class A-3 notes has been paid in full, fourth, to the Class A-4 noteholders until the aggregate outstanding principal balance of the Class A-4 notes has been paid in full, fifth, to the Class B noteholders until the aggregate outstanding principal balance of the Class B notes has been paid in full, and sixth, to the Class C noteholders until the aggregate outstanding principal balance of the Class C notes has been paid in full;

(11) Reserve Fund - to the reserve fund, the amount, if any, needed to fund the reserve fund to the required amount; and

(12) Residual - any remaining amounts to the depositor as certificateholder under the trust agreement.

See “Certain Information Regarding the  Notes—Payments and Distributions on the Notes” and “Description of the Notes—Principal” for a discussion of the determination of amounts available to pay principal.

After Acceleration of the Notes:

After an event of default due to a breach by the issuing entity of a representation, warranty, material covenant or material agreement in the indenture and acceleration of the notes, amounts available to the noteholders, after payment of the amounts described in clauses (1) - (4) above, will be distributed in the following priority:

first, Class A Interest - interest due on the Class A notes, to the Class A noteholders, pro rata;

second, Class A Principal - the First Priority Principal Distributable Amount, first, to the Class A-1 noteholders, until the aggregate outstanding principal balance of the Class A-1 notes has been paid in full and, second, pro rata, to the Class A-2, Class A-3 and Class A-4 noteholders, until the aggregate outstanding principal balance of the Class A-2, Class A-3 and Class A-4 notes has been paid in full;

third, Class B Interest - interest due on the Class B notes, to the Class B noteholders;

fourth, Class A and Class B Principal - the Second Priority Principal Distributable Amount, first, to the Class A-1 noteholders, until the aggregate outstanding principal balance of the Class A-1 notes has been paid in full, second, pro rata, to the Class A-2, Class A-3 and Class A-4 noteholders, until the aggregate outstanding principal balance of the Class A-2, Class A-3 and Class A-4 notes has been paid in full, and third, to the Class B noteholders until the aggregate outstanding principal balance of the Class B notes has been paid in full;

fifth, Class C Interest - interest due on the Class C notes, to the Class C noteholders;

sixth, Class A Principal - principal on the Class A notes, first, to the Class A-1 noteholders, until the aggregate outstanding principal balance of the Class A-1 notes has been paid in full and, second, pro rata, to the Class A-2, Class A-3 and Class A-4 noteholders, until the aggregate outstanding principal balance of the Class A-2, Class A-3 and Class A-4 notes has been paid in full;

seventh, Class B Principal - principal on the Class B notes, to the Class B noteholders, until the aggregate outstanding principal balance of the Class B notes has been paid in full; and

eighth, Class C Principal - principal on the Class C notes, to the Class C noteholders, until the aggregate outstanding principal balance of the Class C notes has been paid in full.

After an event of default due to a payment default or certain bankruptcy or insolvency events and acceleration of the notes, amounts available to the noteholders, after payment of the amounts described in clauses (1) - (4) above, will be distributed in the following priority:

first, Class A Interest - interest due on the Class A notes, to the Class A noteholders, pro rata;

second, Class A Principal - principal on the Class A notes, first, to the Class A-1 noteholders, until the aggregate outstanding principal balance of the Class A-1 notes has been paid in full and, second, pro rata, to the Class A-2, Class A-3 and Class A-4 noteholders, until the aggregate outstanding principal balance of the Class A-2, Class A-3 and Class A-4 notes has been paid in full;

third, Class B Interest - interest due on the Class B notes, to the Class B noteholders;

fourth, Class B Principal - principal on the Class B notes, to the Class B noteholders, until the aggregate outstanding principal balance of the Class B notes has been paid in full;

fifth, Class C Interest - interest due on the Class C notes, to the Class C noteholders; and

sixth, Class C Principal - principal on the Class C notes, to the Class C noteholders, until the aggregate outstanding principal balance of the Class C notes has been paid in full.

Credit Enhancement

Credit enhancement provides protection for the Class A notes, Class B notes and Class C notes against losses and delays in payment. If the credit enhancement is insufficient to cover all amounts payable on the notes, the losses will be allocated to the notes in reverse order of their payment priority with the Class C notes bearing losses before the Class B notes and the Class B notes bearing losses before the Class A notes.

The credit enhancement for the notes is as follows:

Class A notes:    •   subordination of the Class B notes and Class C notes

•   reserve fund

•   excess spread, which is generally interest collections on the contracts in excess of the amounts required to be paid on the notes and fees and expenses of the issuing entity

Class B notes: • subordination of the Class C notes • reserve fund • excess spread
Class C notes: • reserve fund • excess spread

See “Certain Information Regarding the Notes—The Accounts—The Reserve Fund” in this prospectus supplement and “Information Regarding the Notes—Credit and Cash Flow Enhancement ” in the accompanying prospectus.

Tax Status

Winston & Strawn LLP, as federal tax counsel to the issuing entity, will deliver its opinion that the notes will be characterized as debt for federal income tax purposes, and the issuing entity will not be characterized as an association (or publicly traded partnership) taxable as a corporation. The purpose of obtaining the opinion of tax counsel is to provide investors with greater assurance that the notes will be characterized as debt for federal income tax purposes and that the issuing entity will not be subject to federal income tax at the entity level. However, an opinion of tax counsel is not binding on the Internal Revenue Service and there is no assurance that the Internal Revenue Service will not disagree with the opinion of federal tax counsel. By purchasing a note, you agree to treat your note as debt for federal, state and local income tax purposes. Payments received by you will generally be treated as either interest or principal and you will not be considered an owner of an equity interest in the issuing entity.

The discussion under the heading “Tax Status” is for general information only and may not address all tax considerations that may be significant to you. The discussion was written on the understanding that it may be used in promoting, marketing, and recommending the transactions discussed herein. The discussion was not written and is not intended to be used by any person, and cannot be used by any person, for purposes of avoiding penalties under the Internal Revenue Code of 1986, as amended. Each prospective investor should consult an independent tax advisor as to the tax consequences of the transaction based on the investor’s particular circumstances.

The foregoing is a very general summary of material federal income tax matters. These general statements are subject to the qualifications, clarifications, assumptions and expanded discussion set forth in the accompanying prospectus and in this prospectus supplement under the heading “Material Federal Income Tax Consequences.”

ERISA Considerations

The notes are generally eligible for purchase by employee benefit plans and individual retirement accounts and similar arrangements, and by persons investing on behalf of or with plan assets of such plans, accounts and arrangements, subject to those considerations and exceptions discussed under “ERISA Considerations” in the accompanying prospectus and in this prospectus supplement.

You should refer to “ERISA Considerations” in the accompanying prospectus and in this prospectus supplement.If you are a benefit plan fiduciary considering a purchase of the notes you should, among other things, consult with your counsel in determining whether all required conditions have been satisfied.

Eligibility for Purchase by Money Market Funds

The Class A-1 notes will be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. A money market fund is encouraged to consult its legal advisers regarding the eligibility of such notes under Rule 2a-7 and whether an investment in the Class A-1 notes satisfies the fund’s investment policies and objectives.

Marketing Address and Telephone Numbers of Principal Executive Offices

The mailing address of the seller is 150 South Wacker Drive, Suite 3100, Chicago, Illinois 60606, telephone (312) 368-9501. The mailing address of the depositor is 3850 Arrowhead Drive, Carson City, Nevada 89706, telephone (775) 886-3000. The principal office of the issuing entity is in care of Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, telephone (302) 651-1000.

Risk Factors

The following risk factors and the risk factors in the accompanying prospectus describe the principal risk factors relating to an investment in the notes.

You should carefully consider the following risks before you invest in the notes.  You should also carefully consider the risk factors beginning on page 9 of the accompanying prospectus.

The payment priorities increase the risk of loss or delay in payment to certain classes of notes

The issuing entity will pay interest on the Class A notes prior to paying interest on the Class B notes and Class C notes, and in some circumstances, the issuing entity will pay principal on the Class A notes prior to paying interest on the Class B notes and the Class C notes.  The issuing entity will pay interest on the Class B notes prior to paying interest on Class C notes, and in some circumstances, the issuing entity will pay principal on the Class A notes and Class B notes prior to paying interest on the Class C notes.  Unless the notes have been accelerated following an event of default, the issuing entity will pay principal on the classes of Class A notes in numerical order until each class of Class A notes has been paid in full.  In all cases, the issuing entity will pay principal on all classes of Class A notes before paying principal on the Class B notes and Class C notes and will pay principal on the Class B notes before paying principal on the Class C notes.  If the notes have been accelerated following an event of default, the issuing entity will not pay principal on the Class A-2 notes, Class A-3 notes and Class A-4 notes in numerical order; instead, the issuing entity will pay principal to the Class A-2 notes, Class A-3 notes and Class A-4  notes, pro rata, based on their outstanding principal balances, after the Class A-1 notes are paid in full.  The subordination of certain classes of notes means that the subordinated class is more likely to suffer the consequences of delinquent payments and defaults on the contracts than the classes having prior payment rights.  See “Certain Information Regarding the Notes—Payments and Distributions on the Notes”in this prospectus supplement.

Moreover, the notes could lose the credit enhancement provided by subordination and the reserve fund if delinquencies and defaults on contracts increase and the collections on contracts and amounts in the reserve fund are insufficient to pay the notes.

Adverse events in states with substantial concentrations of obligors may cause increased defaults and delinquencies

If adverse events or economic conditions were particularly severe in one or more states where there is a substantial concentration of obligors, the amount of delinquent payments and defaults on the contracts may increase.  As a result, the overall timing and amount of collections on the contracts may differ from what you expect, and you may experience delays or reductions in payments.

The following are the approximate percentages of the aggregate principal balance of the initial contracts as of the initial cutoff date whose obligors are located in the following states:

•      13.51% in Texas,

•      12.81% in Florida, and

•      10.20% in California.

The remaining states accounted for approximately 63.48% of the aggregate principal balance of the initial contracts as of the initial cutoff date, and none of these remaining states accounted for more than 5.00% of the aggregate principal balance of the initial contracts as of the initial cutoff date.  For a discussion of the breakdown of the initial contracts by state, see “The Contracts” in this prospectus supplement.

Regional factors, including earthquakes, floods, hurricanes, unemployment, changes in governmental rules or fiscal policies or terrorist acts, may increase the delinquency or loss experience of the contracts.  For example, obligors located in California are more likely to be affected by certain hazards (such as earthquakes or widespread fires) than obligors located in other parts of the country, and the occurrence of a natural disaster in California may increase the delinquency or loan loss experience of the contracts related to obligors located in California.  In addition, obligors located in coastal states are more likely to be affected by hurricanes than obligors located in other parts of the country.  Hurricanes, such as Hurricane Katrina and Hurricane Rita, can cause extensive and catastrophic physical damage in and to coastal and inland areas, including uninsured damage to motorcycles.  The damage caused by a hurricane, and the national, regional and local economic and other effects of that damage, may increase the delinquency or loan loss experience of the contracts related to the affected obligors.  A substantial downturn in the financial services industry, which is highly concentrated in the states of New York and New Jersey, or in the oil and gas industry, which is concentrated in the state of Texas, could reduce the income of obligors in those states and ultimately reduce the related obligors’ ability to make timely payments on their contracts.  In addition, the following economic conditions may affect payments:

•      unemployment,

•      interest rates,

•      inflation rates, and

•      consumer perceptions of the economy.

Future delinquency and loss experience of the contracts may vary substantially from the servicer’s historical experience

Presented in this prospectus supplement is historical delinquency and loss experience and other information for the portfolio of contracts originated directly or indirectly by the seller and serviced by the servicer consisting primarily of contracts relating to the retail purchase of new or used motorcycles purchased in the United States (including U.S. Territories) and manufactured by Harley-Davidson, Buell and other manufacturers as well as pools of similar contracts previously securitized by the sponsor.  However, the actual delinquency and loss experience and other information for the contracts transferred to the issuing entity could be substantially worse.  For example, the improved availability of new Harley-Davidson-branded motorcycles in the marketplace and the extensive new 2007 model year launch of Harley-Davidson-branded motorcycles in July 2006 combined with a relatively small price increase have caused downward pressure on recovery values of used and repossessed Harley-Davidson-branded motorcycles, which has led to increased losses on the portfolio of contracts that the seller owns or services.  In addition, among other things, including those discussed in other risk factors, if there are adverse circumstances that involve a material decline in values of Harley-Davidson-branded motorcycles, those circumstances or any related decline in resale values for Harley-Davidson-branded motorcycles could contribute to increased delinquencies or defaults on the contracts and reduced recoveries.  As a result, you may not receive interest and principal payments on your notes in the amounts and at the times you expect and the issuing entity may not have sufficient funds to pay all of the classes of notes in full.

Potential losses on the notes may be higher for contracts originated under certain incentive financing programs

From time to time, certain contracts may contain incentive financing terms offered by Eaglemark Savings Bank or the seller.  Such incentive financing terms may increase the risk of potential losses on such contracts.  For example, a contract may have been originated without requiring the obligor to make a down payment on the purchase price of the motorcycle.  As a result, the principal balance of such contract will be higher than would have been the case had the obligor made a down payment on the purchase price of the motorcycle.  Accordingly, the principal balance of the related contract relative to the value of the motorcycle will be greater than would have been the case had the obligor made a down payment.  In addition, an obligor who has not paid any of his or her own funds for the purchase of a motorcycle may be more likely to default for that reason.  The severity and frequency of losses on such contracts may be higher than the severity and frequency of losses on contracts in which the obligor made a down payment on the purchase price of the motorcycle.

In addition, a contract may provide that the first payment is deferred for a specified period.  The deferral period for the first payment may be up to 210 days.  See “The Contracts—Characteristics of the Contracts”in this prospectus supplement.  The obligor on a contract with a deferred first payment will be entitled to use the motorcycle during the deferral period.  Accordingly, the value of the motorcycle may be reduced during the deferral period without any reduction of the principal balance of the related contract.  Further, on the date on which the first payment is due on a contract with a deferred first payment, the principal balance of the related contract relative to the value of the motorcycle will be greater than would have been the case had the first payment on the contract not been deferred.  The severity of any loss on a contract with a deferred first payment will depend, in part, on the length of the deferral period, and the severity of losses on such contracts may be higher than the severity of losses on contracts without a deferred first payment.

Prepayments, potential losses and change in the order of priority of payments may occur following acceleration of the notes

If the maturity dates of the notes are accelerated following an event of default resulting from a payment default or the insolvency of the issuing entity, the issuing entity will make no further distributions in respect of the Class B notes or Class C notes until the Class A notes are paid in full and no distributions in respect of the Class C notes until the Class B notes are paid in full.

If the maturity dates of the notes are accelerated following an event of default, the indenture trustee under certain circumstances may sell the trust assets.  In any such event, the proceeds from the sale of the trust assets may not be sufficient to pay all of the notes in full.

In addition, if the maturity dates of the notes are accelerated following an event of default due to a payment default and the indenture trustee determines that the trust assets will not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the maturity dates of the notes had not been accelerated, the indenture trustee may sell the trust assets for an amount less than the aggregate outstanding principal balance of the notes with the consent of the holders of a majority of the outstanding principal balance of the Controlling Class.  In such event, the proceeds from the sale of the trust assets may not be sufficient to pay all of the notes in full.

If you receive your principal earlier than expected, you may not be able to reinvest that amount at a rate of return that is equal to or greater than the rate of return on your notes.

The notes may not be suitable investments for all investors

The notes may not be a suitable investment for any investor that requires a regular or predictable schedule of principal payments.  We suggest that only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of an investment and the interaction of these factors consider purchasing the notes.

Because the notes are in book-entry form, your rights can only be exercised indirectly

Because the notes will be issued in book-entry form, you will be required to hold your interest in the notes through The Depository Trust Company in the United States, or Clearstream, Luxembourg, or the Euroclear System in Europe. Transfers of interests in the notes must therefore be made in accordance with the usual rules and operating procedures of those systems.  So long as the notes are in book-entry form, you will not be entitled to receive a physical note representing your interest.  The notes will remain in book-entry form except in the limited circumstances described under the caption “Information Regarding the Notes—Book-Entry Registration” in the accompanying prospectus.  Unless and until the notes in this prospectus supplement cease to be held in book-entry form, the indenture trustee will not recognize you as a “noteholder,” as such term is used in the indenture.  As a result, you will only be able to exercise the rights of noteholders indirectly through DTC, if in the United States, and its participating organizations, or Clearstream and Euroclear, in Europe, and their participating organizations. Holding the notes in book-entry form could also limit your ability to pledge your notes to persons or entities that do not participate in DTC, Clearstream or Euroclear and to take other actions that require a physical note.

Interest and principal on the notes will be paid by the issuing entity to DTC as the holder of record of the notes while they are held in book-entry form.  DTC will credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to noteholders either directly or indirectly through indirect participants.  This process may delay your receipt of principal and interest payments from the issuing entity.

The holders of the subordinated classes of notes will have limited control with respect to certain issuing entity actions which could conflict with the interests of the holders of the senior classes of notes

Because the issuing entity has pledged the property of the issuing entity to the indenture trustee to secure payment on the notes, the indenture trustee, acting at the direction of the holders of a specified percentage of the outstanding principal amount of the Controlling Class, has the power to direct the issuing entity to take certain actions in connection with the property of the issuing entity.  Furthermore, the holders of a majority of the outstanding principal amount of the Controlling Class, or the indenture trustee acting on behalf of the holders of the Controlling Class, under certain circumstances, has the right to terminate the servicer as the servicer of the contracts without consideration of the effect such termination would have on the holders of any other class of notes.  In addition, the holders of a majority of the outstanding principal amount of the Controlling Class will have the right to waive certain events of default with respect to the servicer, without consideration of the effect such waiver would have on the holders of any other class of notes.  The Controlling Class will be the Class A notes until they are paid in full.  If the Class A Notes are paid in full but the Class B notes are outstanding, the Controlling Class will be the Class B notes.  The Class C notes will be the Controlling Class after the Class A notes and the Class B notes are paid in full.  See “Description of the Transfer and Servicing Agreements—Servicing—Servicer Default” and “—Rights Upon Servicer Default” in the prospectus and “Description of the Notes—Voting Rights” in this prospectus supplement.

Characteristics of the pool of contracts may change due to pre-funding

There will be no required characteristics of the contracts transferred to the issuing entity during the pre-funding period, except for the criteria described in “The Contracts” in this prospectus supplement.  Additional contracts may be originated at a later date using credit criteria different from those that were applied to the initial contracts and may be of a different credit quality and seasoning.  In addition, following the transfer of subsequent contracts to the issuing entity, the characteristics of the entire pool of contracts, including the composition of the contracts, the distribution by contract rate, payment frequency, average maturity, current contract value and geographic distribution, may vary from those of the initial contracts.  Since the weighted average life of the notes will be influenced by the rate at which the principal balances of the contracts are paid, some of these variations will affect the weighted average life of the notes.  However, the requirements set forth in “The Contracts” in this prospectus supplement are intended to minimize the effect of the addition of subsequent contracts on increasing the weighted average life of the notes.

Prepayments of principal on the notes could result from pre-funding

If the principal amount of eligible contracts purchased or originated by the seller indirectly through Harley-Davidson® motorcycle dealers, Buell® motorcycle dealers or

Eaglemark Savings Bank during the pre-funding period, plus other pre-existing eligible contracts, is less than the amount deposited in the issuing entity’s pre-funding account, we will not have sufficient contracts to sell to the issuing entity during the pre-funding period.  This would result in a prepayment of principal in an aggregate amount equal to the amount remaining in the pre-funding account at the end of the pre-funding period, and that amount will be allocated to the notes in the order specified under “Description of the Notes—Principal” in this prospectus supplement.  Any prepayment will shorten the weighted average life of the affected notes.  The amount of the notes that will be prepaid is not known at this time, but the greater the prepayment, the shorter the weighted average life of the notes.

The Issuing Entity

General

Harley-Davidson Motorcycle Trust 2007-1 is a statutory trust formed under the laws of the State of Delaware pursuant to a trust agreement between the depositor and the owner trustee for the transactions described herein.  After its formation, the issuing entity will engage in only a limited set of activities.  The issuing entity’s activities are limited to:

•                  acquiring, holding and managing the contracts and the other assets of the issuing entity and proceeds therefrom;

•                  issuing the notes and the certificate;

•                  making payments on the notes and the certificate; and

•                  engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing purposes or that are incidental to or connected with the foregoing purposes.

Under a transfer and sale agreement between the seller and the depositor, the seller will sell all of the contracts and the related property to the depositor.

Under a sale and servicing agreement among the issuing entity, the depositor, the servicer and the indenture trustee, the depositor will transfer all of the contracts and related property to the issuing entity.

The property of the issuing entity will consist of:

•                  the contracts and the right to receive all scheduled payments and prepayments received on the contracts after the applicable cutoff date, but excluding any scheduled payments due after, but received on or prior to, the applicable cutoff date;

•                  security interests in the financed motorcycles securing the contracts and any related property;

•                  rights with respect to any repossessed financed motorcycles;

•                  the rights to proceeds from claims on theft, physical damage, credit life and disability insurance policies and debt cancellation agreements covering the financed motorcycles or the obligors;

•                  certain rebates of premiums and other amounts relating to insurance policies, extended service contracts or other repair agreements and other items financed under the contracts;

•                  the depositor’s rights against the seller under the transfer and sale agreement pursuant to which the seller sold the contracts to the depositor;

•                  the right to receive payments from the depositor for the repurchase of contracts which do not meet specified representations and warranties made by the depositor in the sale and servicing agreement;

•                  the right to receive payments from the servicer for the purchase of contracts upon a breach of its servicing obligations relating to such contracts as specified in the sale and servicing agreement;

•                  the issuing entity’s rights against the servicer under the sale and servicing agreement;

•                  amounts held in the collection account, the note distribution account, the pre-funding account, the interest reserve account and the reserve fund to be established and maintained under the sale and servicing agreement; and

•                  all proceeds of the foregoing.

The issuing entity will issue a certificate to the depositor representing the entire beneficial ownership interest in the issuing entity.  The certificate will at all times be owned by the depositor or other single person.  The fiscal year end of the issuing entity is December 31.

The issuing entity’s principal offices will be in Wilmington, Delaware, in care of Wilmington Trust Company, as owner trustee, at the address listed below under “The Owner Trustee and the Indenture Trustee.”

Capitalization

In addition to the notes, the issuing entity will issue a certificate having no principal balance.  The certificate is not being offered by this prospectus supplement and the accompanying prospectus.  The holder of the certificate will be entitled to receive certain distributions of excess cash flow and releases from the reserve fund from time to time as set forth under “Certain Information Regarding the Notes—Payments and Distributions on the Notes.”  Initially, the certificate will be retained by the depositor.

On or prior to the closing date, the depositor will make an equity contribution to the issuing entity in the amount of $1,000.  The following table illustrates the capitalization of the issuing entity as of the closing date:

Class A-1 notes	$141,000,000
Class A-2 notes	$290,000,000
Class A-3 notes	$158,000,000
Class A-4 notes	$143,000,000
Class B notes	$48,000,000
Class C notes	$20,000,000
Certificate	$0
Cash	$1,000
Total	$800,001,000

The Seller, Servicer and Sponsor

Harley-Davidson Credit Corp. is the sponsor of the transaction and will act as seller and servicer of the contracts and will receive reimbursement of servicer advances and payment of a servicing fee from available collections prior to any payments to the noteholders.

The sponsor began its asset-backed securities program and securitizing motorcycle contracts in 1994 and, to date, has securitized only contracts relating to the retail purchase of new and used motorcycles manufactured by Harley-Davidson, Buell or other manufacturers.  Since the inception of its program through the end of December 31, 2005, the sponsor has securitized approximately $10.9 billion of motorcycle contracts.  The sponsor has been servicing motorcycle contracts since 1993.  As of December 31, 2005, the servicer serviced a portfolio of 366,822retail contracts (both motorcycle contracts and other contracts including, but not limited to, aircraft and marine contracts) with an aggregate outstanding balance of $4.6 billion.

Information regarding the seller, servicer and the sponsor is set forth under the caption “The Seller, Servicer and Sponsor” in the accompanying prospectus.

The Depositor

Harley-Davidson Customer Funding Corp. will act as depositor.  Information regarding the depositor is set forth under the caption “The Depositor” in the accompanying prospectus.

The Owner Trustee and the Indenture Trustee

Wilmington Trust Company will be the owner trustee under the trust agreement.  Wilmington Trust Company is a Delaware banking corporation with trust powers incorporated in 1903.  Wilmington Trust Company has served as owner trustee in several asset-backed securities transactions involving motorcycle receivables.  Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business.  Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

The Bank of New York Trust Company, N.A. will be the indenture trustee under the indenture.  The indenture trustee is a national banking association and its principal offices are located at 700 South Flower Street, Suite 500, Los Angeles, California 90017.  The Bank of New

York Trust Company, N.A. has and currently is serving as indenture trustee for numerous securitization transactions and programs involving pools of assets similar to the contracts.  The seller, servicer, sponsor, depositor and their affiliates may in the future engage in commercial banking transactions with the indenture trustee and its affiliates in the ordinary course of their respective business.

The servicer will separately pay the fees of the owner trustee in connection with its duties under the trust agreement.  The indenture trustee’s fees will be paid by the issuing entity from Available Amounts prior to any payments to the noteholders.  Each of the owner trustee and the indenture trustee will also be entitled to indemnification by the depositor for, and will be held harmless against, any loss, liability, fee, disbursement or expense incurred by it not resulting from its own willful misfeasance, bad faith or negligence.  The depositor will also indemnify the owner trustee and the indenture trustee for specified taxes that may be asserted in connection with the transaction.

The Indenture and the Administration Agreement

Under an indenture between the issuing entity and the indenture trustee, the issuing entity will pledge the trust assets to the indenture trustee to secure the payment of the notes.

Under an administration agreement among the issuing entity, the indenture trustee, the depositor and Harley-Davidson Credit Corp., as administrator, the administrator will agree to perform certain of the issuing entity’s administrative functions under the indenture and certain of the owner trustee’s administrative functions under the trust agreement.

Use of Proceeds

The issuing entity will use the net proceeds received from the sale of the notes (i) for the purchase of the initial contracts and related assets from the depositor and (ii) for the funding of the pre-funding account.  The depositor will use the net proceeds from the issuing entity’s purchase of the initial contracts, as well as subsequent contracts, for the purchase of the initial contracts and any subsequent contracts from the seller and to fund the reserve fund and interest reserve account.  The seller will use the net proceeds from the depositor’s purchase of the initial contracts, as well as subsequent contracts, to fund a new portfolio of conditional sales contracts and promissory notes and security agreements.

The Contracts

The issuing entity will own a pool of conditional sales contracts and promissory notes and security agreements secured by new and used motorcycles.

Criteria for Selecting the Contracts

The contracts have been (or will be, in the case of subsequent contracts) selected by the seller from the seller’s portfolio of contracts using several criteria, some of which are set forth in the prospectus under “The Seller, Servicer and Sponsor—Criteria for Selecting the Contracts”.  The contracts were originated indirectly by the seller primarily through Eaglemark Savings Bank and, to a limited extent, through Harley-Davidson® motorcycle dealers, and subsequently acquired by the depositor from the seller in the ordinary course of the depositor’s business.  The selection criteria include the requirement that each contract:

•                  is a fixed-rate simple interest conditional sales contract or promissory note and security agreement relating to the retail purchase of a motorcycle;

•                  was originated in the United States and is payable in U.S. dollars;

•                  is secured by a new or used motorcycle manufactured by one or more subsidiaries of Harley-Davidson, Inc. (including Buell Motorcycle Company, LLC) or certain other motorcycle manufacturers;

•                  has a contract interest rate of not less than 3.989%;

•                  was less than 30 days delinquent as of the initial cutoff date;

•                  will amortize the amount financed over an original term (which is the actual number of payment cycles over the life of the contract) no greater than 84 months; and

•                  has a current principal balance of at least $533.20.

The contracts were (or will be) selected from the seller’s portfolio of conditional sales contracts and promissory notes and security agreements for new and used motorcycles, in each case meeting the criteria described above.  No selection procedures believed to be adverse to the noteholders were (or will be) utilized in selecting the contracts from qualifying conditional sales contracts and promissory notes and security agreements.  No expenses incurred in connection with the selection and acquisition of the contracts are payable from the proceeds of the issuance of the notes.

Characteristics of the Contracts

The contracts have or will have the following characteristics:

•                  the last scheduled payment of each initial contract is due no later than June 2014, and with respect to the contracts as a whole (including any subsequent contracts conveyed to the issuing entity after the closing date), the last scheduled payment will be due no later than September 2014;

•                  approximately 95.86% of the aggregate principal balance of the initial contracts has made at least one payment by the initial cutoff date or has a first scheduled payment date no later than January 2007.  The remaining initial contracts, representing approximately 4.14% of the aggregate principal balance of the initial contracts, have a first scheduled payment date no later than February 2007;

•                  approximately 77.89% of the aggregate principal balance of the initial contracts as of the initial cutoff date is attributable to loans to purchase motorcycles which were new,

and approximately 22.11% is attributable to loans to purchase motorcycles which were used at the time the related contract was originated;

•                  approximately 98.98% of the aggregate principal balance of the initial contracts as of the initial cutoff date is attributable to loans to purchase motorcycles manufactured by Harley-Davidson or Buell, and approximately 1.02% of the aggregate principal balance of the initial contracts as of the initial cutoff date is attributable to loans to purchase motorcycles not manufactured by Harley-Davidson or Buell;

•                  all initial contracts have a contract interest rate of at least 3.989% per annum and not more than 24.517% per annum, and the weighted average contract interest rate of the initial contracts as of the initial cutoff date is approximately 12.163% per annum (see Table 1 below);

•                  the initial contracts have remaining terms as of the initial cutoff date of at least 3 months but not more than 84 months and original terms of at least 12 months but not more than 84 months;

•                  the initial contracts have a weighted average term to scheduled maturity as of the initial cutoff date of approximately 70 months, and a weighted average term to scheduled maturity as of origination of approximately 76 months (see Tables 2 and 3 below);

•                  the average principal balance per initial contract as of the initial cutoff date was approximately $13,800.54, and the principal balances on the initial contracts as of the initial cutoff date ranged from $533.20 to $53,905.02 (see Table 4 below);

•                  the contracts arise (or will arise) from loans to obligors located in the 50 states of the United States, the District of Columbia, the U.S. Territories and military bases, and with respect to the initial contracts, constitute the following approximate amounts expressed as a percentage of the aggregate principal balance of the initial contracts as of the initial cutoff date: 13.51% in Texas,12.81% in Florida and 10.20% in California (see Table 5 below).  No other geographic location represented more than 5.00% of the aggregate principal balance of the initial contracts as of the initial cutoff date; and

•                  the weighted average FICO® score of obligors of the initial contracts as of the date of origination was approximately 690, and the FICO® scores of obligors of the initial contracts as of the date of origination ranged from 407 to 843 (see Table 6 below).

Certain contracts were originated under one of the following incentive financing programs offered by Eaglemark Savings Bank or the seller in connection with the retail purchase of new or used Harley-Davidson® motorcycles or Buell® motorcycles:

•                  deferred first payment, in which the first payment on a contract is deferred for a period of up to 210 days and no interest accrues under such contract for a period up to 180 days;

•                  no down payment; and

•                  no down payment and deferred first payment (as described above).

Contracts originated under a no down payment financing program constituted approximately 18.21% of the aggregate principal balance of the initial contracts as of the initial cutoff date (which may include a no down payment offer in conjunction with another incentive financing program).  No other incentive financing program represented more than 0.25% of the aggregate principal balance of the initial contracts as of the initial cutoff date.

The following tables describe the following characteristics of the initial contracts as of the initial cutoff date or date of origination, as applicable:  the distribution by contract interest rate, the distribution by remaining term to maturity, the distribution by original term to maturity, the distribution by current balance, the geographic distribution and the distribution by FICO® score.  Except for certain criteria described above, there will be no required characteristics of the subsequent contracts.  Therefore, following the transfer of the subsequent contracts to the issuing entity, the aggregate characteristics of the entire pool of the contracts may vary from those of the initial contracts as of the initial cutoff date.  To the extent required by the rules and regulations of the Securities and Exchange Commission, following the end of the pre-funding period, the issuing entity will file a report on Form 10-D containing information comparable to the information contained in the following tables regarding the aggregate characteristics of all of the contracts held by the issuing entity, after the addition of all subsequent contracts.

TABLE 1

DISTRIBUTION BY CONTRACT INTEREST RATE OF THE INITIAL CONTRACTS

(AS OF THE INITIAL CUTOFF DATE)

rate	number of contracts	percent of number of contracts (1)	TOTAL OUTSTANDING PRINCIPAL BALANCE	PERCENT OF POOL BALANCE (1)
3.989% -4.000%	46	0.12%	$653,092.70	0.12%
4.001% -5.000%	8	0.02	116,781.18	0.02
5.001% -6.000%	940	2.37	12,295,437.66	2.25
6.001% -7.000%	1,252	3.16	15,805,608.22	2.89
7.001% -8.000%	2,965	7.47	37,908,266.92	6.92
8.001% -9.000%	4,232	10.67	55,677,037.80	10.17
9.001% -10.000%	4,943	12.46	68,348,247.60	12.48
10.001% -11.000%	4,581	11.55	64,960,277.09	11.87
11.001% -12.000%	3,860	9.73	57,092,620.86	10.43
12.001% -13.000%	3,721	9.38	53,134,701.79	9.71
13.001% -14.000%	2,387	6.02	32,450,896.41	5.93
14.001% -15.000%	2,723	6.86	40,380,432.56	7.38
15.001% -16.000%	2,121	5.35	30,774,238.77	5.62
16.001% -17.000%	1,082	2.73	14,182,977.26	2.59
17.001% -18.000%	1,193	3.01	15,123,312.65	2.76
18.001% -19.000%	1,042	2.63	14,549,888.89	2.66
19.001% -20.000%	142	0.36	817,025.34	0.15
20.001% -21.000%	134	0.34	944,839.09	0.17
21.001% -22.000%	477	1.20	6,418,823.61	1.17
22.001% -23.000%	1,818	4.58	25,816,443.06	4.72
23.001% - 24.000%	3	0.01	22,031.76	0.00
24.001% - 24.517%	1	0.00	8,229.15	0.00

totals:	39,671	100.00%	$547,481,210.37	100.00%

(1)                                  Percentages may not add to 100.00% because of rounding.

TABLE 2

DISTRIBUTION BY REMAINING TERM TO MATURITY

OF THE INITIAL CONTRACTS

(AS OF THE INITIAL CUTOFF DATE)

remaining term (months)	number of contracts	percent of number of contracts (1)	total outstanding principal balance	percent of pool balance (1)
1 – 12	723	1.82%	$1,635,017.24	0.30%
13 – 24	3,453	8.70	14,840,300.10	2.71
25 – 36	3,587	9.04	26,931,709.40	4.92
37 – 48	963	2.43	9,984,458.07	1.82
49 – 60	5,882	14.83	82,269,133.04	15.03
61 – 72	11,090	27.95	137,216,490.10	25.06
73 – 84	13,973	35.22	274,604,102.42	50.16

totals:	39,671	100.00%	$547,481,210.37	100.00%

(1)           Percentages may not add to 100.00% because of rounding.

TABLE 3

DISTRIBUTION BY ORIGINAL TERM TO MATURITY

OF THE INITIAL CONTRACTS

(AS OF THE INITIAL CUTOFF DATE)

original term (months)	number of contracts	percent of number of contracts (1)	total outstanding principal balance	percent of pool balance (1)
1 - 12	11	0.03%	$83,253.59	0.02%
13 - 24	209	0.53	1,509,615.85	0.28
25 - 36	491	1.24	4,477,183.76	0.82
37 - 48	833	2.10	8,630,832.38	1.58
49 - 60	6,018	15.17	82,587,159.27	15.08
61 - 72	14,031	35.37	146,464,765.61	26.75
73 - 84	18,078	45.57	303,728,399.91	55.48

totals:	39,671	100.00%	$547,481,210.37	100.00%

(1)           Percentages may not add to 100.00% because of rounding.

TABLE 4

DISTRIBUTION BY CURRENT BALANCE OF THE INITIAL CONTRACTS

(AS OF THE INITIAL CUTOFF DATE)

current balance	number of contracts	percent of number of contracts (1)	total outstanding principal balance	percent of pool balance (1)
$ 533.20 - 5,000.00	4,190	10.56%	$13,666,024.60	2.50%
5,000.01 - 10,000.00	9,427	23.76	71,623,447.83	13.08
10,000.01 - 15,000.00	8,879	22.38	111,098,088.39	20.29
15,000.01 - 20,000.00	9,359	23.59	163,624,881.22	29.89
20,000.01 - 25,000.00	5,603	14.12	123,668,663.69	22.59
25,000.01 - 30,000.00	1,635	4.12	44,087,967.64	8.05
30,000.01 - 35,000.00	407	1.03	13,025,768.60	2.38
35,000.01 - 40,000.00	122	0.31	4,508,675.22	0.82
40,000.01 - 45,000.00	32	0.08	1,349,654.02	0.25
45,000.01 - 50,000.00	12	0.03	565,878.93	0.10
50,000.01 - 53,905.02	5	0.01	262,160.23	0.05

totals:	39,671	100.00%	$547,481,210.37	100.00%

(1)           Percentages may not add to 100.00% because of rounding.

TABLE 5

GEOGRAPHIC DISTRIBUTION OF THE INITIAL CONTRACTS

(AS OF THE INITIAL CUTOFF DATE)

State (1)	number of contracts	percent of number of contracts (2)	total outstanding principal balance	percent of pool balance (2)
ALABAMA	768	1.94%	$11,707,383.19	2.14%
ALASKA	83	0.21	1,113,971.62	0.20
ARIZONA	1,323	3.33	21,480,843.85	3.92
ARKANSAS	344	0.87	4,687,140.98	0.86
CALIFORNIA	3,736	9.42	55,836,410.46	10.20
COLORADO	589	1.48	8,030,336.42	1.47
CONNECTICUT	370	0.93	4,265,399.86	0.78
DELAWARE	202	0.51	2,471,370.28	0.45
DISTRICT OF COLUMBIA	10	0.03	148,575.40	0.03
FLORIDA	4,708	11.87	70,119,735.60	12.81
GEORGIA	1,276	3.22	17,194,044.05	3.14
HAWAII	176	0.44	2,440,751.20	0.45
IDAHO	167	0.42	2,284,923.96	0.42
ILLINOIS	1,014	2.56	12,880,236.30	2.35
INDIANA	662	1.67	8,101,213.51	1.48
IOWA	368	0.93	4,726,585.30	0.86
KANSAS	386	0.97	5,240,305.15	0.96
KENTUCKY	442	1.11	5,905,569.12	1.08
LOUISIANA	812	2.05	12,544,642.29	2.29
MAINE	158	0.40	2,108,518.78	0.39
MARYLAND	703	1.77	9,267,186.16	1.69
MASSACHUSETTS	344	0.87	3,542,860.08	0.65
MICHIGAN	536	1.35	5,611,949.29	1.03
MINNESOTA	436	1.10	5,137,057.12	0.94
MISSISSIPPI	248	0.63	3,980,782.47	0.73
MISSOURI	712	1.79	9,677,377.86	1.77
MONTANA	132	0.33	1,800,902.78	0.33
NEBRASKA	241	0.61	2,948,831.98	0.54
NEVADA	493	1.24	7,150,976.68	1.31
NEW HAMPSHIRE	221	0.56	2,544,076.15	0.46
NEW JERSEY	865	2.18	10,273,757.92	1.88
NEW MEXICO	550	1.39	7,673,553.90	1.40
NEW YORK	1,056	2.66	11,894,516.32	2.17
NORTH CAROLINA	1,717	4.33	22,924,305.52	4.19
NORTH DAKOTA	43	0.11	510,642.93	0.09
OHIO	1,541	3.88	18,675,439.95	3.41
OKLAHOMA	556	1.40	8,409,035.74	1.54
OREGON	372	0.94	4,753,445.14	0.87
PENNSYLVANIA	1,534	3.87	16,944,218.38	3.09
RHODE ISLAND	79	0.20	1,002,888.99	0.18
SOUTH CAROLINA	625	1.58	8,464,489.66	1.55
SOUTH DAKOTA	80	0.20	871,528.93	0.16
TENNESSEE	1,118	2.82	15,539,031.29	2.84
TEXAS	4,875	12.29	73,966,835.65	13.51

State (1)	number of contracts	percent of number of contracts (2)	total outstanding principal balance	percent of pool balance (2)
UTAH	151	0.38%	$2,107,933.00	0.39%
VERMONT	56	0.14	584,607.50	0.11
VIRGINIA	982	2.48	13,468,471.98	2.46
WASHINGTON	747	1.88	10,853,588.22	1.98
WEST VIRGINIA	404	1.02	5,465,701.56	1.00
WISCONSIN	374	0.94	4,309,861.85	0.79
WYOMING	114	0.29	1,570,355.94	0.29
OTHER (3)	172	0.43	2,267,042.11	0.41

totals:	39,671	100.00%	$547,481,210.37	100.00%

(1)           Based on billing addresses of obligors as of the initial cutoff date.

(2)           Percentages may not add to 100.00% because of rounding.

(3)           Includes U.S. Territories and military bases.

The seller’s credit underwriting analysis includes an evaluation of an applicant’s FICO®* score.  Eaglemark Savings Bank, the motorcycle dealer or the seller obtains, to the extent available, a FICO® score for an applicant at the time the credit application is submitted.  A FICO® score is a widely used industry measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk.  FICO® scores are based on independent third party information, the accuracy of which cannot be verified.  Data from an independent credit reporting agency, such as FICO® scores, is one of several factors that may be used by the seller in its credit underwriting analysis to assess the credit risk associated with each applicant.  FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the contracts.  In addition, FICO® scores may change over time, depending on the conduct of the obligor and changes in credit score technology and therefore, an obligor’s FICO® score at any time in the future may be higher or lower than the obligor’s FICO® score as of the date of origination.

The following table summarizes the distribution of FICO® scores for the initial contracts as of the date of origination of each contract.

TABLE 6

DISTRIBUTION BY FICO® SCORE OF THE INITIAL CONTRACTS

(AS OF THE DATE OF ORIGINATION)

fico® score	number of contracts	percent of number of contracts (1)	total outstanding principal balance	percent of pool balance (1)
Unknown	233	0.59%	$2,646,958.17	0.48%
407 to 549	1,184	2.98	14,979,895.45	2.74
550 to 599	3,368	8.49	45,322,548.49	8.28
600 to 649	6,456	16.27	91,024,037.57	16.63
650 to 699	9,500	23.95	135,055,428.59	24.67
700 to 749	9,509	23.97	130,777,855.74	23.89
750 to 799	8,578	21.62	116,775,692.16	21.33
800 and above	843	2.12	10,898,794.20	1.99

totals:	39,671	100.00%	$547,481,210.37	100.00%

(1)           Percentages may not add to 100.00% because of rounding.

* FICO® is a federally registered servicemark of Fair, Isaac & Company.

Delinquency, Loan Loss and Repossession Information

The following tables set forth the delinquency experience and loan loss and repossession experience of the portfolio of contracts that the seller owns or services consisting of (i) contracts relating to the retail purchase of new and used motorcycles secured by motorcycles purchased in the United States (including U.S. Territories) and manufactured by Harley-Davidson, Buell and other manufacturers and (ii) contracts secured by assets other than motorcycles, the aggregate principal balance of which represents a de minimis amount of the portfolio.  The data in the following tables include contracts which the seller has previously sold in connection with prior securitization transactions and for which the seller acts as servicer.

The figures in the following tables describing delinquency experience and loan loss and repossession experience differ from the figures disclosed for the same periods relating to securitization transactions closed prior to July 31, 2005 because a different methodology has been used to calculate such figures. The primary changes to the methodology involve using average balances and average numbers of contracts for each period and including repossessions at the seller’s estimate of fair market value, instead of using period-end balances and numbers of contracts and excluding repossessions under the methodology previously used.  The methodology used to calculate the figures below is consistent with the methodology that is used to calculate delinquencies and net losses in the financial reporting of the seller.

	Delinquency Experience(1) (Dollars in Thousands) At December 31,
	2005		2004		2003		2002		2001
	Number of Contracts	Amount	Number of Contracts	Amount	Number of Contracts	Amount	Number of Contracts	Amount	Number of Contracts	Amount
Portfolio	354,462	$4,288,120.8	300,731	$3,591,481.6	253,698	$2,957,573.3	205,904	$2,305,412.2	159,244	$1,675,597.4
Period of Delinquency(2)
30-59 Days	10,581	$126,576.2	9,324	$105,158.6	8,355	$89,029.9	7,124	$73,626.8	5,181	$51,377.2
60-89 Days	3,491	42,591.1	2,642	30,583.7	2,924	31,387.3	2,804	28,844.0	1,658	16,531.4
90 Days or more	2,956	39,716.5	2,078	26,524.9	1,738	20,228.8	1,841	20,896.3	1,420	14,441.2
Total Delinquencies	17,028	$208,883.9	14,044	$162,367.2	13,017	$140,646.0	11,769	$123,367.1	8,259	$82,349.8
Total Delinquencies as a Percent of Total Portfolio	4.80%	4.87%	4.67%	4.52%	5.13%	4.76%	5.72%	5.35%	5.19%	4.91%

	At September 30,
	2006		2005
	Number of Contracts	Amount	Number of Contracts	Amount
Portfolio	411,936	$4,985,024.7	352,150	$4,304,761.0
Period of Delinquency(2)
30-59 Days	11,604	$142,675.0	9,028	$108,258.1
60-89 Days	3,737	47,249.4	3,141	38,590.2
90 Days or more	2,697	34,598.5	2,283	29,034.9
Total Delinquencies	18,038	$224,522.9	14,452	$175,883.3

Total Delinquencies as a Percent of Total Portfolio	4.38%	4.50%	4.10%	4.09%

(1)                                  Includes delinquent contracts already in repossession.

(2)                                  The period of delinquency is based on the number of days payment is contractually past due (assuming 30-day months). Consequently, a payment due on the first day of a month is not 30 days delinquent until the first day of the next month.

Loan Loss/Repossession Experience

(Dollars in Thousands)

	Year Ended December 31,
	2005	2004	2003	2002	2001
Outstanding Balance of All Contracts Serviced(1)	$3,985,412	$3,301,278	$2,661,021	$2,029,026	$1,435,382
Contract Liquidations(2)	2.64%	2.36%	2.68%	2.38%	2.35%
Net Losses:
Dollars(3)	$51,152.9	$31,951.7	$26,240.8	$15,444.3	$12,928.2
Percentage(4)	1.28%	0.97%	0.99%	0.76%	0.90%

	Nine Months Ended September 30,
	2006	2005
Outstanding Balance of All Contracts Serviced(1)	$4,586,811	$3,886,021
Contract Liquidations (2)	2.84%	2.65%
Net Losses:
Dollars(3)	$40,617.7	$33,569.4
Percentage(4)	1.18%	1.15%

(1)                                  Calculated by dividing (i) the sum of the average principal balance of receivables outstanding for each calendar month in the period by (ii) the number of months in the period.

(2)                                  As a percentage of the monthly average number of contracts being serviced, divided by the number of months in the period, calculated on an annualized basis.

(3)                                  Net losses equal charge-offs net of recoveries.  Repossessed collateral is carried at the seller’s estimate of fair market value.

(4)                                  As a percentage of the outstanding balance of all contracts serviced, calculated on an annualized basis.

The data presented in the foregoing tables are for illustrative purposes only and there is no assurance that the delinquency, loan loss or repossession experience of the contracts included in the issuing entity will be similar to that set forth above.

Static Pool Information

Static pool information regarding delinquencies, cumulative losses and prepayments with respect to certain of the sponsor’s prior securitized pools of contracts relating to the retail purchase of new and used motorcycles is provided in Appendix A to this prospectus supplement.  The static pool information is presented for the pool of contracts relating to each prior securitization transaction sponsored by the sponsor during the five years preceding the date of this prospectus supplement; provided, however, that the static pool information is not deemed part of this prospectus supplement or the registration statement of which this prospectus supplement is a part to the extent that the static pool information relates to prior securitized pools that were established before January 1, 2006.  The static pool information is provided for illustrative purposes only and there is no assurance that the delinquency, cumulative loss or prepayment experience of the contracts held by the issuing entity will be similar to the delinquency, cumulative loss and prepayment experience of the sponsor’s prior securitized pools of contracts.  The static pool information also includes the following summary characteristics for each prior securitized pool of contracts as of the related initial cutoff date for such pool:

•                  number of initial contracts;

•                  initial pool balance;

•                  average loan balance;

•                  weighted average interest rate;

•                  weighted average original term;

•                  weighted average remaining term;

•                  weighted average FICO score;

•                  minimum FICO score;

•                  maximum FICO score;

•                  percentage of contracts secured by new motorcycles and used motorcycles;

•                  distribution by contract interest rate; and

•                  geographic distribution of contracts for concentrations by state equal to or greater than 5%.

The summary characteristics of the final securitized pool of contracts relating to each prior securitization transaction may vary somewhat from the characteristics of the initial pool of contracts as of the initial cutoff date due to the purchase of additional contracts by an issuing entity subsequent to the initial cutoff date in certain prior securitization transactions.

Yield and Prepayment Considerations

By their terms, the contracts may be prepaid, in whole or in part, at any time.  Each contract also contains a provision which permits the seller to require full prepayment in the event of a sale of the related motorcycle securing a contract.  In addition, repurchases of the contracts from the issuing entity by the depositor, and concurrently from the depositor by the seller, could occur in the event of a breach of certain representations and warranties with respect to the contracts, and purchases of the contracts from the issuing entity by the servicer could occur in the event of a breach of its servicing obligations relating to the contracts.  In addition, the servicer may exercise its option to purchase all of the contracts from the issuing entity when the aggregate outstanding principal balance of the contracts owned by the issuing entity has declined to less than 10% of the sum of:

•                  the aggregate outstanding principal balance of the initial contracts as of the initial cutoff date; and

•                  the aggregate outstanding principal balance of the subsequent contracts as of the related subsequent cutoff date or dates.

Any prepayments, repurchases or purchases of contracts will reduce the average life of the notes and the interest received by the noteholders over the life of the notes (for this purpose the term “prepayment” includes liquidations due to default, as well as receipt of proceeds from credit life, credit disability and casualty insurance policies and debt cancellation agreements).  In addition, if any funds remain in the pre-funding account at the end of the pre-funding period such funds will be used to prepay outstanding principal of the notes and, as a result, the interest received by noteholders over the life of the notes will be reduced.

Weighted Average Lives of the Notes

The rate of payments on the contracts will directly affect the rate at which you receive principal payments on your notes and, if you purchase your notes at a premium or discount, your yield to maturity.

Prepayments on the contracts can be analyzed against a prepayment standard or model. In this prospectus supplement, the Absolute Prepayment Model (“ABS”) assumes a rate of prepayment each month relative to the original number of contracts in a pool of contracts.  ABS further assumes that all of the contracts in the pool of contracts are the same size and amortize at the same rate and that each contract in each month of its life will either be paid as scheduled or be prepaid in full.  For example, in a pool of contracts originally containing 10,000 contracts, a 1% ABS rate means that 100 contracts prepay each month.  ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the contracts.

As the rate of payment of principal of each class of notes will depend on the rate of payment (including prepayments) of the principal balance of the contracts, final payment of any class of notes could occur later or significantly earlier than the respective final scheduled payment date.  Noteholders will bear any reinvestment risk associated with early payment of the notes.  Reinvestment risk means the risk that market interest rates may be lower at the time such noteholders receive payments from the issuing entity than the interest rate borne by the notes.

The ABS Tables have been prepared on the assumption that:

•                                          the contracts prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

•                                          each scheduled monthly payment on each contract is scheduled to be made and is made on the last day of each month and each month has 30 days;

•                                          payments are made on the notes on each payment date (and each payment date is assumed to be the 15th day of each month whether or not a business day) with a first payment date of February 15, 2007;

•                                          the balance in the reserve fund on each payment date is the required amount described under “Prospectus Supplement Summary—Reserve Fund”;

•                                          the notes are purchased on an assumed closing date of January 31, 2007; and

•                                          the servicer does not exercise its option to purchase the contracts unless otherwise indicated.

The ABS Tables also assume that the contracts have been aggregated into hypothetical pools with all of the contracts within each pool having the following characteristics and that the scheduled monthly payment for each of the pools will be such that each pool will be fully amortized by the end of its remaining term to maturity.

Initial Contracts

Pool	Balance	Contract Rate	Original Term to Maturity (In Months)	Remaining Term to Maturity (In Months)	Next Payment Date
1	$37,303,229.06	11.274%	81	23	January 2007
2	$15,177,614.16	9.250%	44	40	January 2007
3	$77,644,517.87	8.579%	60	58	January 2007
4	$131,389,427.36	14.178%	72	70	January 2007
5	$263,300,046.24	12.619%	84	82	January 2007
6	$910,641.59	8.591%	41	41	February 2007
7	$4,624,615.17	8.342%	60	60	February 2007
8	$5,827,062.74	12.460%	72	72	February 2007
9	$11,304,056.18	11.292%	84	84	February 2007
	$547,481,210.37

Subsequent Contracts

Pool	Balance	Contract Rate	Original Term to Maturity (In Months)	Remaining Term to Maturity (In Months)	Next Payment Date
10	$10,145,164.60	9.213%	41	41	March 2007
11	$51,521,347.82	8.566%	60	60	March 2007
12	$64,917,428.84	14.105%	72	72	March 2007
13	$125,934,848.37	12.564%	84	84	March 2007
	$252,518,789.63

The ABS Tables indicate the projected weighted average life of each class of notes and set forth the percentage of the initial principal amount of each class of notes that is projected to be outstanding after each of the payment dates shown at various constant ABS percentages.

The actual characteristics and performance of the contracts will differ from the assumptions used to prepare the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment rates. Any difference between the assumptions and the actual characteristics and performance of the contracts or actual prepayment experience will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of notes.

	Class A-1 Notes
	Assumed ABS Percentage
Payment Dates	0.50%	1.00%	1.60%	1.80%	2.00%	2.40%
1/31/2007	100.00	100.00	100.00	100.00	100.00	100.00
2/15/2007.	93.75	91.55	84.34	63.83	63.09	61.59
3/15/2007	87.26	82.86	68.80	53.77	52.27	49.23
4/15/2007	78.17	70.76	49.24	38.89	36.29	31.03
5/15/2007	69.09	58.75	30.28	24.16	20.48	13.05
6/15/2007	60.02	46.85	14.27	9.57	4.84	0.00
7/15/2007	50.96	35.04	0.86	0.00	0.00	0.00
8/15/2007	41.91	23.34	0.00	0.00	0.00	0.00
9/15/2007	32.86	11.75	0.00	0.00	0.00	0.00
10/15/2007	23.83	0.26	0.00	0.00	0.00	0.00
11/15/2007	14.80	0.00	0.00	0.00	0.00	0.00
12/15/2007	5.79	0.00	0.00	0.00	0.00	0.00
1/15/2008	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life to Call (years)(1) (2)	0.51	0.39	0.25	0.20	0.19	0.17
Weighted Average Life to Maturity (years)(1)	0.51	0.39	0.25	0.20	0.19	0.17

(1)

The weighted average life of a note is determined by (i) multiplying the amount of each principal payment on such note by the number of years from the date of the issuance of such note to the payment date on which it is made, (ii) adding the results and (iii) dividing the sum by the initial principal amount of such note.

(2)	This calculation assumes that the servicer exercises its option to purchase the contracts at its earliest opportunity to do so.

	Class A-2 Notes
	Assumed ABS Percentage
Payment Dates	0.50%	1.00%	1.60%	1.80%	2.00%	2.40%
1/31/2007	100.00	100.00	100.00	100.00	100.00	100.00
2/15/2007	100.00	100.00	100.00	100.00	100.00	100.00
3/15/2007	100.00	100.00	100.00	100.00	100.00	100.00
4/15/2007	100.00	100.00	100.00	100.00	100.00	100.00
5/15/2007	100.00	100.00	100.00	100.00	100.00	100.00
6/15/2007	100.00	100.00	100.00	100.00	100.00	97.71
7/15/2007	100.00	100.00	100.00	97.64	94.84	89.18
8/15/2007	100.00	100.00	93.96	90.69	87.40	80.76
9/15/2007	100.00	100.00	87.57	83.83	80.06	72.46
10/15/2007	100.00	100.00	81.24	77.04	72.80	64.26
11/15/2007	100.00	94.59	74.98	70.32	65.64	56.18
12/15/2007	100.00	89.11	68.79	63.69	58.56	48.21
1/15/2008	98.44	83.69	62.66	57.14	51.58	40.36
2/15/2008	94.07	78.32	56.61	50.67	44.69	32.64
3/15/2008	89.70	73.01	50.62	44.28	37.90	25.03
4/15/2008	85.34	67.76	44.71	37.98	31.21	17.55
5/15/2008	80.99	62.56	38.87	31.76	24.61	10.19
6/15/2008	76.64	57.42	33.10	25.63	18.12	2.96
7/15/2008	72.30	52.35	27.41	19.59	11.73	0.00
8/15/2008	67.97	47.33	21.80	13.64	5.44	0.00
9/15/2008	63.64	42.38	16.26	7.78	0.00	0.00
10/15/2008	59.33	37.49	10.80	2.01	0.00	0.00
11/15/2008	55.01	32.67	5.43	0.00	0.00	0.00
12/15/2008	50.71	27.91	0.13	0.00	0.00	0.00
1/15/2009	46.94	23.49	0.00	0.00	0.00	0.00
2/15/2009	43.17	19.10	0.00	0.00	0.00	0.00
3/15/2009	39.40	14.76	0.00	0.00	0.00	0.00
4/15/2009	35.64	10.46	0.00	0.00	0.00	0.00
5/15/2009	31.88	6.20	0.00	0.00	0.00	0.00
6/15/2009	28.13	1.99	0.00	0.00	0.00	0.00
7/15/2009	24.39	0.00	0.00	0.00	0.00	0.00
8/15/2009	20.65	0.00	0.00	0.00	0.00	0.00
9/15/2009	16.91	0.00	0.00	0.00	0.00	0.00
10/15/2009	13.19	0.00	0.00	0.00	0.00	0.00
11/15/2009	9.47	0.00	0.00	0.00	0.00	0.00
12/15/2009	5.75	0.00	0.00	0.00	0.00	0.00
1/15/2010	2.05	0.00	0.00	0.00	0.00	0.00
2/15/2010	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life to Call (years)(1)(2)	1.97	1.56	1.19	1.10	1.03	0.91
Weighted Average Life to Maturity (years)(1) .	1.97	1.56	1.19	1.10	1.03	0.91

(1)

The weighted average life of a note is determined by (i) multiplying the amount of each principal payment on such note by the number of years from the date of the issuance of such note to the payment date on which it is made, (ii) adding the results and (iii) dividing the sum by the initial principal amount of such note.

(2)	This calculation assumes that the servicer exercises its option to purchase the contracts at its earliest opportunity to do so.

	Class A-3 Notes
	Assumed ABS Percentage
Payment Dates	0.50%	1.00%	1.60%	1.80%	2.00%	2.40%
1/31/2007	100.00	100.00	100.00	100.00	100.00	100.00
2/15/2007	100.00	100.00	100.00	100.00	100.00	100.00
3/15/2007	100.00	100.00	100.00	100.00	100.00	100.00
4/15/2007	100.00	100.00	100.00	100.00	100.00	100.00
5/15/2007	100.00	100.00	100.00	100.00	100.00	100.00
6/15/2007	100.00	100.00	100.00	100.00	100.00	100.00
7/15/2007	100.00	100.00	100.00	100.00	100.00	100.00
8/15/2007	100.00	100.00	100.00	100.00	100.00	100.00
9/15/2007	100.00	100.00	100.00	100.00	100.00	100.00
10/15/2007	100.00	100.00	100.00	100.00	100.00	100.00
11/15/2007	100.00	100.00	100.00	100.00	100.00	100.00
12/15/2007	100.00	100.00	100.00	100.00	100.00	100.00
1/15/2008	100.00	100.00	100.00	100.00	100.00	100.00
2/15/2008	100.00	100.00	100.00	100.00	100.00	100.00
3/15/2008	100.00	100.00	100.00	100.00	100.00	100.00
4/15/2008	100.00	100.00	100.00	100.00	100.00	100.00
5/15/2008	100.00	100.00	100.00	100.00	100.00	100.00
6/15/2008	100.00	100.00	100.00	100.00	100.00	100.00
7/15/2008	100.00	100.00	100.00	100.00	100.00	92.39
8/15/2008	100.00	100.00	100.00	100.00	100.00	79.59
9/15/2008	100.00	100.00	100.00	100.00	98.63	67.04
10/15/2008	100.00	100.00	100.00	100.00	87.47	54.74
11/15/2008	100.00	100.00	100.00	93.29	76.52	42.69
12/15/2008	100.00	100.00	100.00	83.05	65.77	30.90
1/15/2009	100.00	100.00	90.67	73.00	55.22	19.36
2/15/2009	100.00	100.00	81.26	63.12	44.88	8.09
3/15/2009	100.00	100.00	72.00	53.43	34.75	0.00
4/15/2009	100.00	100.00	62.90	43.93	24.84	0.00
5/15/2009	100.00	100.00	53.96	34.61	15.15	0.00
6/15/2009	100.00	100.00	45.19	25.49	5.68	0.00
7/15/2009	100.00	95.99	36.59	16.56	0.00	0.00
8/15/2009	100.00	88.42	28.15	7.84	0.00	0.00
9/15/2009	100.00	80.93	19.89	0.00	0.00	0.00
10/15/2009	100.00	73.52	11.80	0.00	0.00	0.00
11/15/2009	100.00	66.21	3.89	0.00	0.00	0.00
12/15/2009	100.00	58.98	0.00	0.00	0.00	0.00
1/15/2010	100.00	51.83	0.00	0.00	0.00	0.00
2/15/2010	96.96	44.79	0.00	0.00	0.00	0.00
3/15/2010	90.19	37.83	0.00	0.00	0.00	0.00
4/15/2010	83.42	30.96	0.00	0.00	0.00	0.00
5/15/2010	76.67	24.20	0.00	0.00	0.00	0.00
6/15/2010	70.16	17.69	0.00	0.00	0.00	0.00
7/15/2010	63.66	11.27	0.00	0.00	0.00	0.00
8/15/2010	57.19	4.96	0.00	0.00	0.00	0.00
9/15/2010	50.88	0.00	0.00	0.00	0.00	0.00
10/15/2010	44.58	0.00	0.00	0.00	0.00	0.00
11/15/2010	38.30	0.00	0.00	0.00	0.00	0.00
12/15/2010	32.03	0.00	0.00	0.00	0.00	0.00
1/15/2011	25.78	0.00	0.00	0.00	0.00	0.00
2/15/2011	19.55	0.00	0.00	0.00	0.00	0.00
3/15/2011	13.33	0.00	0.00	0.00	0.00	0.00
4/15/2011	7.13	0.00	0.00	0.00	0.00	0.00
5/15/2011	0.95	0.00	0.00	0.00	0.00	0.00
6/15/2011	0.00	0.00	0.00	0.00	0.00	0.00

	Class A-3 Notes
	Assumed ABS Percentage
Payment Dates	0.50%	1.00%	1.60%	1.80%	2.00%	2.40%
Weighted Average Life to Call (years)(1)(2)	3.68	3.03	2.38	2.20	2.05	1.79
Weighted Average Life to Maturity (years)(1)	3.68	3.03	2.38	2.20	2.05	1.79

(1)

The weighted average life of a note is determined by (i) multiplying the amount of each principal payment on such note by the number of years from the date of the issuance of such note to the payment date on which it is made, (ii) adding the results and (iii) dividing the sum by the initial principal amount of such note.

(2)	This calculation assumes that the servicer exercises its option to purchase the contracts at its earliest opportunity to do so.

	Class A-4 Notes
	Assumed ABS Percentage
Payment Dates	0.50%	1.00%	1.60%	1.80%	2.00%	2.40%
1/31/2007	100.00	100.00	100.00	100.00	100.00	100.00
2/15/2007	100.00	100.00	100.00	100.00	100.00	100.00
3/15/2007	100.00	100.00	100.00	100.00	100.00	100.00
4/15/2007	100.00	100.00	100.00	100.00	100.00	100.00
5/15/2007	100.00	100.00	100.00	100.00	100.00	100.00
6/15/2007	100.00	100.00	100.00	100.00	100.00	100.00
7/15/2007	100.00	100.00	100.00	100.00	100.00	100.00
8/15/2007	100.00	100.00	100.00	100.00	100.00	100.00
9/15/2007	100.00	100.00	100.00	100.00	100.00	100.00
10/15/2007	100.00	100.00	100.00	100.00	100.00	100.00
11/15/2007	100.00	100.00	100.00	100.00	100.00	100.00
12/15/2007	100.00	100.00	100.00	100.00	100.00	100.00
1/15/2008	100.00	100.00	100.00	100.00	100.00	100.00
2/15/2008	100.00	100.00	100.00	100.00	100.00	100.00
3/15/2008	100.00	100.00	100.00	100.00	100.00	100.00
4/15/2008	100.00	100.00	100.00	100.00	100.00	100.00
5/15/2008	100.00	100.00	100.00	100.00	100.00	100.00
6/15/2008	100.00	100.00	100.00	100.00	100.00	100.00
7/15/2008	100.00	100.00	100.00	100.00	100.00	100.00
8/15/2008	100.00	100.00	100.00	100.00	100.00	100.00
9/15/2008	100.00	100.00	100.00	100.00	100.00	100.00
10/15/2008	100.00	100.00	100.00	100.00	100.00	100.00
11/15/2008	100.00	100.00	100.00	100.00	100.00	100.00
12/15/2008	100.00	100.00	100.00	100.00	100.00	100.00
1/15/2009	100.00	100.00	100.00	100.00	100.00	100.00
2/15/2009	100.00	100.00	100.00	100.00	100.00	100.00
3/15/2009	100.00	100.00	100.00	100.00	100.00	96.78
4/15/2009	100.00	100.00	100.00	100.00	100.00	84.92
5/15/2009	100.00	100.00	100.00	100.00	100.00	73.36
6/15/2009	100.00	100.00	100.00	100.00	100.00	62.12
7/15/2009	100.00	100.00	100.00	100.00	96.06	51.19
8/15/2009	100.00	100.00	100.00	100.00	86.09	40.58
9/15/2009	100.00	100.00	100.00	99.24	76.39	30.29
10/15/2009	100.00	100.00	100.00	90.05	66.94	20.32
11/15/2009	100.00	100.00	100.00	81.09	57.76	10.70
12/15/2009	100.00	100.00	95.75	72.36	48.84	1.41
1/15/2010	100.00	100.00	87.41	63.87	40.20	0.00
2/15/2010	100.00	100.00	79.28	55.62	31.83	0.00
3/15/2010	100.00	100.00	71.35	47.61	23.75	0.00
4/15/2010	100.00	100.00	63.64	39.86	15.95	0.00
5/15/2010	100.00	100.00	56.14	32.35	8.43	0.00
6/15/2010	100.00	100.00	48.95	25.16	1.25	0.00
7/15/2010	100.00	100.00	41.97	18.23	0.00	0.00
8/15/2010	100.00	100.00	35.22	11.54	0.00	0.00
9/15/2010	100.00	98.73	28.75	5.17	0.00	0.00
10/15/2010	100.00	92.09	22.49	0.00	0.00	0.00
11/15/2010	100.00	85.56	16.46	0.00	0.00	0.00
12/15/2010	100.00	79.13	10.64	0.00	0.00	0.00
1/15/2011	100.00	72.82	5.05	0.00	0.00	0.00
2/15/2011	100.00	66.62	0.00	0.00	0.00	0.00
3/15/2011	100.00	60.54	0.00	0.00	0.00	0.00
4/15/2011	100.00	54.57	0.00	0.00	0.00	0.00
5/15/2011	100.00	48.72	0.00	0.00	0.00	0.00
6/15/2011	94.24	43.00	0.00	0.00	0.00	0.00
7/15/2011	87.46	37.39	0.00	0.00	0.00	0.00
8/15/2011	80.69	31.92	0.00	0.00	0.00	0.00
9/15/2011	73.95	26.56	0.00	0.00	0.00	0.00
10/15/2011	67.23	21.34	0.00	0.00	0.00	0.00
11/15/2011	60.53	16.25	0.00	0.00	0.00	0.00

	Class A-4 Notes
	Assumed ABS Percentage
Payment Dates	0.50%	1.00%	1.60%	1.80%	2.00%	2.40%
12/15/2011	54.67	11.75	0.00	0.00	0.00	0.00
1/15/2012	48.82	7.37	0.00	0.00	0.00	0.00
2/15/2012	42.99	3.10	0.00	0.00	0.00	0.00
3/15/2012	37.23	0.00	0.00	0.00	0.00	0.00
4/15/2012	32.00	0.00	0.00	0.00	0.00	0.00
5/15/2012	26.79	0.00	0.00	0.00	0.00	0.00
6/15/2012	21.60	0.00	0.00	0.00	0.00	0.00
7/15/2012	16.43	0.00	0.00	0.00	0.00	0.00
8/15/2012	11.28	0.00	0.00	0.00	0.00	0.00
9/15/2012	6.14	0.00	0.00	0.00	0.00	0.00
10/15/2012	1.03	0.00	0.00	0.00	0.00	0.00
11/15/2012	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life to Call (years)(1)(2)	5.00	4.33	3.42	3.16	2.92	2.52
Weighted Average Life to Maturity (years)(1)	5.01	4.34	3.43	3.16	2.92	2.52

(1)

The weighted average life of a note is determined by (i) multiplying the amount of each principal payment on such note by the number of years from the date of the issuance of such note to the payment date on which it is made, (ii) adding the results and (iii) dividing the sum by the initial principal amount of such note.

(2)	This calculation assumes that the servicer exercises its option to purchase the contracts at its earliest opportunity to do so.

	Class B Notes
	Assumed ABS Percentage
Payment Dates	0.50%	1.00%	1.60%	1.80%	2.00%	2.40%
1/31/2007	100.00	100.00	100.00	100.00	100.00	100.00
2/15/2007	100.00	100.00	100.00	100.00	100.00	100.00
3/15/2007	100.00	100.00	100.00	100.00	100.00	100.00
4/15/2007	100.00	100.00	100.00	100.00	100.00	100.00
5/15/2007	100.00	100.00	100.00	100.00	100.00	100.00
6/15/2007	100.00	100.00	100.00	100.00	100.00	100.00
7/15/2007	100.00	100.00	100.00	100.00	100.00	100.00
8/15/2007	100.00	100.00	100.00	100.00	100.00	100.00
9/15/2007	100.00	100.00	100.00	100.00	100.00	100.00
10/15/2007	100.00	100.00	100.00	100.00	100.00	100.00
11/15/2007	100.00	100.00	100.00	100.00	100.00	100.00
12/15/2007	100.00	100.00	100.00	100.00	100.00	100.00
1/15/2008	100.00	100.00	100.00	100.00	100.00	100.00
2/15/2008	100.00	100.00	100.00	100.00	100.00	100.00
3/15/2008	100.00	100.00	100.00	100.00	100.00	100.00
4/15/2008	100.00	100.00	100.00	100.00	100.00	100.00
5/15/2008	100.00	100.00	100.00	100.00	100.00	100.00
6/15/2008	100.00	100.00	100.00	100.00	100.00	100.00
7/15/2008	100.00	100.00	100.00	100.00	100.00	100.00
8/15/2008	100.00	100.00	100.00	100.00	100.00	100.00
9/15/2008	100.00	100.00	100.00	100.00	100.00	100.00
10/15/2008	100.00	100.00	100.00	100.00	100.00	100.00
11/15/2008	100.00	100.00	100.00	100.00	100.00	100.00
12/15/2008	100.00	100.00	100.00	100.00	100.00	100.00
1/15/2009	100.00	100.00	100.00	100.00	100.00	100.00
2/15/2009	100.00	100.00	100.00	100.00	100.00	100.00
3/15/2009	100.00	100.00	100.00	100.00	100.00	100.00
4/15/2009	100.00	100.00	100.00	100.00	100.00	100.00
5/15/2009	100.00	100.00	100.00	100.00	100.00	100.00
6/15/2009	100.00	100.00	100.00	100.00	100.00	100.00
7/15/2009	100.00	100.00	100.00	100.00	100.00	100.00
8/15/2009	100.00	100.00	100.00	100.00	100.00	100.00
9/15/2009	100.00	100.00	100.00	100.00	100.00	100.00
10/15/2009	100.00	100.00	100.00	100.00	100.00	100.00
11/15/2009	100.00	100.00	100.00	100.00	100.00	100.00
12/15/2009	100.00	100.00	100.00	100.00	100.00	100.00
1/15/2010	100.00	100.00	100.00	100.00	100.00	77.53
2/15/2010	100.00	100.00	100.00	100.00	100.00	51.92
3/15/2010	100.00	100.00	100.00	100.00	100.00	27.37
4/15/2010	100.00	100.00	100.00	100.00	100.00	3.89
5/15/2010	100.00	100.00	100.00	100.00	100.00	0.00
6/15/2010	100.00	100.00	100.00	100.00	100.00	0.00
7/15/2010	100.00	100.00	100.00	100.00	83.17	0.00
8/15/2010	100.00	100.00	100.00	100.00	63.48	0.00
9/15/2010	100.00	100.00	100.00	100.00	44.77	0.00
10/15/2010	100.00	100.00	100.00	97.15	26.91	0.00
11/15/2010	100.00	100.00	100.00	79.67	9.93	0.00
12/15/2010	100.00	100.00	100.00	62.96	0.00	0.00
1/15/2011	100.00	100.00	100.00	47.03	0.00	0.00
2/15/2011	100.00	100.00	99.08	31.91	0.00	0.00
3/15/2011	100.00	100.00	83.81	17.60	0.00	0.00
4/15/2011	100.00	100.00	69.24	4.11	0.00	0.00
5/15/2011	100.00	100.00	55.38	0.00	0.00	0.00
6/15/2011	100.00	100.00	42.25	0.00	0.00	0.00
7/15/2011	100.00	100.00	29.86	0.00	0.00	0.00
8/15/2011	100.00	100.00	18.21	0.00	0.00	0.00
9/15/2011	100.00	100.00	7.32	0.00	0.00	0.00
10/15/2011	100.00	100.00	0.00	0.00	0.00	0.00
11/15/2011	100.00	100.00	0.00	0.00	0.00	0.00

	Class B Notes
	Assumed ABS Percentage
Payment Dates	0.50%	1.00%	1.60%	1.80%	2.00%	2.40%
12/15/2011	100.00	100.00	0.00	0.00	0.00	0.00
1/15/2012	100.00	100.00	0.00	0.00	0.00	0.00
2/15/2012	100.00	100.00	0.00	0.00	0.00	0.00
3/15/2012	100.00	96.96	0.00	0.00	0.00	0.00
4/15/2012	100.00	85.90	0.00	0.00	0.00	0.00
5/15/2012	100.00	75.17	0.00	0.00	0.00	0.00
6/15/2012	100.00	64.77	0.00	0.00	0.00	0.00
7/15/2012	100.00	54.71	0.00	0.00	0.00	0.00
8/15/2012	100.00	45.00	0.00	0.00	0.00	0.00
9/15/2012	100.00	35.64	0.00	0.00	0.00	0.00
10/15/2012	100.00	26.63	0.00	0.00	0.00	0.00
11/15/2012	87.90	17.99	0.00	0.00	0.00	0.00
12/15/2012	76.49	11.31	0.00	0.00	0.00	0.00
1/15/2013	65.14	4.90	0.00	0.00	0.00	0.00
2/15/2013	53.84	0.00	0.00	0.00	0.00	0.00
3/15/2013	42.74	0.00	0.00	0.00	0.00	0.00
4/15/2013	33.48	0.00	0.00	0.00	0.00	0.00
5/15/2013	24.26	0.00	0.00	0.00	0.00	0.00
6/15/2013	15.09	0.00	0.00	0.00	0.00	0.00
7/15/2013	5.98	0.00	0.00	0.00	0.00	0.00
8/15/2013	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life to Call (years)(1)(2)	5.63	4.96	3.96	3.63	3.38	2.88
Weighted Average Life to Maturity (years)(1)	6.13	5.56	4.38	3.99	3.65	3.09

(1)

The weighted average life of a note is determined by (i) multiplying the amount of each principal payment on such note by the number of years from the date of the issuance of such note to the payment date on which it is made, (ii) adding the results and (iii) dividing the sum by the initial principal amount of such note.

(2)	This calculation assumes that the servicer exercises its option to purchase the contracts at its earliest opportunity to do so.

	Class C Notes
	Assumed ABS Percentage
Payment Dates	0.50%	1.00%	1.60%	1.80%	2.00%	2.40%
1/31/2007	100.00	100.00	100.00	100.00	100.00	100.00
2/15/2007	100.00	100.00	100.00	100.00	100.00	100.00
3/15/2007	100.00	100.00	100.00	100.00	100.00	100.00
4/15/2007	100.00	100.00	100.00	100.00	100.00	100.00
5/15/2007	100.00	100.00	100.00	100.00	100.00	100.00
6/15/2007	100.00	100.00	100.00	100.00	100.00	100.00
7/15/2007	100.00	100.00	100.00	100.00	100.00	100.00
8/15/2007	100.00	100.00	100.00	100.00	100.00	100.00
9/15/2007	100.00	100.00	100.00	100.00	100.00	100.00
10/15/2007	100.00	100.00	100.00	100.00	100.00	100.00
11/15/2007	100.00	100.00	100.00	100.00	100.00	100.00
12/15/2007	100.00	100.00	100.00	100.00	100.00	100.00
1/15/2008	100.00	100.00	100.00	100.00	100.00	100.00
2/15/2008	100.00	100.00	100.00	100.00	100.00	100.00
3/15/2008	100.00	100.00	100.00	100.00	100.00	100.00
4/15/2008	100.00	100.00	100.00	100.00	100.00	100.00
5/15/2008	100.00	100.00	100.00	100.00	100.00	100.00
6/15/2008	100.00	100.00	100.00	100.00	100.00	100.00
7/15/2008	100.00	100.00	100.00	100.00	100.00	100.00
8/15/2008	100.00	100.00	100.00	100.00	100.00	100.00
9/15/2008	100.00	100.00	100.00	100.00	100.00	100.00
10/15/2008	100.00	100.00	100.00	100.00	100.00	100.00
11/15/2008	100.00	100.00	100.00	100.00	100.00	100.00
12/15/2008	100.00	100.00	100.00	100.00	100.00	100.00
1/15/2009	100.00	100.00	100.00	100.00	100.00	100.00
2/15/2009	100.00	100.00	100.00	100.00	100.00	100.00
3/15/2009	100.00	100.00	100.00	100.00	100.00	100.00
4/15/2009	100.00	100.00	100.00	100.00	100.00	100.00
5/15/2009	100.00	100.00	100.00	100.00	100.00	100.00
6/15/2009	100.00	100.00	100.00	100.00	100.00	100.00
7/15/2009	100.00	100.00	100.00	100.00	100.00	100.00
8/15/2009	100.00	100.00	100.00	100.00	100.00	100.00
9/15/2009	100.00	100.00	100.00	100.00	100.00	100.00
10/15/2009	100.00	100.00	100.00	100.00	100.00	100.00
11/15/2009	100.00	100.00	100.00	100.00	100.00	100.00
12/15/2009	100.00	100.00	100.00	100.00	100.00	100.00
1/15/2010	100.00	100.00	100.00	100.00	100.00	100.00
2/15/2010	100.00	100.00	100.00	100.00	100.00	100.00
3/15/2010	100.00	100.00	100.00	100.00	100.00	100.00
4/15/2010	100.00	100.00	100.00	100.00	100.00	100.00
5/15/2010	100.00	100.00	100.00	100.00	100.00	66.38
6/15/2010	100.00	100.00	100.00	100.00	100.00	46.70
7/15/2010	100.00	100.00	100.00	100.00	100.00	27.92
8/15/2010	100.00	100.00	100.00	100.00	100.00	10.51
9/15/2010	100.00	100.00	100.00	100.00	100.00	0.00
10/15/2010	100.00	100.00	100.00	100.00	100.00	0.00
11/15/2010	100.00	100.00	100.00	100.00	100.00	0.00
12/15/2010	100.00	100.00	100.00	100.00	85.21	0.00
1/15/2011	100.00	100.00	100.00	100.00	48.75	0.00
2/15/2011	100.00	100.00	100.00	100.00	35.22	0.00
3/15/2011	100.00	100.00	100.00	100.00	22.43	0.00
4/15/2011	100.00	100.00	100.00	100.00	10.40	0.00
5/15/2011	100.00	100.00	100.00	79.48	0.00	0.00
6/15/2011	100.00	100.00	100.00	51.15	0.00	0.00
7/15/2011	100.00	100.00	100.00	31.63	0.00	0.00
8/15/2011	100.00	100.00	100.00	21.64	0.00	0.00
9/15/2011	100.00	100.00	100.00	12.37	0.00	0.00
10/15/2011	100.00	100.00	93.30	4.10	0.00	0.00
11/15/2011	100.00	100.00	70.90	0.00	0.00	0.00

	Class C Notes
	Assumed ABS Percentage
Payment Dates	0.50%	1.00%	1.60%	1.80%	2.00%	2.40%
12/15/2011	100.00	100.00	50.61	0.00	0.00	0.00
1/15/2012	100.00	100.00	31.99	0.00	0.00	0.00
2/15/2012	100.00	100.00	19.76	0.00	0.00	0.00
3/15/2012	100.00	100.00	13.17	0.00	0.00	0.00
4/15/2012	100.00	100.00	7.37	0.00	0.00	0.00
5/15/2012	100.00	100.00	2.27	0.00	0.00	0.00
6/15/2012	100.00	100.00	0.00	0.00	0.00	0.00
7/15/2012	100.00	100.00	0.00	0.00	0.00	0.00
8/15/2012	100.00	100.00	0.00	0.00	0.00	0.00
9/15/2012	100.00	100.00	0.00	0.00	0.00	0.00
10/15/2012	100.00	100.00	0.00	0.00	0.00	0.00
11/15/2012	100.00	100.00	0.00	0.00	0.00	0.00
12/15/2012	100.00	100.00	0.00	0.00	0.00	0.00
1/15/2013	100.00	100.00	0.00	0.00	0.00	0.00
2/15/2013	100.00	97.07	0.00	0.00	0.00	0.00
3/15/2013	100.00	83.21	0.00	0.00	0.00	0.00
4/15/2013	100.00	71.86	0.00	0.00	0.00	0.00
5/15/2013	100.00	61.09	0.00	0.00	0.00	0.00
6/15/2013	100.00	50.92	0.00	0.00	0.00	0.00
7/15/2013	100.00	41.35	0.00	0.00	0.00	0.00
8/15/2013	92.60	32.40	0.00	0.00	0.00	0.00
9/15/2013	70.98	24.08	0.00	0.00	0.00	0.00
10/15/2013	49.50	16.40	0.00	0.00	0.00	0.00
11/15/2013	28.15	9.36	0.00	0.00	0.00	0.00
12/15/2013	20.90	6.66	0.00	0.00	0.00	0.00
1/15/2014	13.70	4.17	0.00	0.00	0.00	0.00
2/15/2014	6.55	1.90	0.00	0.00	0.00	0.00
3/15/2014	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life to Call (years)(1)(2)	5.63	4.96	3.96	3.63	3.38	2.88
Weighted Average Life to Maturity (years)(1)	6.78	6.46	4.95	4.46	4.04	3.42

(1)

The weighted average life of a note is determined by (i) multiplying the amount of each principal payment on such note by the number of years from the date of the issuance of such note to the payment date on which it is made, (ii) adding the results and (iii) dividing the sum by the initial principal amount of such note.

(2)	This calculation assumes that the servicer exercises its option to purchase the contracts at its earliest opportunity to do so.

The ABS Tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the contracts which will differ from the actual characteristics and performance of the contracts) and should be read in conjunction therewith.

Description of the Notes

This section supplements the information in the accompanying prospectus under the caption “Description of the Notes and Indenture.”  However, as these statements are only summaries, you should read the sale and servicing agreement and indenture.  The information in this section and in the accompanying prospectus under the caption “Description of the Notes and Indenture” describes the material terms of the notes, the indenture and the applicable transfer and servicing agreements, including the sale and servicing agreement.  Copies of the indenture and the sale and servicing agreement are available to you upon request to the depositor and will be filed with the Securities and Exchange Commission following the issuance of the notes.

General

The notes will be issued pursuant to the terms of the indenture between the issuing entity and the indenture trustee.

The issuing entity will issue six classes of notes, consisting of four classes of senior notes, designated as the Class A-1 notes, Class A-2 notes, Class A-3 notes and Class A-4 notes.  We refer to these notes as the “Class A notes.”  The issuing entity will also issue two classes of subordinate notes, designated as the Class B notes and the Class C notes.

The notes will be delivered in book-entry form only and will be issued in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof.

Interest

Each class of notes will bear interest at the fixed rate per annum for that class shown on the cover page of this prospectus supplement.

The issuing entity will pay interest on the notes on each payment date with Available Amounts and amounts withdrawn from the reserve fund as set forth under “Certain Information Regarding the Notes—Payments and Distributions on the Notes—Distributions” below.

Interest will be payable to you monthly on the 15th day of each month or, if that date is not a business day, on the next business day.  Interest on the Class A-1 notes will be calculated for each interest period based on the actual number of days in such interest period and a 360-day year.  Interest on the Class A-2 notes, Class A-3 notes, Class A-4 notes, Class B notes and Class C notes will be calculated for each interest period on the basis of a 360-day year consisting of twelve 30-day months.  An interest period means, with respect to the Class A-1 notes, the period from and including the prior payment date (or, in the case of the initial payment date, from and including the closing date) to but excluding the current payment date and, with respect to the Class A-2 notes, the Class A-3 notes, the Class A-4 notes, the Class B notes and the Class C notes, the period from and including the 15th day of the prior month (or, in the case of the initial payment date, from and including the closing date) to but excluding the 15th day of the current month.

Interest payments on the Class A notes will have the same priority.  If on any payment date the issuing entity has insufficient funds to make a full payment of interest on the Class A notes, the holders of the Class A notes will receive their pro rata share of the amount available for interest on the Class A notes.

Interest payments on the Class B notes and Class C notes will be subordinated to interest payments on the Class A notes, and interest payments on the Class C notes will be subordinated to interest payments on the Class B notes.  In addition, after the acceleration of the notes following an event of default resulting from a payment default or certain bankruptcy or insolvency events, the issuing entity will not make interest payments on the Class B notes or the Class C notes until the Class A notes have been paid in full and will not make interest payments on the Class C notes until the Class B notes have been paid in full.

If on any payment date, the issuing entity does not have sufficient funds to make a full payment of interest on any class of notes, the amount of the shortfall will be carried forward, and together with interest on the shortfall amount at the applicable interest rate for that class, added to the amount of interest the affected class of noteholders will be entitled to receive on the next payment date.

Principal

Principal of the notes will be payable in an amount equal to the amount by which (1) the aggregate principal balance of the contracts as of the close of business on the last day of the Due Period relating to the prior payment date (or in the case of the first payment date, the aggregate principal balance of the initial contracts as of the initial cutoff date) exceeds (2) the aggregate principal balance of the contracts as of the close of business on the last day of the Due Period relating to such payment date, excluding certain non-collectible or defaulted contracts and contracts to be repurchased by the depositor or purchased by the servicer due to certain breaches, but including the amount on deposit in the pre-funding account.

Principal payments on the Class A notes will be senior in priority to principal payments on the Class B notes and Class C notes.  Principal payments on the Class B notes will be senior in priority to principal payments on the Class C notes.  Principal payments on the notes will be paid sequentially, so that no principal will be paid on the Class B notes until the aggregate outstanding principal balance of the Class A notes has been paid in full and that no principal will be paid on the Class C notes until the aggregate outstanding principal balance of the Class A notes and Class B notes has been paid in full.  The classes of Class A notes will generally be paid principal in numerical order unless there has been an acceleration of the notes following an event of default.  The issuing entity will pay principal on the notes on each payment date with Available Amounts and amounts withdrawn from the reserve fund as set forth under “Certain Information Regarding the Notes—Payments and Distributions on the Notes—Distributions” below.

Principal of each class of notes is due and payable on the final scheduled payment date for that class shown on the cover page of this prospectus supplement.

Optional Redemption

The servicer has the option upon twenty days’ prior written notice to the indenture trustee to purchase all of the contracts on any payment date if the aggregate outstanding principal balance of the contracts owned by the issuing entity is less than 10% of the sum of:

•                  the aggregate outstanding principal balance of the initial contracts as of the initial cutoff date; and

•                  the aggregate outstanding principal balance of the subsequent contracts as of their related subsequent cutoff date or dates.

If the servicer exercises this option, the notes will be redeemed at a price equal to the unpaid principal amount of the notes plus accrued interest thereon.

Mandatory Redemption Following the Pre-Funding Period

The notes will be prepaid in part, without premium, on the payment date on or immediately following the last day of the pre-funding period if any amount remains on deposit in the pre-funding account after subsequent contracts are transferred to the issuing entity.  The aggregate principal amount of notes to be prepaid will be an amount equal to the amount then on deposit in the pre-funding account, and such amount will be applied to the notes as a principal payment in the order of priority described under  “Certain Information Regarding the Notes — Payments and Distributions on the Notes — Distributions” below.

Voting Rights

This prospectus supplement and the accompanying prospectus specify certain circumstances under which the consent, approval, direction or request of the holders of a specified percentage of the outstanding principal amount of the notes must be obtained, given or made, or under which such holders are permitted to take an action or give a notice.  Except in limited circumstances, only the Controlling Class will have those rights.  See “Description of the Notes and Indenture—The Indenture—Modification of Indenture With Noteholder Consent” in the accompanying prospectus.

In particular, under the indenture, if the maturity dates of the notes are accelerated following an event of default due to a payment default and the indenture trustee determines that the trust assets will not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the maturity dates of the notes had not been accelerated, the indenture trustee may sell the trust assets for an amount less than the aggregate outstanding principal balance of the notes with the consent of the holders of a majority of the outstanding principal balance of the Controlling Class.  See “Description of the Notes and Indenture—The Indenture—Events of Default; Rights Upon Event of Default” in the accompanying prospectus.

Notices

You will be notified in writing by the indenture trustee of any event of default, event of termination or termination of, or appointment of a successor to, the servicer promptly upon a responsible officer obtaining actual knowledge of these events.  If notes are issued other than in book-entry form, those notices will be mailed to the addresses of noteholders as they appear in the register maintained by the indenture trustee prior to mailing.  Those notices will be deemed to have been given on the date of that publication or mailing.

Certain Information Regarding the Notes

The Accounts

The Collection Account

The indenture trustee will establish an account referred to as the collection account in accordance with the sale and servicing agreement.  The servicer will cause all collections made on or in respect of the contracts during a Due Period to be deposited in or credited to the collection account.  The servicer is required to deposit, without deposit into any intervening account, into the collection account as promptly as practicable, but in any case not later than the second business day following processing thereof, all amounts received on or in respect of the contracts.  However, if the servicer’s short term debt security rating is at least “Prime-1” by Moody’s Investors Service, Inc. and “A-1” by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., the servicer may deposit into the collection account all amounts received on or in respect of the contracts on the business day immediately preceding each payment date.  The servicer is required to use its best efforts to cause an obligor to make all payments on the contracts to one or more lockbox banks (either directly by remitting payments to a lockbox, or indirectly by making payments through direct debit, the telephone or the internet to an account of the servicer which payments will be subsequently transferred from such account to one or more lockbox banks), acting as agent for the issuing entity pursuant to a lockbox agreement.  Funds in the collection account will be invested in certain eligible investments.  All income or other gain from such investments will be promptly deposited in, and any loss resulting from such investments shall be charged to, the collection account.

The Pre-Funding Account

The depositor will establish a trust account with the indenture trustee referred to as the pre-funding account in accordance with the sale and servicing agreement.  The pre-funding period generally will be the ninety-day period immediately following the closing date.  During the pre-funding period, the pre-funding account will be maintained by the indenture trustee for your benefit to secure the depositor’s obligations under the sale and servicing agreement to purchase and transfer subsequent contracts to the issuing entity.  Amounts held from time to time in the pre-funding account may be invested at the direction of the servicer in investments acceptable to the rating agencies rating the notes as being consistent with the ratings of the notes.  On the closing date, the depositor will deposit $252,518,789.63 (which amount represents approximately 31.6% of the aggregate principal amount of the notes as of the closing date) into the pre-funding account.  During the  pre-funding period, the depositor will use the funds, if any, on deposit in the pre-funding account to purchase subsequent contracts from the seller and transfer those contracts to the issuing entity.

The depositor will be obligated to convey subsequent contracts to the issuing entity, subject only to the availability of additional contracts and the satisfaction of certain conditions precedent and the eligibility criteria described under “The Contracts—Criteria for Selecting the Contracts” and “—Characteristics of the Contracts” in this prospectus supplement and “Description of the Transfer and Servicing Agreements—Conveyance of Contracts” and  “—Representations and Warranties Made by the Seller and the Depositor” in the prospectus.  In connection with the transfer of subsequent contracts, the seller and the depositor will represent that the requirements discussed above are satisfied, but there will be no independent verification to confirm such representations.  The underwriting criteria for subsequent contracts will be substantially the same as those for the initial contracts.

The amount in the pre-funding account will be reduced by the amount used to purchase subsequent contracts from the seller.  The depositor expects that the pre-funded amount will be reduced to less than $150,000 by the payment date occurring in April 2007.  Any pre-funded amount remaining at the end of the pre-funding period will be payable to the noteholders and applied to the notes as a principal payment in the order of priority set forth in “Description of the Notes—Principal”.

The Reserve Fund

The depositor will establish pursuant to the sale and servicing agreement the reserve fund which will be a segregated account in the name of the indenture trustee.  The reserve fund will be created with an initial deposit by the depositor on the closing date and will thereafter be funded as described below under “—Calculation of Reserve Fund Required Amount” and “—Payments and Distributions on the Notes—Distributions”.

Amounts held from time to time in the reserve fund will be held for the benefit of noteholders and may be invested at the direction of the servicer in investments acceptable to the rating agencies rating the notes as being consistent with the ratings of the notes.  Investment income on those investments will be paid to the depositor, upon the direction of the servicer, to the extent that funds on deposit in the reserve fund on any payment date exceed the amount that is required to be on deposit in the reserve fund.  If the amount on deposit in the reserve fund on any payment date exceeds the amount that is required to be on deposit in the reserve fund on that payment date, the indenture trustee will withdraw that excess and pay it to the depositor.  Upon any distribution to the depositor of those excess amounts, the noteholders will not have any rights in, or claims to, those amounts.

The servicer may, from time to time after the date of this prospectus supplement, request each rating agency rating the notes to approve a formula for determining the amount that is required to be on deposit in the reserve fund on each payment date that is different from that described below.  If each rating agency delivers a letter to the indenture trustee and the owner trustee to the effect that the use of any new formula will not result in a qualification, reduction or withdrawal of its then-current rating of any class of the notes, then the amount that is required to be on deposit in the reserve fund will be determined in accordance with the new formula.  The sale and servicing agreement will accordingly be amended, without the consent of any noteholder, to reflect the new calculation.

If Available Amounts for any payment date, after paying the servicing fee, reimbursing the servicer for servicer advances and paying the indenture trustee’s fee, are insufficient to pay principal and interest on the notes, the indenture trustee will withdraw funds from the reserve fund for distribution to the noteholders to cover any shortfalls.  If on the final scheduled payment date of any class of notes the principal amount of that class has not been paid in full, the indenture trustee will withdraw funds from the reserve fund to pay those notes.

None of the noteholders, the indenture trustee, the servicer, or the depositor will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent payment date to make full distributions to the noteholders.

Calculation of Reserve Fund Required Amount

On the closing date, the depositor will deposit a total of $1,368,703.03 into the reserve fund.  On any date on which subsequent contracts are transferred to the issuing entity, an additional amount equal to 0.25% of the aggregate principal balance of those subsequent contracts as of the related subsequent cutoff date will be deposited into the reserve fund.  With respect to any payment date, the reserve fund required amount will equal the greater of (a) 1.50% of the aggregate principal balance of the contracts in the issuing entity as of the last day of the immediately preceding Due Period; provided, however, that if a reserve fund trigger event occurs, the reserve fund required amount will be equal to 6.00% of the aggregate principal balance of the contracts in the issuing entity as of the last day of the immediately preceding Due Period and (b) 1.00% of the initial aggregate principal amount of the notes; provided, however, in no event shall the reserve fund required amount be greater than the aggregate outstanding principal balance of the notes.  As of any payment date, the amount of funds actually on deposit in the reserve fund may, in certain circumstances, be less than the reserve fund required amount.

A“reserve fund trigger event” will have been deemed to occur with respect to any payment date if (i) the Average Delinquency Ratio for such payment date is equal to or greater than (a) 2.50% for any payment date which occurs within the period from the closing date to, and inclusive of, the first anniversary of the closing date, (b) 3.00% for any payment date which occurs within the period from the day after the first anniversary of the closing date to, and inclusive of, the second anniversary of the closing date, (c) 3.50% for any payment date which occurs within the period from the day after the second anniversary of the closing date to, and inclusive of, the third anniversary of the closing date or (d) 4.00% for any payment date following the third anniversary of the closing date; (ii) the Average Loss Ratio for such payment date is equal to or greater than (a) 3.50% for any payment date which occurs within the period from the closing date to, and inclusive of, the second anniversary of the closing date, or (b) 3.25% for any payment date following the second anniversary of the closing date; or (iii) the Cumulative Loss Ratio for such payment date is equal to or greater than (a) 1.75% for any payment date which occurs within the period from the closing date to, and inclusive of, the first anniversary of the closing date, (b) 2.50% for any payment date which occurs within the period from the day after the first anniversary of the closing date to, and inclusive of, the second anniversary of the closing date, (c) 3.25% for any payment date which occurs within the period from the day after the second anniversary of the closing date to, and inclusive of, the third anniversary of the closing date, or (d) 3.50% for any payment date following the third anniversary of the closing date.

A reserve fund trigger event will be deemed to have terminated with respect to a payment date if no reserve fund trigger event shall exist with respect to three consecutive payment dates (inclusive of the respective payment date).

Interest Reserve Account

The depositor will establish, and fund with an initial deposit on the closing date, the interest reserve account, for the purpose of paying carrying charges related to the pre-funding mechanism on payment dates that occur during (and on the first payment date following the end of) the pre-funding period.  In addition to the initial deposit, all investment earnings with respect to the pre-funding account are to be deposited into the interest reserve account.  Pursuant to the sale and servicing agreement, on each payment date described above, amounts in respect of carrying charges will be paid from such account.

The interest reserve account will be established to account for the fact that a portion of the proceeds obtained from the sale of the notes will be deposited in the pre-funding account rather than invested in contracts, and the monthly investment earnings on amounts in the pre-funding account (until such amounts have been used to acquire subsequent contracts) are expected to be less than the weighted average of the interest rates of the respective classes of notes with respect to the corresponding portion of the principal balances of the respective classes of notes, as well as the amount necessary to pay the indenture trustee’s fee.  The interest reserve account is not intended to provide any protection against losses on the contracts in the issuing entity.  On the date on which subsequent contracts have been conveyed to the issuing entity and the pre-funding period has terminated, funds remaining in the interest reserve account on such date (other than amounts in respect of carrying charges to be applied on the next payment date) will be released to the depositor.

The Distribution Account

The indenture trustee will establish and maintain with itself the distribution account, in the name of the indenture trustee on behalf of the noteholders, in which amounts released from the collection account, reserve fund, interest reserve account and pre-funding account for distribution to noteholders will be deposited and from which all distributions to noteholders will be made.

Determination of Outstanding Principal Balances

Prior to each payment date, the servicer will calculate a seven-digit decimal factor which represents the unpaid principal amount of each class of notes, after giving effect to payments to be made on such payment date, as a fraction of the initial outstanding principal amount of such class of notes.

If the servicer were to perform such calculations on the closing date, the resulting decimal factor for each of the notes would be 1.0000000.  Thereafter, these decimal factors will decline in correspondence with reductions in the outstanding principal amount of the notes.  Your portion of the aggregate outstanding principal amount of notes will be the product of:

•                  the original denomination of the class of notes you own; and

•                  the decimal factor relating to the class of notes at the time of determination (calculated as described above).

Noteholders of record will receive reports on or about each payment date concerning payments received on the contracts, the aggregate outstanding principal balance of the contracts owned by the issuing entity, the decimal factors described above and various other items of information.  In addition, noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.  See“Description of the Transfer and Servicing Agreements—Servicing—Statements to Securityholders” in the accompanying prospectus and “Reports to Noteholders” in this prospectus supplement.

Payments and Distributions on the Notes

Available Amounts

The issuing entity will pay principal and interest in respect of the notes on each payment date from Available Amounts for the payment date, as well as amounts permitted to be withdrawn from the reserve fund.  See “Certain Information Regarding the Notes—The Accounts—The Reserve Fund.”  “Available Amounts” for any payment date are generally the sum of:

•                  the following amounts on deposit in the collection account which the issuing entity received during the prior calendar month:

(1)                                  all amounts allocable to scheduled principal or interest payments on the contracts;

(2)                                  prepayments of contracts; and

(3)                                  proceeds of repossessed financed motorcycles and other proceeds of defaulted contracts;

•                  the acquisition price paid by the depositor in repurchasing contracts from the issuing entity on that payment date as a result of a breach of the representations and warranties with respect to those contracts in the sale and servicing agreement;

•                  the acquisition price paid by the servicer in purchasing contracts from the issuing entity on that payment date as a result of a breach of its servicing obligations relating to those contracts as specified in the sale and servicing agreement;

•                  servicer advances, if any, made by the servicer on that payment date in respect of interest payments for the prior calendar month which were delinquent by 30 or more days;

•                  the amount paid by the servicer to purchase the contracts when the aggregate outstanding principal balance of the contracts owned by the issuing entity is reduced to less than 10% of the sum of (i) aggregate outstanding principal balance of the initial contracts as of the initial cutoff date and (ii) the aggregate outstanding principal balance of the subsequent contracts as of their related subsequent cutoff date or dates; and

•                  solely in respect of a mandatory redemption of the notes described under “Description of the Notes—Mandatory Redemption Following the Pre-Funding Period”, any amounts remaining on deposit in the pre-funding account on or immediately following the last day of the pre-funding period after giving effect to the issuing entity’s acquisition of subsequent contracts.

The precise calculation of the funds available to the issuing entity on each payment date to make payments on the notes is set forth in the definition of “Available Amounts” and the definitions of the defined terms contained in that definition set forth in the Glossary.  We refer you to those definitions.

Servicing Compensation and Reimbursement of Servicer Advances

On each payment date, the servicer will be entitled to receive the servicing fee in an amount equal to the product of one twelfth (1/12th) of one percent (1.00%) and the aggregate principal balance of the contracts as of the first day of the calendar month preceding the month in which that payment date falls (or with respect to the first payment date, the aggregate principal balance of the initial contracts as of the initial cutoff date).  The servicer will also be entitled to retain any late payment fees, prepayment charges, if any, and other similar fees and charges received during the prior calendar month.

The servicer is obligated to advance each month an amount equal to accrued and unpaid interest on each contract which was 30 days or greater delinquent with respect to the related Due Period, but only to the extent that the servicer believes that the amount of such advance will be recoverable from collections on such contract.  The servicer will be entitled to reimbursement of its outstanding advances on any payment date by means of a first priority withdrawal of certain funds then held in the collection account.  See “Description of the Transfer and Servicing Agreements—Servicing—Advances” in the prospectus and “—Distributions” in this prospectus supplement.

Distributions

On each payment date prior to the acceleration of the notes, the servicer will direct the indenture trustee to apply the Available Amounts, together with amounts withdrawn from the reserve fund, in the following order of priority:

(1)                                  Mandatory Redemption — the amount of any mandatory redemption, first, to the Class A-1 noteholders until the aggregate outstanding principal balance of the Class A-1 notes has been paid in full, second, to the Class A-2 noteholders until the aggregate outstanding principal balance of the Class A-2 notes has been paid in full, third, to the Class A-3 noteholders until the aggregate outstanding principal balance of the Class A-3 notes has been paid in full, fourth, to the Class A-4 noteholders until the aggregate outstanding principal balance of the Class A-4 notes has been paid in full, fifth, to the Class B noteholders until the aggregate outstanding principal balance of the Class B notes has been paid in full, and sixth, to the Class C noteholders until the aggregate outstanding principal balance of the Class C notes has been paid in full;

(2)                                  Servicer Advances — reimbursement of servicer advances, to the servicer;

(3)                                  Servicing Fee — the servicing fee, to the servicer;

(4)                                  Indenture Trustee Fee — the indenture trustee’s fee, to the indenture trustee;

(5)                                  Class A Interest — to the Class A noteholders, pro rata, all accrued and unpaid interest on the Class A notes, including any accrued and unpaid interest on the Class A notes payable on prior payment dates plus interest on that accrued and unpaid interest;

(6)                                  Class A Principal — the First Priority Principal Distributable Amount, first, to the Class A-1 noteholders until the aggregate outstanding principal balance of the Class A-1 notes has been paid in full, second, to the Class A-2 noteholders until the aggregate outstanding principal balance of the Class A-2 notes has been paid in full, third, to the Class A-3 noteholders until the aggregate outstanding principal balance of the Class A-3 notes has been paid in full and, fourth, to the Class A-4 noteholders until the aggregate outstanding principal balance of the Class A-4 notes has been paid in full;

(7)                                  Class B Interest — to the Class B noteholders, all accrued and unpaid interest on the Class B notes, including any accrued and unpaid interest on the Class B notes payable on prior payment dates plus interest on that accrued and unpaid interest;

(8)                                  Class A and Class B Principal - the Second Priority Principal Distributable Amount, first, to the Class A-1 noteholders, until the aggregate outstanding principal balance of the Class A-1 notes has been paid in full, second, to the Class A-2 noteholders until the aggregate outstanding principal balance of the Class A-2 notes has been paid in full, third, to the Class A-3 noteholders until the aggregate outstanding principal balance of the Class A-3 notes has been paid in full, fourth, to the Class A-4 noteholders until the aggregate outstanding principal balance of the Class A-4 notes has been paid in full, and fifth, to the Class B noteholders until the aggregate outstanding principal balance of the Class B notes has been paid in full;

(9)                                  Class C Interest — to the Class C noteholders, all accrued and unpaid interest on the Class C notes, including any accrued and unpaid interest on the Class C notes payable on prior payment dates plus interest on that accrued and unpaid interest;

(10)                            Note Principal — the Note Principal Distributable Amount, first, to the Class A-1 noteholders until the aggregate outstanding principal balance of the Class A-1 notes has been paid in full, second, to the Class A-2 noteholders until the aggregate outstanding principal balance of the Class A-2 notes has been paid in full, third, to the Class A-3 noteholders until the aggregate outstanding principal balance of the Class A-3 notes has been paid in full, fourth, to the Class A-4 noteholders until the aggregate outstanding principal balance of the Class A-4 notes has been paid in full, fifth, to the Class B noteholders until the aggregate outstanding principal balance of the Class B notes has been paid in full, and, sixth, to the Class C noteholders until the aggregate outstanding principal balance of the Class C notes has been paid in full;

(11)                            Reserve Fund — to the reserve fund, the amount, if any, needed to fund the reserve fund to the required amount; and

(12)                            Residual — any remaining amounts to the depositor as certificateholder under the trust agreement.

The issuing entity is to make payments first from Available Amounts, and second, but only as to amounts described in clauses (5), (6), (7), (8), (9) and (10) above, from amounts permitted to be withdrawn from the reserve fund as described under “Certain Information Regarding the Notes—The Accounts—Reserve Fund” above.

On each payment date after an event of default due to a breach by the issuing entity of a representation,  warranty, material covenant or material agreement in the indenture and acceleration of the notes, amounts available to the noteholders, after the payment of the amounts described in clauses (1) - (4) above, will be distributed in the following priority:

first, Class A Interest — to the Class A noteholders, pro rata, all accrued and unpaid interest on the Class A notes, including any accrued and unpaid interest on the Class A notes payable on prior payment dates plus interest on that accrued and unpaid interest;

second, Class A Principal — the First Priority Principal Distributable Amount, first, to the Class A-1 noteholders, until the aggregate outstanding principal balance of the Class A-1 notes has been paid in full and, second, pro rata, to the Class A-2, Class A-3 and Class A-4 noteholders, until the aggregate outstanding principal balance of the Class A-2, Class A-3 and Class A-4 notes has been paid in full;

third, Class B Interest — to the Class B noteholders, all accrued and unpaid interest on the Class B notes, including any accrued and unpaid interest on the Class B notes payable on prior payment dates plus interest on that accrued and unpaid interest;

fourth, Class A and Class B Principal - the Second Priority Principal Distributable Amount, first, to the Class A-1 noteholders, until the aggregate outstanding principal balance of the Class A-1 notes has been paid in full, second, pro rata, to the Class A-2, Class A-3 and Class A-4 noteholders, until the aggregate outstanding principal balance of the Class A-2, Class A-3 and Class A-4 notes has been paid in full, and third, to the Class B noteholders until the aggregate outstanding principal balance of the Class B notes has been paid in full;

fifth, Class C Interest - to the Class C noteholders, all accrued and unpaid interest on the Class C notes, including any accrued and unpaid interest on the Class C notes payable on prior payment dates plus interest on that accrued and unpaid interest;

sixth, Class A Principal - to the Class A noteholders, any amounts remaining, first, to the Class A-1 noteholders, until the aggregate outstanding principal balance of the Class A-1 notes has been paid in full and, second, pro rata, to the Class A-2, Class A-3 and Class A-4 noteholders, until the aggregate outstanding principal balance of the Class A-2, Class A-3 and Class A-4 notes has been paid in full;

seventh, Class B Principal - to the Class B noteholders, any amounts remaining until the aggregate outstanding principal balance of the Class B notes has been paid in full; and

eighth, Class C Principal - to the Class C noteholders, any amounts remaining until the aggregate outstanding principal balance of the Class C notes has been paid in full.

On each payment date after an event of default due to a payment default or certain bankruptcy or insolvency events and acceleration of the notes, amounts available to the noteholders, after the payment of the amounts described in clauses (1) - (4) above, will be distributed in the following priority:

first, Class A Interest — to the Class A noteholders, pro rata, all accrued and unpaid interest on the Class A notes, including any accrued and unpaid interest on the Class A notes payable on prior payment dates plus interest on that accrued and unpaid interest;

second, Class A Principal — to the Class A noteholders, any amounts remaining, first, to the Class A-1 noteholders, until the aggregate outstanding principal balance of the Class A-1 notes has been paid in full and, second, pro rata, to the Class A-2, Class A-3 and Class A-4 noteholders, until the aggregate outstanding principal balance of the Class A-2, Class A-3 and Class A-4 notes has been paid in full;

third, Class B Interest — to the Class B noteholders, all accrued and unpaid interest on the Class B notes, including any accrued and unpaid interest on the Class B notes payable on prior payment dates plus interest on that accrued and unpaid interest;

fourth, Class B Principal — to the Class B noteholders, any amounts remaining until the aggregate outstanding principal balance of the Class B notes has been paid in full;

fifth, Class C Interest - to the Class C noteholders, all accrued and unpaid interest on the Class C notes, including any accrued and unpaid interest on the Class C notes payable on prior payment dates plus interest on that accrued and unpaid interest; and

sixth, Class C Principal - to the Class C noteholders, any amounts remaining until the aggregate outstanding principal balance of the Class C notes has been paid in full.

Fees and Expenses

The following table describes the fees and expenses that are paid or payable out of Available Amounts (including any amounts withdrawn from the reserve fund).

Fee/Expense	Servicer Advance	Servicing Fee	Indenture Trustee Fee
Purpose	Reimbursement to Servicer for prior advances made by Servicer comprised of accrued and unpaid interest on contracts that are 30 days or greater delinquent with respect to the related due period	Compensation for services provided by Servicer	Compensation for services provided by Indenture Trustee

Party Receiving Fee/Expense	Servicer	Servicer	Indenture Trustee

Distribution Priority (2)	Clause (2) of payment waterfall	Clause (3) of payment waterfall	Clause (4) of payment waterfall

Payment Frequency	monthly	monthly	monthly

Amount or Method of Calculating the Amount	Aggregate amount of unreimbursed advances outstanding as of the end of the prior calendar month

The sum of (i) an amount equal to the product of one-twelfth (1/12th) of one percent (1.00%) times the aggregate principal balance of the contracts as of the first day of the calendar month preceding the month in which that payment date falls and (ii) any late payment fees, prepayment charges, if any, and other similar fees and charges received during the prior calendar month

An amount equal to one-twelfth of the product of 0.00215% and the sum of (i) the aggregate principal balance of the contracts and (ii) the amount on deposit in the pre-funding account, in each case, as of the first day of the calendar month preceding the month in which that payment date falls; provided, however, in no event will the indenture trustee fee be less than $200.00 per month

Material Federal Income Tax Consequences

The discussion under the heading “Material Federal Income Tax Consequences” is for general information only and may not address all tax considerations that may be significant to you.  The discussion was written on the understanding that it may be used in promoting, marketing, and recommending the transactions discussed herein.  The discussion was not written and is not intended to be used by any person, and cannot be used by any person, for purposes of avoiding penalties under the Internal Revenue Code of 1986, as amended.  Each prospective investor should consult an independent tax advisor as to the tax consequences of the transaction based on the investor’s particular circumstances.

(1)  The distribution priority references are to clauses in the waterfall of payments as set forth under "Certain Information Regarding the Notes—Payments and Distributions on the Notes—Distributions" in this prospectus supplement.

Treatment of Issuing Entity

Winston & Strawn LLP, as federal tax counsel to the issuing entity, will deliver its opinion on the closing date that the issuing entity will not be an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes.  This opinion will be based on the assumptions and qualifications described in the accompanying prospectus under the caption “Material Federal Income Tax Consequences.”

Treatment of Investors in Notes

Winston & Strawn LLP, as federal tax counsel to the issuing entity, will deliver its opinion that the notes will be characterized as indebtedness for federal income tax purposes.  Each purchaser of the notes agrees to treat the notes as debt for federal, state and local income and franchise tax purposes.  An investor will be taxed on the amount of payments of interest on a note as ordinary interest income at the time it accrues or is received in accordance with the investor’s regular method of accounting.  An accrual basis holder of a note with a maturity date of not more than one year from the issue date of that note (and some cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis or under a constant-yield method over the term of each interest period.  In the case of notes with a term that is more than one year, such notes are not expected to be issued with original issue discount greater than a de minimis amount (one-fourth of one percent, or 0.25%, of the note’s principal amount or other stated redemption price at maturity multiplied by the number of full years included in determining the weighted average maturity of the note).  An investor who disposes of a note will recognize taxable gain or loss equal to the difference between the amount realized and the investor’s adjusted tax basis in the note.  Any gain or loss will be a capital gain or loss assuming the notes constitute capital assets in the hands of the owner.  Special rules apply to investors who purchase notes at a discount or a premium.  The foregoing general description of the treatment of investors in notes is subject to the further explanation, assumptions and qualifications set forth in the accompanying prospectus.

ERISA Considerations

The notes are available for purchase by or with plan assets of a private employee benefit plan, individual retirement account, Keogh Plan, group trust or other entity the assets of which are subject to ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (each, a “Benefit Plan”).  A fiduciary of a Benefit Plan must determine that the purchase of a note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code.

For additional information regarding treatment of the notes under ERISA, see “ERISA Considerations” in the accompanying prospectus.

Some transactions involving a trust might be deemed to constitute nonexempt prohibited transactions under ERISA and the Code with respect to a Plan that purchased notes if assets of the issuing entity were deemed to be assets of the Plan.  Under a regulation issued by the United States Department of Labor (the “Plan Assets Regulation”), the assets of a trust would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquired an

“equity interest” in the issuing entity and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.  Although no assurances can be given in this regard, the notes should be treated as “debt” and not as “equity interests” for purposes of the Plan Assets Regulation because the notes (i) are expected to be treated as indebtedness under local law and (ii) should not be deemed to have any “substantial equity features.”

Regardless of whether the assets of a trust will be treated as plan assets of a Benefit Plan,  the purchase and holding of notes could give rise to a nonexempt prohibited transaction to the extent the issuing entity, the indenture trustee, the owner trustee, the servicer or one or more of the underwriters, or certain of their affiliates, maintain relationships with a prospective Benefit Plan investor (or its fiduciaries).  These relationships may cause the issuing entity, the indenture trustee, the owner trustee, the servicer or an underwriter to be a fiduciary  or a party in interest with respect to such Benefit Plan.

To the extent the issuing entity, the indenture trustee, the owner trustee, the servicer or an underwriter is a fiduciary or a party in interest with respect to a Benefit Plan investor, certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. Potentially available exemptions would include, without limitation, Prohibited Transaction Class Exemption (“PTCE”) 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a plan by a “qualified professional asset manager”; and PTCE 96-23, which exempts certain transactions effected on behalf of a plan by an “in-house asset manager.”

A purchaser of notes should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by the applicable exemption or exemptions might not cover all acts that might be construed as prohibited transactions. For example, to the extent the indenture trustee, the owner trustee, the servicer or an underwriter has investment discretion to invest the assets of the Benefit Plan in securities, gives investment advice with respect to the Benefit Plan’s investment in notes or is an employer maintaining or contributing to the Benefit Plan, the above exemptions likely would not cover the Benefit Plan’s investment in the notes and, as a result, the investment in the notes might give rise to a non-exempt prohibited transaction.  Exemptions from the prohibited transaction rules that may apply to a transaction involving the purchase of notes include the service provider exemption provided by Sections 408(b)(17) of ERISA, and the corresponding exemption provided under Section 4975 of the Code.  Plan fiduciaries should make their own determination regarding whether any relationship the Benefit Plan investor (or its fiduciaries) maintains with the issuing entity, the indenture trustee, the owner trustee, the servicer or an underwriter (or certain of their affiliates) would constitute a nonexempt prohibited transaction under ERISA or Section 4975 of the Code.

Each person that acquires a note and that is or is acquiring the note on behalf of or with plan assets of a Benefit Plan will be deemed to have represented that its acquisition and holding of the note do not give rise to a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or under any substantially similar applicable law, for which a statutory, regulatory or administrative exemption is not available.

The sale of any of the notes to a Plan is in no respect a representation by the issuing entity, the depositor, the servicer, the seller or the underwriters that such an investment meets all relevant legal requirements relating to investments by Benefit Plans generally or any particular Benefit Plan, or that such an investment is appropriate for Benefit Plans generally or any particular Benefit Plan.

Legal Proceedings

None of the sponsor, the depositor, the servicer, the seller or the issuing entity are parties to any legal or governmental proceeding which could have a material adverse impact on your interest in the notes or in the issuing entity’s assets.

Underwriting

Subject to the terms and conditions set forth in the underwriting agreement among the depositor, the seller and the underwriters, the depositor has agreed to sell to each of the underwriters named below and each of those underwriters has severally agreed to purchase the following respective initial principal amounts of notes at the respective public offering prices less the respective underwriting discounts shown on the cover page of this prospectus supplement:

Underwriter	Initial Principal Amount of Class A-1 Notes	Initial Principal Amount of Class A-2 Notes	Initial Principal Amount of Class A-3 Notes	Initial Principal Amount of Class A-4 Notes	Initial Principal Amount of Class B Notes	Initial Principal Amount of Class C Notes
Wachovia Capital Markets, LLC	$28,200,000	$58,000,000	$31,600,000	$28,600,000	$24,000,000	$10,000,000
J.P. Morgan Securities Inc.	$28,200,000	$58,000,000	$31,600,000	$28,600,000	$24,000,000	$10,000,000
ABN AMRO Incorporated	$28,200,000	$58,000,000	$31,600,000	$28,600,000	$0	$0
BNP Paribas Securities Corp.	$28,200,000	$58,000,000	$31,600,000	$28,600,000	$0	$0
Citigroup Global Markets Inc.	$28,200,000	$58,000,000	$31,600,000	$28,600,000	$0	$0
Total	$141,000,000	$290,000,000	$158,000,000	$143,000,000	$48,000,000	$20,000,000

In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the notes being offered, if any of the notes are purchased.  The underwriters have advised the depositor that they propose initially to offer the notes to the public at the respective public offering prices shown on the cover page of this prospectus supplement and to certain dealers at that price, less a concession not in excess of the amount noted in the table below.  The underwriters may allow and the dealers may reallow to other dealers a discount not in excess of the amount noted in the table below.

Class	Selling Concession Not to Exceed	Reallowance Not to Exceed

Class A-1 notes	[ ]%	[ ]%
Class A-2 notes	[ ]%	[ ]%
Class A-3 notes	[ ]%	[ ]%
Class A-4 notes	[ ]%	[ ]%
Class B notes	[ ]%	[ ]%
Class C notes	[ ]%	[ ]%

After the initial public offering of the notes, the offering prices and other selling terms may be varied by the underwriters.

Until the distribution of the notes is completed, rules of the Securities and Exchange Commission (the “SEC”) may limit the ability of the underwriters and certain selling group members to bid for and purchase the notes.  As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the notes.  Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes.

If the underwriters create a short position in the notes in connection with this offering (i.e., they sell more notes than the aggregate initial principal amount set forth on the cover page of this prospectus supplement), the underwriters may reduce that short position by purchasing notes in the open market.  In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

None of the seller, the servicer, the depositor, the issuing entity or any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that any of the transactions described above might have on the price of the notes.  In addition, none of the seller, the servicer, the depositor, the issuing entity or any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, if commenced, will not be discontinued without notice.

There is currently no secondary market for the notes and you should not assume that one will develop.  The underwriters currently expect, but are not obligated, to make a market in the notes.  You should not assume that any such market will develop, or if one does develop, that it will continue or provide sufficient liquidity.

Each underwriter has represented and agreed that:

(i)                                     it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 of the United Kingdom (the “FSMA”)) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

(ii)                                  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

No action has been taken by the issuing entity or the underwriters which would or is intended to permit a public offer of the notes in any country or jurisdiction (other than the United States of America) where action for that purpose is required.  Accordingly, no offer or sale of any notes has been authorized in any country or jurisdiction (other than the United States of America) where action for that purpose is required, and neither the prospectus nor this prospectus supplement nor any other circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction (other than the United States of America), except under circumstances which will result in compliance with applicable laws and regulations.

The underwriting agreement provides that the seller and the depositor will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make in respect thereof.

In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with Harley-Davidson, Inc., Harley-Davidson Credit Corp., Harley-Davidson Financial Services, Inc. and any of their respective affiliates.

Ratings of the Notes

It is a condition of issuance that the Class A-1 notes be rated “A-1+” by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and “Prime-1” by Moody’s Investors Service, Inc., each of the Class A-2 notes, Class A-3 notes and Class A-4 notes be rated “AAA” by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and “Aaa” by Moody’s Investors Service, Inc., the Class B notes be rated at least “A” by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and “A1” by Moody’s Investors Service, Inc. and the Class C notes be rated at least “BBB” by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and “Baa2” by Moody’s Investors Service, Inc.

We have been informed by the rating agencies listed above that the respective ratings on the notes will be monitored by the related rating agency, but we cannot assure you that either rating agency will continue monitoring the ratings assigned to the notes.  A rating is not a recommendation to buy, sell or hold securities.  Ratings on the notes may be lowered, qualified or withdrawn at any time by either of the rating agencies.  A rating is based on each rating agency’s independent evaluation of the contracts and the availability of any credit enhancement for the notes.  A rating, or a change or a withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating by the other rating agency.  A revision or withdrawal of such rating may have an adverse effect on the market price of the notes.

Legal Matters

Certain legal matters with respect to the notes, including certain federal income tax matters, will be passed upon for the seller, the servicer, the depositor and the issuing entity by Winston & Strawn LLP, Chicago, Illinois.  Certain legal matters for the underwriters will be passed upon by Sidley Austin LLP, New York, New York.

Reports to Noteholders

Unless and until the notes are issued in physical form, monthly and annual unaudited reports containing information concerning the contracts will be prepared by the servicer, and sent on behalf of the issuing entity only to Cede & Co., as nominee of The Depository Trust Company and registered holder of the notes.  No reports will be sent to you.  See “Information Regarding the Notes—Book-Entry Registration” and “Description of the Transfer and Servicing Agreements—Servicing—Statements to Securityholders” in the prospectus.  Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.  The administrator, on behalf of the issuing entity, will file with the SEC all annual reports, periodic reports and current reports of the issuing entity under the name “Harley-Davidson Motorcycle Trust 2007-1” as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, including monthly reports on Form 10-D within 15 days after each payment date.  None of these annual, periodic or current reports will be available on any website of any of the seller, the servicer, the sponsor, the depositor or the issuing entity as such parties do not maintain a website for such purpose.

We filed a registration statement relating to the notes with the SEC.  This prospectus supplement is part of the registration statement, but the registration statement includes additional information.

You may read and copy any reports, statements or other information we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, DC, 20549.  You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.  Our filings with the SEC are also available to the public on the SEC Internet site (http://www.sec.gov) which website contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus supplement.  Information that we file later with the SEC will automatically update the information in this prospectus supplement.  In all cases, you should rely on the later information over different information included in this prospectus supplement or in the accompanying prospectus.  We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the issuing entity until we terminate our offering of the notes.

As a recipient of this prospectus supplement and accompanying prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), and a copy of any annual report on Form 10-K, periodic report on Form 10-D or current report on Form 8-K of the issuing entity that has been filed with the SEC, at no cost, by writing or calling us at:

Harley-Davidson Credit Corp.

150 South Wacker Drive, Suite 3100

Chicago, Illinois 60606

Attention: Treasurer

(telephone (312) 368-9501;

facsimile (312) 368-4372)

You may also request a copy of any periodic report of the issuing entity on Form 10-D at no cost by writing or calling the owner trustee at:

Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890

Attention: Corporate Trust Administration

(telephone (302) 636-6000;

facsimile (302) 636-4140)

Glossary of Terms

Aggregate Principal Balance is the sum of the Principal Balances of each outstanding contract and the amounts in the pre-funding account.  At the time of initial issuance of the notes and certificate, the initial aggregate principal amount of the notes will equal the sum of the Principal Balances of the initial contracts as of the initial cutoff date plus the initial deposit into the pre-funding account.

Aggregate Principal Balance Decline means, with respect to any payment date, the amount by which the Aggregate Principal Balance as of the close of business on the last day of the Due Period relating to the payment date immediately preceding that payment date (or as of the initial cutoff date in the case of the first payment date) exceeds the Aggregate Principal Balance as of the close of business on the last day of the Due Period relating to such payment date.

Available Amounts means, with respect to any payment date, the sum of the Available Interest and the Available Principal for such payment date and shall include, solely in respect of a payment date in connection with a mandatory redemption of the notes described under “Description of the Notes—Mandatory Redemption Following the Pre-Funding Period”, any amount remaining on deposit in the pre-funding account on the payment date on or immediately following the last day of the pre-funding period after giving effect to the issuing entity’s acquisition of subsequent contracts.

Available Interest means, with respect to any payment date, the total, without duplication, of the following amounts received by the servicer on or in respect of the contracts during the prior calendar month:

•      all amounts received in respect of interest on the contracts;

•      the interest component of all Net Liquidation Proceeds;

•      the interest component of the purchase price paid by the depositor in repurchasing contracts from the issuing entity on that payment date as a result of a breach of the representations and warranties with respect to those contracts in the sale and servicing agreement;

•      the interest component of the purchase price paid by the servicer in purchasing contracts from the issuing entity on that payment date as a result of a breach of its servicing obligations relating to those contracts as specified in the sale and servicing agreement;

•      all amounts received in respect of carrying charges transferred from the interest reserve account;

•      all amounts received in respect of interest, dividends, gains, income and earnings on investment of funds in the trust accounts;

•      servicer advances made by the servicer on that payment date in respect of interest payments for the prior calendar month which were delinquent by 30 or more days; and

•      the interest component of the amount paid by the servicer to purchase the contracts when the aggregate principal balance of the contracts is reduced to less than 10% of the sum of (i) the aggregate outstanding principal balance of the initial contracts as of the initial cutoff date and (ii) the aggregate outstanding principal balance of the subsequent contracts as of their related subsequent cutoff date or dates.

Available Principal means, with respect to any payment date, the total, without duplication, of the following amounts received by the servicer on or in respect of the contracts during the prior calendar month:

•      all amounts received in respect of principal on the contracts;

•      the principal component of all Net Liquidation Proceeds;

•      the principal component of the purchase price paid by the depositor in repurchasing contracts from the issuing entity on that payment date as a result of a breach of the representations and warranties with respect to those contracts in the sale and servicing agreement;

•      the principal component of the purchase price paid by the servicer in purchasing contracts from the issuing entity on that payment date as a result of a breach of its servicing obligations relating to those contracts as specified in the sale and servicing agreement; and

•      the principal component of the amount paid by the servicer to purchase the contracts when the aggregate principal balance of the contracts is reduced to less than 10% of the sum of (i) the aggregate outstanding principal balance of the initial contracts as of the initial cutoff date and (ii) the aggregate outstanding principal balance of the subsequent contracts as of their related subsequent cutoff date or dates.

Average Delinquency Ratio with respect to any payment date, is equal to the arithmetic average of the Delinquency Ratios for the payment date and the two immediately preceding payment dates.

Average Loss Ratio for any payment date is equal to the arithmetic average of the Loss Ratios for such payment date and the two immediately preceding payment dates.  The “Loss Ratio” for any payment date is equal to the fraction (expressed as a percentage) derived by dividing (x) the Net Liquidation Losses for all contracts that became Liquidated Contracts during the immediately preceding Due Period multiplied by 12 by (y) the outstanding Principal Balances of all contracts as of the beginning of the related Due Period.

Controlling Class means the Class A notes (voting together as a single class) for so long as any Class A notes are outstanding, then the Class B notes for so long as any Class B notes are outstanding, and then the Class C notes for so long as any Class C notes are outstanding.

Cumulative Loss Ratio for any payment date means the fraction (expressed as a percentage) computed by the servicer by dividing (a) the aggregate Net Liquidation Losses for all contracts since the related cutoff date through the end of the related Due Period by (b) the sum of (i) the principal balance of the initial contracts as of the initial cutoff date plus (ii) the principal balance of any subsequent contracts as of the related subsequent cutoff date plus (iii) the amount on deposit in the pre-funding account as of the close of business on such payment date.

Delinquency Amount as of any payment date means the principal balance of all contracts that were delinquent 60 days or more as of the end of the related Due Period (including contracts in respect of which the related motorcycles have been repossessed and are still in inventory).

Delinquency Ratio for any payment date is equal to the fraction (expressed as a percentage) derived by dividing (a) the Delinquency Amount during the immediately preceding Due Period by (b) the Principal Balance of the contracts as of the beginning of the related Due Period.

Due Period means a calendar month, and the Due Period related to a payment date shall be the calendar month immediately preceding such date.

First Priority Principal Distributable Amount means, with respect to any payment date, an amount, not less than zero, equal to the result of (a) the aggregate outstanding principal amount of the Class A notes as of the preceding payment date (after giving effect to any principal payments made on the Class A notes on that preceding payment date), minus (b) the Aggregate Principal Balance at the end of Due Period related to such payment date; provided, however, that the First Priority Principal Distributable Amount shall not exceed the outstanding principal amount of the Class A notes.

A Liquidated Contractmeans a contract with respect to which there has occurred one or more of the following: (i) 90 days have elapsed following the date of repossession (and expiration of any redemption period) with respect to the motorcycle securing such contract, (ii) the receipt of proceeds by the servicer from the sale of a repossessed motorcycle securing a contract, (iii) the servicer has determined in good faith that all amounts expected to be recovered have been received with respect to such contract, or (iv) all or any portion of any payment is delinquent 150 days or more.

Net Liquidation Losses means, with respect to all Liquidated Contracts on an aggregate basis, the amount, if any, by which (a) the outstanding Principal Balance of all Liquidated Contracts exceeds (b) the Net Liquidation Proceeds for such Liquidated Contracts.

Net Liquidation Proceeds means, as to any Liquidated Contract, the proceeds realized on the sale or other disposition of the related motorcycle, including proceeds realized on the repurchase of such motorcycle by the originating dealer for breach of warranties, and the proceeds of any insurance relating to such motorcycle, after payment of all expenses incurred thereby, together, in all instances, with the expected or actual proceeds of any recourse rights relating to such contract as well as any post disposition proceeds or other amounts in respect of a Liquidated Contract received by the servicer.

Note Principal Carryover Shortfall means, as of the close of any payment date, the excess of the Note Principal Distributable Amount with respect to the immediately preceding payment date over the amount in respect of principal that was actually paid to the notes on such preceding payment date.

Note Principal Distributable Amount means, on any payment date, the sum of (x) the Principal Distributable Amount and (y) any outstanding Note Principal Carryover Shortfall for that payment date, minus the aggregate amount of principal distributed in respect of the First Priority Principal Distributable Amount and the Second Priority Principal Distributable Amount on such payment date; provided, however, that the Note Principal Distributable Amount shall not exceed the outstanding principal amount of the notes.  Notwithstanding the foregoing, the Note Principal Distributable Amount on the scheduled final payment date for a class of notes shall not be less than the amount that is necessary (after giving effect to other amounts to be paid to that class of notes on that payment date and allocable to principal) to pay that class of notes in full.

Principal Balance means, (a) with respect to any contract as of any date, an amount equal to the unpaid principal balance of such contract as of the opening of business on the related cutoff date, reduced by the sum of (x) all payments received by the servicer as of such date allocable to principal and (y) any amount by which a court of appropriate jurisdiction in an insolvency proceeding has ordered the unpaid principal balance of such contract be reduced; provided, however, that (i) if (x) a contract is repurchased by the seller because of a breach of a representation or warranty or is purchased by the servicer because of a breach of its servicing obligations relating to such contract, or if (y) the servicer gives notice of its intent to purchase the contracts in connection with an optional termination of the issuing entity, in each case the Principal Balance of such contract or contracts shall be deemed to be zero for the Due Period in which such event occurs and for each Due Period thereafter and (ii) from and after the Due Period in which a contract becomes a Liquidated Contract, the Principal Balance of such contract shall be deemed to be zero; and (b) where the context requires, the aggregate Principal Balances described in clause (a) for all such contracts.

Principal Distributable Amount means, on any payment date, the Aggregate Principal Balance Decline for that payment date.

Second Priority Principal Distributable Amount means, with respect to any payment date, an amount, not less than zero, equal to the result of (a) the aggregate outstanding principal amount of the Class A notes and Class B notes as of the preceding payment date (after giving effect to any principal payments made on the Class A notes and Class B notes on that preceding payment date) minus (b) the sum of (i) the amount of principal distributed in respect of the First Priority Principal Distributable Amount on such payment date and (ii) the Aggregate Principal Balance at the end of the Due Period related to such payment date; provided, however, that the Second Priority Principal Distributable Amount shall not exceed the aggregate outstanding principal amount of the Class A notes and Class B notes.

ANNEX I

Global Clearance, Settlement and Tax Documentation Procedures

Except in certain limited circumstances, the notes (the “Global Securities”) will be available only in book-entry form.  Investors in the Global Securities may hold such Global Securities through The Depository Trust Company (“DTC”), Euroclear or Clearstream.  The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Euroclear and Clearstream will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e. seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Euroclear or Clearstream and DTC participants holding Global Securities will be effected on a delivery-against-payment basis through the respective depositaries of Euroclear and Clearstream (in such capacity) and as DTC participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC.  Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC.  As a result, Euroclear and Clearstream will hold positions on behalf of their participants through their respective depositaries, which in turn will hold such positions in accounts as DTC participants.

Investors electing to hold their Global Securities through DTC will follow DTC settlement practices.  Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Global Securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.  Secondary market trading between DTC participants will be settled using the procedures applicable to similar issues of securities in same-day funds.

Trading between Euroclear and/or Clearstream Participants.  Secondary market trading between Euroclear participants or Clearstream participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Euroclear or Clearstream purchaser.  When Global Securities are to be transferred from the account of a DTC participant to the account of a Euroclear participant or a Clearstream participant, the purchaser will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement.  Euroclear or Clearstream will instruct the respective depositary, as the case may be, to receive the Global Securities against payment.  Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date.  Payment will then be made by the respective depositary to the DTC participant’s account against delivery of the Global Securities.  After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear participant’s or Clearstream participant’s account.  The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Clearstream cash debit will be valued instead as of the actual settlement date.

Euroclear participants and Clearstream participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream.  Under this approach, they may take on credit exposure to Euroclear or Clearstream until the Global Securities are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to them, Euroclear participants or Clearstream participants can elect to pre-position funds and allow that credit line to be drawn upon to finance settlement.  Under this procedure, Euroclear participants or Clearstream participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts.  However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Euroclear participant’s or Clearstream participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective  Depositary for the benefit of Euroclear participants or Clearstream participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Euroclear or Clearstream seller and DTC purchaser.  Due to time zone differences in their favor, Euroclear participants and Clearstream participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC participant.  The seller will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement.  In these cases, Euroclear or Clearstream will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC participant’s account against payment.  Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date.  The payment will then be reflected in the account of the Euroclear participant or Clearstream participant the following day, and receipt of the cash proceeds in the Euroclear participant’s or Clearstream participant’s account, would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York).  Should the Euroclear participant or Clearstream participant have a line of credit with its respective clearing system and elect to be in debit in anticipation or receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day-period.  If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear participant’s or Clearstream participant’s account would instead be valued as of the actual settlement date.  Finally, day traders that use Euroclear or Clearstream and that purchase Global Securities from DTC participants for delivery to Euroclear participants or Clearstream participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

(a)           borrowing through Euroclear or Clearstream for one day (until the purchase side of the day trade is reflected in their Euroclear or Clearstream accounts) in accordance with the clearing system’s customary procedures;

(b)           borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Euroclear or Clearstream account in order to settle the sale side of the trade; or

(c)           staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear participant or Clearstream participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Euroclear or Clearstream (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN).  Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of  Foreign Status of Beneficial Owner for United States Tax Withholding).  If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI).  A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN).  Beneficial owners of Global Securities that are non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).  Form W-8BEN may be filed by the securityholder or his agent.

Exemption for U.S. Persons (Form W-9).  U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedures.  The beneficial owner of a Global Security or in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).

Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation or partnership (or other business entity treated as such) created or organized in or under the laws of the United States, any state or political subdivision thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.  Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons under the United States Internal Revenue Code of 1986, as amended (the “Code”) and applicable Treasury regulations thereunder prior to such date, that elect to continue to be treated as United States persons under the Code or applicable Treasury regulations thereunder also will be a U.S. Person.  This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities.  Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

APPENDIX A

STATIC POOL INFORMATION

This static pool information regarding delinquencies, cumulative losses and prepayments and summary pool characteristics are presented for the pool of contracts relating to each prior securitization transaction sponsored by the sponsor during the five years preceding the date of this prospectus supplement.  The static pool information is provided for illustrative purposes only and there is no assurance that the delinquency, cumulative loss and prepayment experience of the contracts held by the trust will be similar to the delinquency, cumulative loss and prepayment experience of the sponsor’s prior securitized pools of contracts.  The summary characteristics for each prior securitized pool of contracts in this Appendix A describe the initial pool of contracts as of the related initial cutoff date for such pool.  The characteristics of the final securitized pool of contracts relating to each prior securitization transaction may vary somewhat from the summary characteristics of the initial pool of contracts as of the initial cutoff date due to the purchase of additional contracts by a trust subsequent to the initial cutoff date in certain prior securitization transactions.

SUMMARY CHARACTERISTICS

Initial pool characteristics as of the related initial cutoff date

	2002-1		2002-2		2003-1		2003-2		2003-3		2003-4		2004-1		2004-2		2004-3

Number of Initial Contracts	28,568		29,395		24,871		22,122		23,875		20,008		30,892		27,754		27,906
Initial Pool Balance	$380,941,786		$390,018,516		$353,011,978		$309,124,003		$357,368,328		$300,000,003		$433,673,174		$388,240,350		$425,875,275
Avg Initial Contract Balance	13,335		13,268		14,194		13,974		14,968		14,994		14,038		13,989		15,261
Weighted Avg Interest Rate	11.35%		11.70%		10.80%		10.78%		10.01%		9.88%		9.94%		10.18%		10.30%
Weighted Avg Original Term (months)	76		76		77		77		77		77		76		77		77
Weighted Avg Remaining Term (months)	73		74		74		75		75		75		72		74		76
Weighted Avg FICO Score*	687		684		693		686		691		692		691		684		687
Minimum FICO Score	438		383		431		429		436		425		400		400		438
Maximum FICO Score	840		850		844		840		836		844		848		848		839
Initial Contracts secured by new motorcycles	76.26%		73.06%		76.82%		75.72%		80.50%		77.59%		77.29%		79.79%		80.11%
Initial Contracts secured by used motorcycles	23.74%		26.94%		23.18%		24.28%		19.50%		22.41%		22.71%		20.21%		19.89%
Distribution by Contract Interest Rate:
0 - 5.000%	0.14%		0.00%		0.01%		0.00%		2.92%		1.99%		1.97%		1.62%		1.97%
5.001 - 10.000%	46.71%		39.29%		55.93%		57.49%		63.09%		65.88%		62.95%		63.18%		59.16%
10.001 - 15.000%	41.37%		49.23%		35.99%		33.72%		26.43%		24.49%		27.03%		26.34%		30.22%
15.001 - 20.000%	9.31%		8.69%		4.83%		3.97%		3.17%		2.25%		2.45%		3.25%		3.73%
20.001 - 25.000%	2.46%		2.79%		3.25%		4.82%		4.39%		5.38%		5.61%		5.61%		4.91%
25.001 - 30.000%	0.00%		0.00%		0.00%		0.00%		0.00%		0.00%		0.00%		0.00%		0.00%
Geographic Distribution (>=5%)
	CA	10.51%	CA	10.02%	CA	11.39%	TX	8.97%	CA	9.68%	TX	10.07%	TX	11.90%	CA	9.30%	TX	9.87%
	TX	8.91%	TX	9.18%	TX	10.22%	CA	8.44%	TX	9.13%	CA	10.06%	FL	11.80%	TX	9.24%	CA	9.41%
	FL	8.60%	FL	6.42%	FL	9.79%	FL	6.78%	FL	6.51%	FL	7.58%	CA	10.89%	FL	7.24%	FL	7.59%

* Excludes contracts with no FICO score.

	2005-1		2005-2		2005-3		2005-4		2006-1		2006-2		2006-3

Number of Initial Contracts	33,509		37,795		29,949		24,081		30,668		33,101		36,041
Initial Pool Balance	$484,070,863		$539,659,875		$468,011,606		$325,000,000		$481,645,777		$503,275,266		$545,413,805
Avg Initial Contract Balance	14,446		14,279		15,627		13,496		15,705		15,204		15,133
Weighted Avg Interest Rate	10.48%		11.08%		10.86%		10.81%		11.00%		11.97%		12.23%
Weighted Avg Original Term (months)	76		77		77		76		76		77		77
Weighted Avg Remaining Term (months)	73		74		76		71		74		76		76
Weighted Avg FICO Score*	684		680		688		690		696		689		690
Minimum FICO Score	425		436		436		388		402		431		439
Maximum FICO Score	844		844		844		837		848		839		839
Initial Contracts secured by new motorcycles	76.96%		79.84%		80.11%		80.85%		80.75%		81.41%		82.63%
Initial Contracts secured by used motorcycles	23.04%		20.16%		19.89%		19.15%		19.25%		18.59%		17.37%
Distribution by Contract Rate:
0 - 5.000%	1.87%		1.82%		1.28%		4.95%		2.84%		0.10%		0.10%
5.001 - 10.000%	54.49%		49.23%		53.18%		47.24%		46.34%		39.79%		35.14%
10.001 - 15.000%	33.74%		35.96%		32.82%		35.78%		37.40%		40.99%		45.74%
15.001 - 20.000%	2.35%		8.10%		4.39%		5.24%		6.11%		9.45%		9.89%
20.001 - 25.000%	7.55%		4.89%		8.33%		6.79%		7.32%		9.67%		9.12%
25.001 - 30.000%	0.00%		0.00%		0.00%		0.00%		0.00%		0.00%		0.00%
Geographic Distribution (>=5%)
	FL	12.52%	TX	9.84%	CA	9.37%	FL	12.50%	FL	12.75%	TX	8.88%	TX	9.05%
	TX	12.31%	CA	9.03%	TX	8.71%	TX	9.56%	TX	12.65%	CA	7.48%	CA	8.27%
	CA	11.90%	FL	7.47%	FL	6.88%	CA	9.45%	CA	10.52%	FL	7.09%	FL	6.61%
							NC	5.72%			PA	5.02%

* Excludes contracts with no FICO score.

POOL FACTORS

A pool factor equals the contract balance at the end of the related period divided by the sum of the initial balance of the initial contract pool plus the initial balance of the pre-funded amount (if any).  Pool factors are first provided for the month in which the subsequent contracts were added to the trust.  Information is as of November 30, 2006.

Month	2002-1	2002-2	2003-1	2003-2	2003-3	2003-4	2004-1	2004-2	2004-3	2005-1	2005-2	2005-3	2005-4	2006-1	2006-2	2006-3

1						0.9693							0.9686
2	0.9568		0.9476	0.9500	0.9417	0.9431	0.9612	0.9623	0.9625	0.9527	0.9671	0.9647	0.9401	0.9645	0.9620	0.9612
3	0.9296	0.9333	0.9178	0.9194	0.9117	0.9197	0.9307	0.9320	0.9338	0.9224	0.9394	0.9382	0.9118	0.9347	0.9328	0.9331
4	0.9014	0.9079	0.8879	0.8918	0.8879	0.8954	0.9027	0.9060	0.9081	0.8942	0.9102	0.9139	0.8841	0.9053	0.9042	0.9098
5	0.8728	0.8831	0.8617	0.8652	0.8624	0.8729	0.8728	0.8805	0.8843	0.8673	0.8829	0.8896	0.8510	0.8762	0.8782
6	0.8473	0.8593	0.8324	0.8386	0.8378	0.8424	0.8429	0.8549	0.8608	0.8401	0.8560	0.8663	0.8209	0.8494	0.8515
7	0.8213	0.8340	0.8042	0.8147	0.8141	0.8159	0.8148	0.8299	0.8359	0.8102	0.8318	0.8427	0.7924	0.8210	0.8276
8	0.7982	0.8018	0.7775	0.7905	0.7845	0.7898	0.7882	0.8056	0.8071	0.7831	0.8061	0.8146	0.7643	0.7954
9	0.7749	0.7726	0.7506	0.7674	0.7580	0.7620	0.7620	0.7839	0.7799	0.7561	0.7823	0.7891	0.7388	0.7705
10	0.7523	0.7450	0.7272	0.7444	0.7325	0.7363	0.7378	0.7601	0.7534	0.7316	0.7585	0.7637	0.7111	0.7481
11	0.7286	0.7175	0.7051	0.7162	0.7062	0.7115	0.7125	0.7329	0.7280	0.7060	0.7321	0.7384	0.6863
12	0.6997	0.6898	0.6838	0.6903	0.6794	0.6871	0.6907	0.7062	0.7032	0.6824	0.7070	0.7142	0.6602
13	0.6729	0.6630	0.6623	0.6650	0.6555	0.6649	0.6681	0.6822	0.6772	0.6605	0.6826	0.6887	0.6383
14	0.6465	0.6391	0.6354	0.6417	0.6341	0.6431	0.6418	0.6589	0.6540	0.6351	0.6603	0.6663
15	0.6231	0.6148	0.6120	0.6180	0.6122	0.6224	0.6174	0.6355	0.6319	0.6123	0.6389	0.6452
16	0.5985	0.5949	0.5904	0.5968	0.5932	0.6047	0.5947	0.6124	0.6115	0.5912	0.6156	0.6262
17	0.5752	0.5756	0.5691	0.5757	0.5751	0.5863	0.5734	0.5902	0.5917	0.5693	0.5962
18	0.5540	0.5563	0.5468	0.5558	0.5569	0.5637	0.5529	0.5697	0.5728	0.5492	0.5775
19	0.5330	0.5384	0.5263	0.5380	0.5375	0.5426	0.5318	0.5518	0.5542	0.5287	0.5591
20	0.5148	0.5152	0.5074	0.5206	0.5154	0.5225	0.5125	0.5337	0.5317	0.5099
21	0.4969	0.4935	0.4891	0.5051	0.4946	0.5033	0.4935	0.5163	0.5122	0.4919
22	0.4794	0.4741	0.4727	0.4888	0.4757	0.4852	0.4760	0.4995	0.4941	0.4757
23	0.4627	0.4550	0.4568	0.4685	0.4572	0.4659	0.4582	0.4797	0.4752
24	0.4422	0.4354	0.4413	0.4489	0.4398	0.4478	0.4427	0.4625	0.4571
25	0.4233	0.4182	0.4261	0.4314	0.4211	0.4306	0.4271	0.4435	0.4385
26	0.4051	0.4019	0.4091	0.4140	0.4046	0.4152	0.4088	0.4266	0.4228
27	0.3882	0.3856	0.3922	0.3975	0.3895	0.4012	0.3920	0.4105	0.4079
28	0.3708	0.3724	0.3771	0.3811	0.3765	0.3879	0.3758	0.3945	0.3939

Month	2002-1	2002-2	2003-1	2003-2	2003-3	2003-4	2004-1	2004-2	2004-3	2005-1	2005-2	2005-3	2005-4	2006-1	2006-2	2006-3

29	0.3549	0.3590	0.3626	0.3654	0.3618	0.3747	0.3605	0.3806
30	0.3413	0.3459	0.3477	0.3520	0.3487	0.3575	0.3460	0.3674
31	0.3278	0.3330	0.3331	0.3390	0.3366	0.3433	0.3312	0.3544
32	0.3149	0.3177	0.3193	0.3272	0.3221	0.3286	0.3177
33	0.3029	0.3033	0.3063	0.3155	0.3079	0.3137	0.3054
34	0.2916	0.2894	0.2942	0.3038	0.2944	0.2997	0.2941
35	0.2792	0.2769	0.2820	0.2886	0.2810	0.2860
36	0.2653	0.2639	0.2714	0.2755	0.2689	0.2736
37	0.2528	0.2513	0.2605	0.2632	0.2576	0.2623
38	0.2402	0.2400	0.2480	0.2514	0.2475	0.2528
39	0.2284	0.2293	0.2369	0.2407	0.2375
40	0.2173	0.2199	0.2253	0.2288	0.2281
41	0.2064	0.2102	0.2145	0.2188
42	0.1962	0.2006	0.2042	0.2094
43	0.1867	0.1915	0.1939	0.2008
44	0.1777	0.1809	0.1845
45	0.1692	0.1713	0.1754
46	0.1607	0.1615	0.1672
47	0.1522	0.1528
48	0.1428	0.1445
49	0.1347	0.1361
50	0.1266	0.1288
51	0.1188	0.1219
52	0.1120	0.1155
53	0.1051
54	0.0988

DELINQUENCIES

30 - 59 Day Delinquencies

Principal balance of contracts that are 30-59 days delinquent at the end of the related period, divided by the pool balance at the beginning of such period.  Information is as of November 30, 2006.

Month	2002-1	2002-2	2003-1	2003-2	2003-3	2003-4	2004-1	2004-2	2004-3	2005-1	2005-2	2005-3	2005-4	2006-1	2006-2	2006-3

1	0.52%	0.65%	0.86%	0.47%	0.77%	0.67%	0.76%	0.57%	0.38%	0.98%	0.37%	0.52%	1.01%	0.52%	0.55%	0.48%
2	0.94%	1.30%	1.17%	1.25%	1.69%	1.17%	1.05%	1.42%	1.16%	1.41%	1.33%	1.40%	1.51%	1.06%	1.50%	1.53%
3	0.93%	1.92%	1.05%	1.30%	1.43%	1.44%	1.04%	1.37%	1.33%	1.43%	1.67%	1.72%	1.80%	1.20%	1.64%	1.49%
4	1.29%	1.64%	1.28%	1.56%	1.84%	1.71%	1.47%	2.00%	1.61%	1.86%	2.10%	2.13%	1.71%	1.51%	2.18%	1.87%
5	1.57%	1.98%	1.59%	2.01%	2.26%	1.74%	1.76%	2.21%	2.05%	2.11%	2.48%	2.38%	1.78%	1.83%	2.46%
6	1.90%	2.26%	1.73%	2.11%	2.19%	1.83%	2.03%	2.30%	2.25%	2.28%	2.55%	2.46%	2.12%	2.11%	2.43%
7	2.00%	2.38%	1.83%	2.55%	2.29%	1.85%	2.21%	2.48%	2.34%	2.36%	2.93%	2.59%	2.07%	2.21%	2.63%
8	2.41%	2.21%	2.12%	2.67%	1.89%	1.99%	2.44%	2.92%	2.24%	2.53%	3.06%	2.42%	2.47%	2.37%
9	2.69%	2.40%	2.10%	2.75%	2.27%	2.26%	2.36%	2.87%	2.38%	2.68%	2.84%	2.86%	2.66%	2.34%
10	2.77%	2.61%	2.38%	2.50%	2.57%	2.35%	2.37%	2.74%	2.51%	2.65%	2.87%	2.75%	2.61%	2.46%
11	2.64%	2.77%	2.47%	2.55%	2.78%	2.45%	2.57%	2.88%	2.73%	3.14%	2.71%	2.82%	3.04%
12	2.45%	2.90%	2.45%	2.54%	2.85%	2.69%	2.55%	2.67%	2.68%	2.74%	3.06%	3.00%	2.81%
13	2.58%	2.80%	2.26%	2.69%	2.65%	2.43%	2.34%	3.03%	2.66%	2.80%	3.07%	2.91%	2.87%
14	2.66%	3.27%	2.19%	2.94%	3.14%	2.55%	2.39%	3.14%	2.73%	2.65%	3.29%	3.46%
15	3.18%	2.98%	2.51%	3.14%	2.99%	2.55%	2.34%	3.12%	2.96%	3.01%	3.69%	3.35%
16	3.06%	3.33%	2.57%	3.22%	3.17%	2.60%	2.76%	2.99%	3.04%	3.16%	3.43%	3.45%
17	3.07%	3.57%	2.79%	3.42%	3.32%	2.34%	2.73%	2.87%	3.29%	3.14%	3.55%
18	3.32%	3.46%	2.78%	3.16%	3.34%	2.48%	2.81%	3.33%	3.14%	3.44%	3.80%
19	3.17%	3.47%	2.71%	3.39%	2.83%	2.58%	2.64%	3.29%	2.99%	3.17%	3.67%
20	3.67%	3.07%	3.02%	3.53%	3.05%	2.66%	2.74%	3.45%	2.76%	3.40%
21	3.87%	3.28%	2.89%	3.54%	3.01%	2.72%	2.66%	3.31%	3.15%	3.34%
22	3.82%	3.49%	2.94%	3.20%	3.28%	2.74%	2.96%	3.28%	3.24%	3.49%
23	3.33%	4.02%	3.12%	3.07%	3.23%	2.75%	3.30%	2.85%	3.15%
24	3.00%	3.74%	3.06%	3.22%	3.21%	2.74%	2.88%	3.08%	3.67%
25	3.26%	3.65%	2.51%	3.40%	3.04%	2.82%	3.12%	3.00%	3.34%
26	3.55%	3.96%	2.97%	3.25%	3.20%	3.07%	2.76%	3.12%	3.70%
27	3.84%	3.91%	2.79%	3.32%	3.08%	3.09%	2.97%	3.54%	3.60%
28	3.83%	3.74%	3.10%	3.20%	3.42%	3.25%	2.89%	3.42%	3.54%
29	3.68%	4.28%	2.89%	3.26%	3.38%	2.86%	3.07%	3.59%
30	3.91%	4.20%	3.21%	3.41%	3.20%	2.82%	3.37%	3.70%

Month	2002-1	2002-2	2003-1	2003-2	2003-3	2003-4	2004-1	2004-2	2004-3	2005-1	2005-2	2005-3	2005-4	2006-1	2006-2	2006-3

31	3.94%	3.74%	2.83%	3.59%	3.42%	3.00%	3.10%	3.75%
32	3.76%	3.92%	3.03%	3.70%	2.89%	2.98%	3.16%
33	4.21%	3.73%	3.21%	3.55%	3.11%	2.99%	3.28%
34	3.80%	4.09%	3.23%	3.68%	3.23%	3.35%	3.23%
35	3.78%	3.99%	3.52%	3.14%	3.08%	3.28%
36	3.51%	4.08%	3.15%	3.64%	3.60%	3.55%
37	3.81%	3.97%	3.01%	3.14%	3.22%	3.43%
38	4.04%	3.74%	2.77%	3.40%	3.58%	3.00%
39	3.95%	4.03%	3.36%	3.69%	3.55%
40	3.97%	4.37%	3.06%	3.64%	3.27%
41	3.42%	4.67%	3.40%	4.07%
42	3.81%	4.13%	3.80%	3.69%
43	3.91%	4.37%	3.30%	3.86%
44	3.95%	3.56%	3.74%
45	4.93%	4.32%	3.46%
46	4.15%	4.44%	3.22%
47	4.33%	4.11%
48	3.87%	4.37%
49	4.05%	4.44%
50	4.08%	4.76%
51	3.89%	4.88%
52	4.44%	4.39%
53	4.33%
54	4.32%

60 - 89 Day Delinquencies

Principal balance of contracts that are 60 - 89 days delinquent at the end of the related period, divided by the pool balance at the beginning of such period.  Information is as of November 30, 2006.

Month	2002-1	2002-2	2003-1	2003-2	2003-3	2003-4	2004-1	2004-2	2004-3	2005-1	2005-2	2005-3	2005-4	2006-1	2006-2	2006-3

1	0.00%	0.02%	0.13%	0.00%	0.02%	0.00%	0.01%	0.00%	0.00%	0.02%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.14%	0.21%	0.27%	0.17%	0.35%	0.33%	0.18%	0.22%	0.15%	0.27%	0.11%	0.26%	0.48%	0.11%	0.18%	0.20%
3	0.21%	0.42%	0.27%	0.37%	0.43%	0.51%	0.20%	0.29%	0.33%	0.26%	0.39%	0.43%	0.50%	0.22%	0.33%	0.42%
4	0.32%	0.55%	0.31%	0.48%	0.58%	0.50%	0.29%	0.54%	0.58%	0.56%	0.62%	0.72%	0.57%	0.34%	0.61%	0.68%
5	0.42%	0.75%	0.42%	0.59%	0.77%	0.49%	0.53%	0.78%	0.64%	0.60%	0.89%	0.90%	0.45%	0.48%	0.76%
6	0.59%	0.84%	0.47%	0.63%	0.77%	0.51%	0.55%	0.69%	0.66%	0.74%	0.98%	0.79%	0.54%	0.65%	0.96%
7	0.70%	0.85%	0.51%	0.87%	0.66%	0.54%	0.69%	0.83%	0.66%	0.86%	1.03%	0.84%	0.49%	0.76%	1.02%
8	0.88%	0.81%	0.60%	1.02%	0.54%	0.63%	0.80%	0.88%	0.58%	0.98%	1.14%	0.83%	0.57%	0.82%
9	1.07%	0.93%	0.66%	0.91%	0.48%	0.68%	0.74%	0.92%	0.65%	0.93%	0.96%	0.73%	0.84%	1.09%
10	1.18%	0.83%	0.74%	0.87%	0.62%	0.66%	0.75%	0.73%	0.81%	1.02%	0.90%	0.84%	1.04%	1.01%
11	1.10%	0.90%	0.90%	0.49%	0.80%	0.74%	0.83%	0.66%	0.76%	1.01%	0.78%	0.88%	0.91%
12	0.93%	0.85%	0.73%	0.68%	0.81%	0.84%	0.74%	0.77%	1.02%	0.95%	0.85%	1.03%	1.23%
13	1.00%	0.89%	0.69%	0.70%	1.02%	0.75%	0.71%	0.93%	1.04%	0.87%	0.86%	1.15%	1.29%
14	0.87%	0.94%	0.64%	0.94%	0.93%	0.85%	0.57%	0.91%	1.08%	0.79%	0.96%	1.15%
15	0.95%	0.95%	0.55%	0.81%	0.95%	1.00%	0.59%	1.01%	1.16%	0.73%	1.15%	1.45%
16	0.86%	1.13%	0.65%	0.95%	0.91%	0.78%	0.70%	1.08%	1.18%	0.75%	1.28%	1.35%
17	0.82%	1.34%	0.84%	1.05%	1.01%	0.78%	0.74%	1.24%	1.23%	0.96%	1.52%
18	0.97%	1.17%	0.90%	1.03%	0.80%	0.64%	0.89%	1.16%	1.20%	1.12%	1.55%
19	0.93%	1.06%	0.97%	0.97%	1.01%	0.67%	0.91%	1.15%	0.96%	1.25%	1.57%
20	1.01%	0.79%	0.84%	1.07%	0.59%	0.71%	0.96%	1.24%	0.72%	1.19%
21	1.39%	0.70%	0.96%	1.00%	0.80%	0.75%	0.93%	1.10%	0.99%	1.40%
22	1.23%	0.81%	0.95%	0.81%	0.93%	0.85%	0.97%	1.06%	1.00%	1.39%
23	1.12%	1.08%	0.92%	0.71%	0.85%	0.82%	1.02%	0.89%	0.83%
24	0.93%	1.16%	0.84%	0.77%	1.06%	0.99%	1.10%	0.91%	1.00%
25	0.79%	1.12%	0.71%	1.00%	1.06%	0.95%	0.80%	0.85%	1.16%
26	0.90%	0.99%	0.56%	0.99%	1.04%	1.00%	0.76%	0.90%	1.18%
27	1.05%	1.10%	0.60%	1.08%	1.00%	1.18%	0.81%	1.03%	1.29%
28	0.99%	1.18%	0.79%	1.15%	1.07%	0.95%	0.69%	1.12%	1.49%

Month	2002-1	2002-2	2003-1	2003-2	2003-3	2003-4	2004-1	2004-2	2004-3	2005-1	2005-2	2005-3	2005-4	2006-1	2006-2	2006-3

29	1.11%	1.23%	0.87%	1.37%	1.27%	1.10%	0.69%	1.18%
30	1.18%	1.18%	0.81%	1.08%	1.07%	0.90%	0.91%	1.40%
31	1.04%	0.94%	0.97%	1.25%	0.84%	0.73%	1.01%	1.42%
32	1.26%	0.91%	0.83%	1.47%	0.92%	0.74%	1.12%
33	1.25%	0.86%	1.01%	1.23%	0.83%	0.72%	1.13%
34	1.23%	0.99%	1.30%	1.21%	0.66%	0.80%	1.42%
35	0.93%	1.14%	1.02%	0.87%	0.84%	1.08%
36	0.80%	1.27%	0.93%	0.74%	1.02%	1.12%
37	0.91%	1.29%	0.91%	0.92%	1.25%	1.09%
38	1.07%	1.42%	0.73%	0.94%	1.36%	1.41%
39	1.12%	1.32%	0.74%	1.03%	1.19%
40	1.04%	1.55%	0.91%	1.17%	1.27%
41	1.27%	1.66%	0.86%	1.34%
42	1.28%	1.30%	1.12%	1.49%
43	1.34%	1.36%	1.29%	1.35%
44	1.49%	1.05%	1.05%
45	1.32%	0.93%	1.46%
46	1.29%	1.11%	1.36%
47	1.29%	1.22%
48	1.03%	1.48%
49	1.02%	1.43%
50	0.93%	1.59%
51	1.05%	1.73%
52	1.20%	1.77%
53	1.22%
54	1.48%

90+ Day Delinquencies

Principal balance of contracts that are 90 or more days delinquent at the end of the related period, divided by the pool balance at the beginning of such period.  Information is as of November 30, 2006.

Month	2002-1	2002-2	2003-1	2003-2	2003-3	2003-4	2004-1	2004-2	2004-3	2005-1	2005-2	2005-3	2005-4	2006-1	2006-2	2006-3

1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.01%	0.00%	0.00%
2	0.00%	0.02%	0.04%	0.00%	0.01%	0.00%	0.01%	0.00%	0.00%	0.01%	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%
3	0.05%	0.16%	0.09%	0.08%	0.15%	0.16%	0.07%	0.08%	0.06%	0.11%	0.05%	0.12%	0.27%	0.04%	0.06%	0.09%
4	0.13%	0.24%	0.20%	0.25%	0.36%	0.39%	0.11%	0.23%	0.25%	0.19%	0.27%	0.35%	0.47%	0.15%	0.22%	0.34%
5	0.25%	0.39%	0.26%	0.35%	0.45%	0.44%	0.19%	0.40%	0.46%	0.38%	0.58%	0.69%	0.48%	0.27%	0.52%
6	0.37%	0.59%	0.32%	0.45%	0.54%	0.28%	0.37%	0.65%	0.63%	0.57%	0.84%	0.79%	0.40%	0.40%	0.71%
7	0.46%	0.60%	0.43%	0.52%	0.56%	0.33%	0.49%	0.71%	0.57%	0.55%	0.98%	0.68%	0.44%	0.55%	0.86%
8	0.62%	0.51%	0.43%	0.65%	0.46%	0.36%	0.47%	0.72%	0.57%	0.69%	1.07%	0.57%	0.45%	0.62%
9	0.77%	0.49%	0.44%	0.73%	0.39%	0.41%	0.60%	0.79%	0.48%	0.91%	1.01%	0.60%	0.48%	0.63%
10	0.79%	0.58%	0.46%	0.61%	0.28%	0.45%	0.73%	0.65%	0.48%	0.90%	0.77%	0.51%	0.64%	0.87%
11	0.78%	0.58%	0.57%	0.47%	0.38%	0.46%	0.60%	0.50%	0.61%	0.95%	0.61%	0.54%	0.91%
12	0.71%	0.65%	0.67%	0.36%	0.49%	0.51%	0.62%	0.43%	0.61%	0.89%	0.53%	0.62%	0.72%
13	0.62%	0.75%	0.52%	0.43%	0.56%	0.58%	0.54%	0.49%	0.71%	0.73%	0.46%	0.75%	0.92%
14	0.59%	0.65%	0.37%	0.45%	0.66%	0.69%	0.54%	0.61%	0.82%	0.60%	0.61%	0.87%
15	0.68%	0.65%	0.32%	0.53%	0.70%	0.67%	0.43%	0.78%	0.85%	0.55%	0.71%	0.87%
16	0.70%	0.73%	0.30%	0.58%	0.84%	0.65%	0.40%	0.86%	0.97%	0.52%	0.81%	1.15%
17	0.78%	0.83%	0.37%	0.66%	0.74%	0.60%	0.44%	0.89%	1.03%	0.51%	1.00%
18	0.72%	0.83%	0.45%	0.74%	0.78%	0.50%	0.57%	1.06%	0.97%	0.70%	1.12%
19	0.67%	0.73%	0.53%	0.76%	0.63%	0.50%	0.59%	1.11%	0.88%	0.83%	1.28%
20	0.73%	0.67%	0.63%	0.78%	0.59%	0.53%	0.69%	1.06%	0.56%	0.87%
21	0.79%	0.56%	0.62%	0.84%	0.49%	0.49%	0.81%	0.89%	0.42%	0.88%
22	0.83%	0.50%	0.70%	0.77%	0.59%	0.54%	0.79%	0.73%	0.56%	1.04%
23	0.63%	0.51%	0.71%	0.49%	0.56%	0.52%	0.72%	0.56%	0.73%
24	0.58%	0.53%	0.66%	0.45%	0.64%	0.71%	0.68%	0.61%	0.70%
25	0.52%	0.77%	0.56%	0.57%	0.57%	0.75%	0.65%	0.57%	0.65%
26	0.49%	0.72%	0.44%	0.60%	0.75%	0.81%	0.48%	0.57%	0.93%
27	0.53%	0.57%	0.37%	0.76%	0.93%	0.78%	0.37%	0.52%	0.82%
28	0.61%	0.82%	0.42%	0.62%	1.00%	0.66%	0.43%	0.59%	0.98%

Month	2002-1	2002-2	2003-1	2003-2	2003-3	2003-4	2004-1	2004-2	2004-3	2005-1	2005-2	2005-3	2005-4	2006-1	2006-2	2006-3

29	0.66%	0.80%	0.46%	0.69%	0.90%	0.65%	0.47%	0.75%
30	0.71%	0.77%	0.62%	0.92%	0.81%	0.53%	0.63%	0.85%
31	0.72%	0.64%	0.59%	0.95%	0.71%	0.51%	0.65%	1.07%
32	0.75%	0.62%	0.60%	1.03%	0.57%	0.41%	0.64%
33	0.83%	0.55%	0.73%	1.11%	0.55%	0.44%	0.78%
34	0.89%	0.61%	0.72%	0.90%	0.57%	0.48%	0.81%
35	0.72%	0.62%	0.88%	0.75%	0.46%	0.57%
36	0.54%	0.69%	0.91%	0.71%	0.53%	0.62%
37	0.49%	0.75%	0.66%	0.57%	0.60%	0.53%
38	0.56%	0.87%	0.52%	0.63%	0.88%	0.76%
39	0.74%	1.06%	0.36%	0.78%	0.97%
40	0.82%	1.02%	0.39%	0.72%	1.00%
41	0.77%	1.00%	0.49%	0.73%
42	0.91%	1.11%	0.67%	0.82%
43	0.90%	1.05%	0.69%	0.95%
44	0.84%	0.65%	0.88%
45	0.99%	0.75%	0.87%
46	0.93%	0.57%	1.10%
47	0.71%	0.60%
48	0.57%	0.67%
49	0.56%	0.86%
50	0.57%	0.85%
51	0.58%	0.96%
52	0.72%	1.19%
53	0.85%
54	1.00%

60+ Day Delinquencies

Principal balance of contracts that are 60 or more days delinquent at the end of the related period, divided by the pool balance at the beginning of such period.  Information is as of November 30, 2006.

Month	2002-1	2002-2	2003-1	2003-2	2003-3	2003-4	2004-1	2004-2	2004-3	2005-1	2005-2	2005-3	2005-4	2006-1	2006-2	2006-3

1	0.00%	0.02%	0.14%	0.00%	0.02%	0.00%	0.01%	0.00%	0.00%	0.02%	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%
2	0.14%	0.23%	0.31%	0.12%	0.35%	0.33%	0.19%	0.22%	0.15%	0.28%	0.11%	0.26%	0.48%	0.12%	0.18%	0.20%
3	0.26%	0.58%	0.36%	0.45%	0.59%	0.67%	0.27%	0.37%	0.39%	0.37%	0.44%	0.55%	0.77%	0.26%	0.40%	0.51%
4	0.45%	0.79%	0.51%	0.73%	0.94%	0.89%	0.40%	0.77%	0.82%	0.75%	0.88%	1.07%	1.05%	0.49%	0.83%	1.02%
5	0.67%	1.14%	0.68%	0.94%	1.22%	0.93%	0.72%	1.18%	1.11%	0.98%	1.47%	1.59%	0.93%	0.76%	1.27%
6	0.96%	1.43%	0.79%	1.08%	1.31%	0.79%	0.91%	1.33%	1.29%	1.31%	1.82%	1.58%	0.94%	1.04%	1.67%
7	1.16%	1.45%	0.95%	1.38%	1.23%	0.87%	1.18%	1.54%	1.24%	1.41%	2.01%	1.52%	0.93%	1.31%	1.88%
8	1.49%	1.32%	1.03%	1.67%	1.00%	0.99%	1.28%	1.60%	1.15%	1.67%	2.21%	1.39%	1.02%	1.44%
9	1.85%	1.41%	1.10%	1.64%	0.87%	1.09%	1.33%	1.71%	1.13%	1.84%	1.98%	1.33%	1.32%	1.71%
10	1.97%	1.41%	1.19%	1.48%	0.90%	1.11%	1.48%	1.38%	1.28%	1.92%	1.67%	1.34%	1.68%	1.88%
11	1.88%	1.48%	1.47%	0.96%	1.18%	1.20%	1.43%	1.16%	1.37%	1.96%	1.39%	1.42%	1.82%
12	1.63%	1.49%	1.40%	1.04%	1.30%	1.35%	1.36%	1.20%	1.63%	1.84%	1.38%	1.65%	1.94%
13	1.61%	1.64%	1.21%	1.13%	1.58%	1.33%	1.25%	1.43%	1.76%	1.61%	1.32%	1.90%	2.21%
14	1.46%	1.59%	1.01%	1.39%	1.60%	1.54%	1.10%	1.52%	1.90%	1.39%	1.57%	2.02%
15	1.63%	1.60%	0.87%	1.34%	1.65%	1.67%	1.02%	1.79%	2.01%	1.28%	1.86%	2.31%
16	1.56%	1.87%	0.95%	1.53%	1.74%	1.43%	1.10%	1.93%	2.15%	1.27%	2.09%	2.50%
17	1.61%	2.18%	1.21%	1.71%	1.75%	1.38%	1.18%	2.14%	2.26%	1.47%	2.52%
18	1.69%	2.01%	1.34%	1.77%	1.58%	1.15%	1.46%	2.22%	2.17%	1.83%	2.66%
19	1.60%	1.79%	1.50%	1.73%	1.65%	1.17%	1.50%	2.26%	1.84%	2.09%	2.85%
20	1.75%	1.46%	1.47%	1.85%	1.18%	1.25%	1.66%	2.30%	1.28%	2.06%
21	2.18%	1.25%	1.58%	1.85%	1.28%	1.23%	1.74%	2.00%	1.42%	2.28%
22	2.06%	1.31%	1.65%	1.58%	1.52%	1.40%	1.76%	1.79%	1.56%	2.43%
23	1.76%	1.59%	1.63%	1.20%	1.41%	1.34%	1.74%	1.45%	1.56%
24	1.51%	1.69%	1.50%	1.22%	1.69%	1.71%	1.78%	1.53%	1.70%
25	1.32%	1.89%	1.27%	1.56%	1.63%	1.70%	1.45%	1.42%	1.81%
26	1.38%	1.71%	1.00%	1.58%	1.79%	1.81%	1.24%	1.47%	2.11%
27	1.58%	1.67%	0.97%	1.84%	1.94%	1.95%	1.18%	1.56%	2.11%
28	1.60%	2.00%	1.21%	1.77%	2.08%	1.61%	1.12%	1.70%	2.48%

Month	2002-1	2002-2	2003-1	2003-2	2003-3	2003-4	2004-1	2004-2	2004-3	2005-1	2005-2	2005-3	2005-4	2006-1	2006-2	2006-3

29	1.77%	2.04%	1.34%	2.06%	2.18%	1.75%	1.16%	1.93%
30	1.89%	1.96%	1.43%	2.00%	1.89%	1.42%	1.54%	2.25%
31	1.76%	1.58%	1.56%	2.20%	1.54%	1.24%	1.66%	2.48%
32	2.00%	1.53%	1.44%	2.50%	1.49%	1.15%	1.76%
33	2.08%	1.41%	1.74%	2.33%	1.38%	1.17%	1.91%
34	2.12%	1.60%	2.02%	2.11%	1.23%	1.28%	2.22%
35	1.65%	1.76%	1.90%	1.61%	1.31%	1.64%
36	1.34%	1.95%	1.84%	1.45%	1.56%	1.75%
37	1.40%	2.04%	1.57%	1.49%	1.84%	1.62%
38	1.63%	2.29%	1.26%	1.56%	2.25%	2.17%
39	1.86%	2.38%	1.10%	1.82%	2.16%
40	1.86%	2.57%	1.29%	1.88%	2.27%
41	2.04%	2.66%	1.35%	2.07%
42	2.18%	2.42%	1.79%	2.30%
43	2.24%	2.42%	1.98%	2.30%
44	2.32%	1.70%	1.93%
45	2.31%	1.67%	2.33%
46	2.22%	1.67%	2.46%
47	2.00%	1.82%
48	1.60%	2.15%
49	1.58%	2.30%
50	1.50%	2.43%
51	1.62%	2.69%
52	1.93%	2.96%
53	2.07%
54	2.48%

Cumulative Net Losses

For trusts 2002-1 through 2005-3, cumulative losses represent the aggregative principal balance plus accrued interest of liquidated contracts, less recoveries, divided by the sum of the initial balance of the initial contract pool plus the initial balance of the pre-funded amount (if any).  For trusts after 2005-3, cumulative losses represent the aggregative principal balance of liquidated contracts, less recoveries, divided by the sum of the initial balance of the initial contract pool plus the initial balance of the pre-funded amount (if any).  Information is as of November 30, 2006.

Month	2002-1	2002-2	2003-1	2003-2	2003-3	2003-4	2004-1	2004-2	2004-3	2005-1	2005-2	2005-3	2005-4	2006-1	2006-2	2006-3

1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%	0.00%
3	0.00%	0.00%	0.01%	0.00%	0.02%	0.01%	0.00%	0.00%	0.01%	0.01%	0.01%	0.01%	0.02%	0.01%	0.00%	0.00%
4	0.01%	0.02%	0.02%	0.01%	0.04%	0.03%	0.01%	0.01%	0.02%	0.03%	0.02%	0.02%	0.05%	0.03%	0.02%	0.02%
5	0.04%	0.09%	0.06%	0.06%	0.17%	0.09%	0.05%	0.07%	0.10%	0.13%	0.07%	0.14%	0.19%	0.07%	0.07%
6	0.09%	0.17%	0.15%	0.17%	0.30%	0.25%	0.11%	0.19%	0.19%	0.22%	0.24%	0.33%	0.27%	0.15%	0.20%
7	0.18%	0.28%	0.23%	0.28%	0.37%	0.29%	0.18%	0.33%	0.38%	0.41%	0.50%	0.58%	0.36%	0.25%	0.39%
8	0.26%	0.45%	0.30%	0.44%	0.55%	0.34%	0.29%	0.58%	0.57%	0.57%	0.83%	0.76%	0.45%	0.36%
9	0.39%	0.57%	0.40%	0.59%	0.60%	0.41%	0.45%	0.70%	0.75%	0.70%	1.09%	0.83%	0.55%	0.51%
10	0.56%	0.63%	0.47%	0.69%	0.67%	0.50%	0.56%	0.87%	0.87%	0.89%	1.36%	0.96%	0.60%	0.65%
11	0.70%	0.75%	0.58%	0.87%	0.74%	0.63%	0.81%	1.05%	0.94%	1.09%	1.43%	1.10%	0.74%
12	0.77%	0.82%	0.68%	0.91%	0.79%	0.71%	0.91%	1.13%	1.07%	1.30%	1.54%	1.23%	0.90%
13	0.85%	0.92%	0.79%	0.98%	0.89%	0.83%	1.05%	1.22%	1.18%	1.45%	1.64%	1.33%	1.04%
14	0.93%	1.00%	0.94%	1.02%	0.96%	0.93%	1.14%	1.29%	1.31%	1.53%	1.71%	1.48%
15	1.00%	1.09%	0.94%	1.07%	1.10%	1.08%	1.20%	1.41%	1.47%	1.62%	1.82%	1.67%
16	1.07%	1.18%	0.98%	1.13%	1.19%	1.20%	1.29%	1.50%	1.63%	1.68%	1.94%	1.86%
17	1.14%	1.30%	0.99%	1.21%	1.32%	1.25%	1.33%	1.65%	1.80%	1.78%	2.03%
18	1.17%	1.43%	1.04%	1.34%	1.45%	1.34%	1.38%	1.80%	1.97%	1.83%	2.17%
19	1.27%	1.47%	1.11%	1.46%	1.54%	1.42%	1.44%	1.97%	2.14%	1.91%	2.36%
20	1.32%	1.56%	1.16%	1.56%	1.65%	1.46%	1.52%	2.14%	2.21%	2.02%
21	1.42%	1.59%	1.25%	1.63%	1.72%	1.54%	1.60%	2.28%	2.21%	2.12%
22	1.51%	1.63%	1.33%	1.70%	1.77%	1.58%	1.71%	2.37%	2.22%	2.23%
23	1.57%	1.66%	1.41%	1.83%	1.84%	1.63%	1.83%	2.41%	2.23%
24	1.66%	1.69%	1.50%	1.88%	1.89%	1.68%	1.88%	2.42%	2.32%
25	1.65%	1.75%	1.58%	1.92%	1.96%	1.73%	1.95%	2.44%	2.40%
26	1.68%	1.78%	1.61%	1.95%	1.99%	1.81%	1.96%	2.49%	2.44%
27	1.70%	1.91%	1.63%	2.01%	2.06%	1.90%	1.99%	2.53%	2.53%

Month	2002-1	2002-2	2003-1	2003-2	2003-3	2003-4	2004-1	2004-2	2004-3	2005-1	2005-2	2005-3	2005-4	2006-1	2006-2	2006-3

28	1.74%	1.92%	1.63%	2.08%	2.12%	1.97%	2.00%	2.58%	2.60%
29	1.78%	2.01%	1.64%	2.11%	2.22%	2.00%	2.03%	2.62%
30	1.82%	2.07%	1.67%	2.13%	2.30%	2.04%	2.04%	2.67%
31	1.89%	2.12%	1.69%	2.21%	2.31%	2.05%	2.07%	2.73%
32	1.94%	2.15%	1.74%	2.26%	2.32%	2.07%	2.11%
33	1.98%	2.18%	1.77%	2.32%	2.34%	2.10%	2.15%
34	1.99%	2.20%	1.82%	2.37%	2.35%	2.10%	2.20%
35	2.04%	2.22%	1.87%	2.39%	2.37%	2.11%
36	2.08%	2.24%	1.88%	2.38%	2.38%	2.14%
37	2.09%	2.25%	1.93%	2.40%	2.39%	2.17%
38	2.09%	2.29%	1.94%	2.41%	2.39%	2.15%
39	2.10%	2.31%	1.94%	2.43%	2.40%
40	2.14%	2.35%	1.94%	2.44%	2.43%
41	2.16%	2.41%	1.94%	2.47%
42	2.18%	2.43%	1.93%	2.48%
43	2.19%	2.46%	1.94%	2.50%
44	2.21%	2.48%	1.96%
45	2.25%	2.46%	1.96%
46	2.28%	2.47%	1.99%
47	2.29%	2.46%
48	2.30%	2.44%
49	2.27%	2.45%
50	2.26%	2.45%
51	2.26%	2.45%
52	2.25%	2.46%
53	2.25%
54	2.25%

One-Month ABS Speed

The ABS Speed is a measurement of the non-scheduled amortization of the pool of contracts and is derived by calculating a monthly single month mortality rate, or SMM, which is the sum of the nonscheduled reduction in the pool of contracts, including prepayments and defaults, divided by the beginning of month pool balance less any scheduled payments received. The scheduled principal is calculated assuming the contracts have been aggregated into one pool. The non-scheduled amortization is assumed to be the difference between the beginning pool balance less the scheduled principal minus the actual ending pool balance. The SMM is converted into the ABS Speed by dividing (a) the product of 100 and the SMM by (b) the sum of (i) 100 and (ii) the SMM multiplied by the age of the pool.  For the 2006-1 trust and all subsequent trusts, the age of the pool is the age of the pool as of the end of the prior calendar month.  For the trusts established prior to the 2006-1 trust, the age of the pool is calculated to be the difference between the weighted average original term to maturity of the pool of contracts as of the related cut-off date and the weighted average remaining term to maturity of the pool of contracts at the end of the prior calendar month.  Information is as of November 30, 2006.

Month	2002-1	2002-2	2003-1	2003-2	2003-3	2003-4	2004-1	2004-2	2004-3	2005-1	2005-2	2005-3	2005-4	2006-1	2006-2	2006-3

1	1.71%	2.05%	2.67%	1.87%	2.69%	2.03%	0.86%	1.14%	1.29%	2.09%	0.37%	0.66%	1.91%	0.59%	1.31%	1.18%
2	1.99%	1.80%	2.54%	1.89%	2.06%	1.69%	2.09%	2.02%	1.84%	2.11%	1.86%	1.96%	1.74%	2.16%	1.94%	1.83%
3	1.80%	1.73%	2.01%	2.15%	1.98%	1.43%	2.06%	2.06%	1.93%	2.02%	1.85%	1.79%	1.75%	1.90%	1.94%	1.96%
4	1.92%	1.66%	2.11%	1.89%	1.49%	1.54%	1.87%	1.72%	1.77%	1.88%	2.01%	1.56%	1.77%	1.90%	1.91%	1.51%
5	1.98%	1.59%	1.77%	1.81%	1.63%	1.40%	2.04%	1.65%	1.51%	1.75%	1.84%	1.56%	2.16%	1.91%	1.75%
6	1.70%	1.57%	2.08%	1.82%	1.58%	2.10%	2.09%	1.61%	1.50%	1.89%	1.76%	1.44%	1.96%	1.74%	1.84%
7	1.75%	1.74%	2.03%	1.60%	1.58%	1.87%	1.98%	1.74%	1.66%	2.11%	1.55%	1.69%	1.88%	1.89%	1.61%
8	1.59%	2.33%	1.93%	1.66%	2.02%	1.84%	1.83%	1.58%	2.07%	1.93%	1.75%	1.95%	1.87%	1.74%
9	1.56%	2.19%	1.97%	1.60%	1.91%	2.01%	1.81%	1.50%	1.96%	1.95%	1.65%	1.75%	1.70%	1.71%
10	1.54%	2.10%	1.71%	1.71%	1.81%	1.82%	1.73%	1.65%	1.98%	1.72%	1.84%	1.77%	1.89%	1.50%
11	1.71%	2.03%	1.63%	2.07%	1.95%	1.80%	1.76%	2.01%	1.87%	1.89%	1.90%	1.79%	1.74%
12	2.21%	2.14%	1.52%	2.03%	2.02%	1.83%	1.65%	2.02%	1.80%	1.72%	1.82%	1.71%	1.88%
13	2.03%	2.07%	1.58%	1.97%	1.80%	1.59%	1.69%	1.79%	1.98%	1.78%	1.78%	1.85%	1.56%
14	2.07%	1.86%	2.09%	1.83%	1.61%	1.61%	2.07%	1.79%	1.73%	1.93%	1.64%	1.61%
15	1.84%	1.95%	1.93%	1.86%	1.65%	1.53%	1.91%	1.76%	1.69%	1.75%	1.57%	1.53%
16	1.94%	1.63%	1.76%	1.69%	1.44%	1.29%	1.79%	1.84%	1.56%	1.63%	1.76%	1.39%
17	1.86%	1.59%	1.73%	1.74%	1.34%	1.43%	1.70%	1.74%	1.58%	1.72%	1.49%
18	1.74%	1.57%	1.84%	1.61%	1.38%	1.80%	1.65%	1.62%	1.49%	1.59%	1.44%
19	1.71%	1.52%	1.72%	1.44%	1.61%	1.74%	1.70%	1.40%	1.60%	1.65%	1.43%
20	1.55%	1.95%	1.60%	1.46%	1.82%	1.63%	1.63%	1.45%	1.81%	1.53%
21	1.56%	1.89%	1.54%	1.29%	1.78%	1.58%	1.62%	1.45%	1.59%	1.51%
22	1.63%	1.73%	1.38%	1.40%	1.62%	1.50%	1.49%	1.50%	1.49%	1.36%
23	1.35%	1.72%	1.40%	1.74%	1.60%	1.65%	1.55%	1.64%	1.58%
24	1.81%	1.79%	1.34%	1.78%	1.55%	1.55%	1.41%	1.43%	1.54%
25	1.76%	1.60%	1.40%	1.58%	1.65%	1.53%	1.44%	1.66%	1.61%
26	1.69%	1.60%	1.59%	1.60%	1.52%	1.32%	1.63%	1.50%	1.36%

Month	2002-1	2002-2	2003-1	2003-2	2003-3	2003-4	2004-1	2004-2	2004-3	2005-1	2005-2	2005-3	2005-4	2006-1	2006-2	2006-3

27	1.61%	1.54%	1.60%	1.53%	1.40%	1.28%	1.52%	1.44%	1.35%
28	1.67%	1.36%	1.47%	1.54%	1.20%	1.21%	1.54%	1.47%	1.27%
29	1.57%	1.29%	1.41%	1.57%	1.43%	1.27%	1.47%	1.27%
30	1.35%	1.33%	1.47%	1.33%	1.27%	1.58%	1.42%	1.22%
31	1.39%	1.37%	1.46%	1.30%	1.27%	1.35%	1.47%	1.21%
32	1.39%	1.59%	1.41%	1.22%	1.43%	1.42%	1.37%
33	1.29%	1.55%	1.36%	1.18%	1.42%	1.45%	1.26%
34	1.25%	1.50%	1.28%	1.29%	1.42%	1.41%	1.16%
35	1.36%	1.41%	1.29%	1.56%	1.33%	1.40%
36	1.54%	1.49%	1.18%	1.40%	1.25%	1.33%
37	1.46%	1.46%	1.27%	1.34%	1.14%	1.24%
38	1.48%	1.36%	1.41%	1.35%	1.14%	1.01%
39	1.43%	1.34%	1.28%	1.26%	1.08%
40	1.34%	1.17%	1.36%	1.40%
41	1.41%	1.25%	1.29%	1.21%
42	1.36%	1.29%	1.27%	1.17%
43	1.29%	1.26%	1.29%	1.06%
44	1.27%	1.41%	1.25%
45	1.19%	1.35%	1.23%
46	1.24%	1.38%	1.14%
47	1.31%	1.29%
48	1.38%	1.26%
49	1.28%	1.31%
50	1.30%	1.17%
51	1.28%	1.18%
52	1.19%	1.11%
53	1.24%
54	1.20%

PROSPECTUS

Harley-Davidson Motorcycle Trusts
Motorcycle Contract Backed Notes
(Issuable in Series)

Harley-Davidson Customer Funding Corp.,
as depositor

Harley-Davidson Credit Corp.,
as seller, servicer and sponsor

The issuing entities:

The depositor will form a new trust to issue each series of notes.  The trust will be the issuing entity and will offer the notes under this prospectus and a prospectus supplement which will be prepared separately for each series.  Each issuing entity will own a pool of conditional sales contracts and/or promissory note and security agreements relating to the retail purchase of new or used motorcycles manufactured by one or more subsidiaries of Harley-Davidson (including Buell Motorcycle Company, LLC (“Buell”), a wholly-owned subsidiary of Harley-Davidson) and other manufacturers.  Harley-Davidson and its subsidiaries are collectively referred to herein as “Harley-Davidson”.

The offered notes:

•                  will consist of motorcycle contract backed notes sold periodically in one or more series which may include one or more classes of notes;

•                  will be paid only from the assets of the related issuing entity;

•                  will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization;

•                  may have one or more forms of credit enhancement; and

•                  will be issued as part of a designated series that may include one or more classes with payment rights that are senior or subordinate to the rights of one or more of the other classes of notes.

You should carefully consider the factors set forth under “Risk Factors” on page 9 of this prospectus and the other risk factors included in the accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The amounts, prices and terms of each offering of notes will be determined at the time of sale and will be described in a prospectus supplement that will be attached to this prospectus.

This prospectus may not be used to offer and sell any series of notes unless accompanied by the prospectus supplement for that series.

Prospectus dated January 22, 2007

i

Important Notice About Information Presented in this Prospectus and the Accompanying Prospectus Supplement

We provide information to you about the notes in two separate documents that offer varying levels of detail:

•                  this prospectus – which provides general information, some of which may not apply to a particular series of notes including your series, and

•                  the accompanying prospectus supplement – which provides a summary of the specific terms of your series of notes.

We have included cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further discussions.  The table of contents included in this prospectus and the accompanying prospectus supplement provide the pages on which these captions are located.  References to “we”, “our” and “us” refer to Harley-Davidson Customer Funding Corp.

If the terms of a particular series of notes vary between this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

Whenever we use words like “intends,” “anticipates” or “expects” or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate.  Any forward-looking statements in this prospectus speak only as of the date of this prospectus.  We do not assume, and hereby disclaim, any responsibility to update or review any forward-looking statement contained in this prospectus to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

You should rely only on the information contained in this document, including the information described under the heading “Where You Can Find More Information” in the prospectus.  We have not authorized anyone to provide you with any different information or make any representation not contained in this prospectus.  If anyone makes such a representation to you, you should not rely on it.

ii

Prospectus Summary

This summary highlights selected information from this prospectus and does not contain all the information that you should consider in making an investment decision.  You should read carefully this entire prospectus and the accompanying prospectus supplement to understand all of the terms of the offering of your series of notes.  In addition, you may wish to read the documents governing the transfers and servicing of the contracts, the formation of each issuing entity and the issuance of the notes.  Forms of these documents have been filed as exhibits to the registration statement of which this prospectus is a part and final versions of these documents will be filed with the Securities and Exchange Commission following the issuance of your series of notes.

There are material risks associated with an investment in the notes.  See “Risk Factors” in this prospectus and in the accompanying prospectus supplement for a discussion of factors you should consider before investing in the notes.

Trust and Issuing Entity

For each series of notes, the depositor will form an owner trust. An “owner trust” will issue notes and a certificate and will be formed by a trust agreement between the depositor and the owner trustee of the owner trust.

Depositor

Harley-Davidson Customer Funding Corp., a wholly-owned subsidiary of Harley-Davidson Credit Corp. The depositor will deposit the contracts into the issuing entity. The depositor will be the initial holder of the residual certificate issued by the issuing entity.

Seller and Sponsor	Harley-Davidson Credit Corp. will sell the contracts to the depositor for deposit into the issuing entity.

Originators

Eaglemark Savings Bank, a Nevada thrift and wholly-owned subsidiary of Harley-Davidson Credit Corp., and certain motorcycle dealers will originate the contracts in accordance with the underwriting standards set by Harley-Davidson Credit Corp. under agreements governing the assignment of the contracts to the seller. The seller will acquire the contracts from Eaglemark Savings Bank and motorcycle dealers in the ordinary course of its business pursuant to such agreements.

Servicer	Harley-Davidson Credit Corp. will service the contracts unless otherwise specified in your prospectus supplement.

Owner Trustee	The owner trustee of the trust for your series of notes will be identified in your prospectus supplement.

Indenture Trustee	The indenture trustee for the indenture under which the notes will be issued will be identified in your prospectus supplement.

Administrator	Harley-Davidson Credit Corp. will provide notices and perform other administrative functions for each issuing entity.

The Notes	A series of notes will include one or more of classes of notes which will be issued pursuant to an indenture.

Terms of the Notes

Your prospectus supplement provides the particular terms of your class of notes, including:

•  the stated principal amount of each class of notes; and

•  the interest rate, which may be fixed, variable, adjustable or some combination of these rates, or the formula for calculating the interest rate.

The terms of a class of notes may differ from those of other classes of notes of the same series in one or more aspects, including:

• timing and priority of payments; • seniority; • allocations of losses;

•  interest rate or formula for calculating the interest rate;

•  amount of interest or principal payments;

•  whether interest or principal will be payable to holders of the class if specified events occur;

•  the right to receive collections from designated portions of the contracts owned by the issuing entity;

•  scheduled final payment date; and

•  the ability of holders of a class of notes to direct the indenture trustee or the owner trustee to take specified remedies.

Trust Assets

The property of each issuing entity will primarily be a pool of contracts relating to the retail purchase of new or used motorcycles manufactured by Harley-Davidson, Buell and other manufacturers and amounts due or collected under the contracts after a cutoff date specified in your prospectus supplement and will include related assets including:

•  security interests in the financed motorcycles;

•  proceeds from claims on insurance policies and debt cancellation agreements covering the financed motorcycles or the obligors;

•  certain rebates of premiums and other amounts relating to insurance policies and other items financed under the contracts;

•  the rights of the depositor in the agreements identified in your prospectus supplement;

•  amounts deposited in bank accounts specified in your prospectus supplement; and

•  proceeds from liquidated assets, including repossessed motorcycles.

The assets of an issuing entity may also include contracts from Canadian obligors. An issuing entity may hold its interest in such contracts either directly or indirectly through one or more notes, certificates, participations or other interests issued to the issuing entity by a Canadian special purpose entity and secured by such contracts.

The Contracts

The contracts will be conditional sales contracts or promissory note and security agreements originated directly or indirectly by the seller relating to the retail purchase of new or used motorcycles manufactured by Harley-Davidson, Buell and other manufacturers.

Your prospectus supplement provides information about:

•  the initial aggregate principal balance of the contracts transferred to the issuing entity;

•  the number of contracts;

•  the average contract principal balance;

•  the geographical distribution of the contracts;

•  the distribution of the contracts by contract interest rate;

•  the remaining term of the contracts;

•  the weighted average remaining term of the contracts; and

•  the weighted average contract interest rate on the contracts.

Credit and Cash Flow Enhancement

The depositor may, but need not, arrange for protection from losses to one or more classes of the notes. Credit enhancement may include:

•  a cash collateral account;

•  excess spread, which is generally interest collections on the contracts in excess of the amount required to be paid on the notes and other required payments;

•  subordination of one or more other classes of notes;

•  one or more reserve funds;

•  over-collateralization;

•  letters of credit or other credit or liquidity facilities;

•  surety bonds;

•  guaranteed investment contracts;

•  repurchase obligations;

•  yield supplement agreements;

•  cash deposits;

•  swap or other interest rate protection agreements; or

•  third party payments or other support.

In addition, the depositor may, but need not, develop and include in issuing entity features designed to ensure the timely payment of amounts owed to you. These cash flow enhancement features may include any one or more of the following:

•  yield supplement agreements;

•  liquidity facilities;

•  cash deposits; or

•  third party payments or other support.

Your prospectus supplement will describe the specific terms of any credit or cash flow enhancement applicable to your notes.

Servicing; Servicing Fee

The servicer will be responsible for servicing, managing and administering the contracts and financed motorcycles, and maintaining custody of, enforcing and making collections on the contracts.

The issuing entity will pay the servicer a monthly fee equal to a percentage of the principal balance of the contracts as of the beginning of each month. The fee will be payable out of amounts received on the contracts. Your prospectus supplement will describe the priority of payment of such servicing fee.

The servicer will also receive additional servicing compensation in the form of investment earnings on certain bank accounts of the issuing entity (to the extent expressly provided therefor) and late fees, prepayment fees and other administrative fees and expenses or similar charges received by the servicer during that month in respect of the contracts. See “Description of the Transfer and Servicing Agreements—Servicing–Servicing Compensation and Payment of Expenses” in this prospectus.

Advances

The servicer may be obligated to advance interest that is due but unpaid by an obligor. The servicer will not be obligated to make an advance if it determines that it will not be able to recover that advance from an obligor. The issuing entity will reimburse the servicer for the advances the servicer has made from late collections on the contracts for which it has made advances or from collections generally if the servicer determines that an advance will not be recoverable from an obligor.

Your prospectus supplement will describe the nature of the servicer’s obligation to make advances to the issuing entity and the reimbursement of those advances.

You should refer to “Description of the Transfer and Servicing Agreements—Servicing—Advances” in this prospectus for more detailed information on advances and reimbursement of advances.

Optional Purchase of Contracts

Once the aggregate outstanding principal balance of the contracts is less than 10% of the sum of (i) the aggregate outstanding principal balance of the contracts as of the initial cutoff date and (ii) the aggregate outstanding principal balance of subsequent contracts, if any, as of their related subsequent cutoff dates, the servicer, at its option, may purchase all of the contracts held by the issuing entity. Upon such a purchase, the notes of that issuing entity will be prepaid in full. See “Description of the Notes and Indenture—Optional Purchase of Contracts and Redemption of Notes” in this prospectus.

Tax Status

Winston & Strawn LLP, as special tax counsel to the issuing entity, will deliver an opinion that:

•  the notes will be characterized as debt for federal income tax purposes; and

•  the issuing entity will not be characterized as an “association” or “publicly traded partnership” taxable as a corporation.

By purchasing a note, you agree to treat your note as debt for federal, state and local income tax purposes.

ERISA Considerations	Subject to the considerations described in “ERISA Considerations” in this prospectus and your prospectus supplement, employee benefit plans that are subject to the

Employee Retirement Income Security Act of 1974, as amended, may purchase notes issued by an “owner trust”.

You should refer to “ERISA Considerations” in this prospectus and your prospectus supplement for more detailed information regarding the ERISA eligibility of any class of notes.

Risk Factors

The following risk factors and the risk factors in your prospectus supplement describe the principal risk factors relating to an investment in the notes.  You should carefully consider the following risk factors and the additional risk factors described in the section captioned “Risk Factors” in your prospectus supplement before you invest in any class of notes.

You must rely on the issuing entity’s assets for repayment which may not be sufficient to make full payment on your notes

The notes represent interests solely in the issuing entity or indebtedness of the issuing entity and will not be insured or guaranteed by the originators, the seller, the servicer, the depositor, or any of their respective affiliates, or the indenture trustee or the owner trustee or any other person or entity.  The only source of payment for your notes is payments received on the contracts held by the issuing entity and certain forms of credit enhancement, if any, for your notes.  The amount of credit enhancement available to cover shortfalls in distributions of interest on and principal of your notes may be limited.  If the credit enhancement is exhausted, the sole source of payment for your notes will be from payments on the contracts.

The issuing entity has limited recourse against the seller, the depositor and the servicer

None of the seller, the depositor or any of their affiliates is generally obligated to make any payments in respect of any notes or the contracts of the issuing entity.  However, in connection with the sale of contracts by the depositor to the issuing entity, the depositor will make representations and warranties with respect to the characteristics of such contracts, and in certain circumstances, the depositor may be required to repurchase contracts with respect to which such representations and warranties have been breached.  The seller will correspondingly be obligated to the depositor under the transfer and sale agreement (which rights of the depositor against the seller will be assigned to the issuing entity) to repurchase the contracts from the depositor contemporaneously with the depositor’s repurchase of the contracts from the issuing entity.  In addition, the servicer will be required to purchase contracts from the issuing entity if it breaches its servicing obligations relating to those contracts as specified in the sale and servicing agreement.  There can be no assurance that the depositor, the seller or the servicer will be able to purchase a contract at the time when it is required to do so.  See “Description of the Transfer and Servicing Agreements—Sale and Assignment of Contracts by Seller”, “Description of the Transfer and Servicing Agreements—Representations and Warranties made by the Seller and the Depositor” and “Description of the Transfer and Servicing Agreements—Servicing.”

You may experience reduced returns on your investment due to prepayments on the contracts, repurchases of the contracts, liquidations of defaulted contracts and early termination of the issuing entity

A higher than anticipated level of prepayments of the contracts or liquidations of defaulted contracts may cause an issuing entity to pay principal on your notes sooner than you expected.  Also, an issuing entity may pay principal on your notes sooner than you expected if the depositor or the servicer repurchases contracts from the issuing entity.  You may not be able to reinvest the principal paid to you at yields that are equivalent to the yields on your notes; therefore, the ultimate return you receive on your investment in the notes may be less than the return you expected on the notes.

The contracts included in the issuing entity may be prepaid, in full or in part, voluntarily or as a result of defaults, theft of or damage to the related motorcycles or for other reasons.  The depositor will be required to repurchase a contract from the issuing entity if a breach of its representations and warranties relating to that contract materially and adversely affects the issuing entity’s or the securityholders’ interest in the contract or the collectibility of the contract.  In that event, the seller will be obligated to repurchase the contract from the depositor.  In addition, the servicer will be required to purchase contracts from the issuing entity if it breaches its servicing obligations relating to those contracts as specified in the sale and servicing agreement.  Under agreements with certain motorcycle dealers the seller may have full or partial recourse against the motorcycle dealer for such repurchased contract.  This recourse to the dealers will be assigned by the seller to the depositor pursuant to the transfer and sale agreement, assigned from the depositor to the issuing entity pursuant to the sale and servicing agreement and pledged by the issuing entity to the indenture trustee pursuant to the indenture.  There can be no assurance that a motorcycle dealer will perform its obligations under such motorcycle dealer agreement if and when required to do so.  The servicer may purchase all remaining contracts from the issuing entity when the aggregate outstanding principal balance of the contracts is less than 10% of the sum of (i) the aggregate outstanding principal balance of the contracts as of the initial cutoff date and (ii) the aggregate outstanding principal balance of subsequent contracts, if any, as of their related subsequent cutoff dates.

The depositor cannot fully predict the extent to which prepayments on the contracts by the related obligors will shorten the life of the notes.  The rate of prepayments on the contracts may be influenced by a variety of economic, social and other factors including:

•                  changes in obligor requirements;

•                  the level of interest rates;

•                  the level of casualty losses; and

•                  the overall economic environment.

The depositor cannot assure you that prepayments on the contracts held by the issuing entity will conform to any historical experience.  The depositor cannot predict the actual rates of prepayments which will be experienced on the contracts.  However, your prospectus supplement may present information as to the principal balances of the notes remaining on each payment date under several hypothetical prepayment rates.  You will bear all reinvestment risk resulting from prepayments on the contracts and the corresponding acceleration of payments on the notes.  See “Weighted Average Lives of the Notes” in this prospectus.

Proceeds of the sale of contracts may not be sufficient to pay your notes in full; failure to pay principal on your notes will not constitute an event of default until maturity

If so directed by the holders of the requisite percentage of outstanding notes following an acceleration of the notes upon an event of default, the indenture trustee in certain circumstances will sell the contracts owned by the issuing entity.  However, there is no assurance that the market value of those contracts will at any time be equal to or greater than the aggregate outstanding principal balance of the notes.  Therefore, upon a sale of the contracts, there can be no assurance that sufficient funds will be available to repay your notes in full.  In addition, the amount of principal required to be paid to you on each payment date will generally be limited to amounts available in the collection account and the reserve fund, if any.  The failure to pay principal of your notes generally will not result in the occurrence of an event of default until the final scheduled payment date for your notes.  See “Description of the Notes and Indenture—The Indenture—Events of Default; Rights Upon Event of Default” in this prospectus.

Social, economic and other factors may affect the performance of the contracts and the availability of subsequent contracts

Economic conditions in countries, states or U.S. territories where obligors reside may affect the delinquency, loan loss and repossession experience of the issuing entity with respect to the contracts.  The performance by such obligors, or the ability of the seller to acquire from the originators sufficient subsequent contracts for purchase with the amount on deposit in the pre-funding account (if any), may be affected by a variety of social and economic factors including, but not limited to, interest rates, unemployment levels, the rate of inflation, and consumer perception of economic conditions generally.  However, neither the seller nor the depositor is able to determine or predict whether or to what extent economic or social factors will affect the performance by any obligors or the availability of subsequent contracts in cases where subsequent contracts are to be transferred to the issuing entity as specified in the prospectus supplement.

United States and world economic and political conditions, including acts or threats of terrorism and/or war, could adversely affect payments on the notes

National and international political developments, instability and uncertainties could result in economic weakness in the United States and in international markets.  These uncertainties include threatened hostilities with other countries, political unrest and instability around the world, and continuing threats of terrorist attacks.  Any actual armed hostilities, and any future terrorist attacks in the United States or abroad, could also have an adverse impact on the U.S. economy, global financial markets and payments and collections on the contracts.

You should consider the possible effects on delinquency, default and prepayment experience of the contracts.  For example, the ongoing U.S. military operations in the Middle East and hostilities in other countries have increased the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty.  Under the Servicemembers Civil Relief Act, obligors who are members of the military on active duty, including reservists who are called to active duty after the origination of their contracts, may be entitled to reductions in interest rates to 6% and a stay of foreclosure and similar actions.  No information can be provided as to the number of contracts that may be affected by the Servicemembers Civil Relief Act.  If an obligor’s obligation to make payments is reduced, adjusted or extended, the servicer will only be required to advance principal and interest which was 30 days or more delinquent with respect to the related due period, and only to the extent the servicer believes that such amounts will ultimately be recoverable through collection.  Any resulting shortfalls in interest or principal will reduce the amount available for distribution on the notes.

The Servicemembers Civil Relief Act also limits the ability of the servicer to repossess the financed motorcycle securing a contract during the related obligor’s period of active duty and, in some cases, may require the servicer to extend the maturity of the contract, lower the monthly payments and readjust the payment schedule for a period of time after completion of the obligor’s military service.  As a result, there may be delays in payment and increased losses on the contracts.

For more information regarding the effect of the Servicemembers Civil Relief Act and similar state laws, you should refer to “Legal Aspects of the Contracts—Other Limitations” in this prospectus.

The sale of financed motorcycles relating to defaulting obligors may not result in complete recovery of amounts due

The servicer generally exercises its right to sell a motorcycle securing a defaulted contract after repossession.  There is no assurance that the amount of proceeds received by the servicer from the sale of such motorcycle will be equal to or greater than the outstanding principal balance of such defaulted contract as of the date of the sale of such motorcycle.  Financing options resulting in a contract having an initial principal balance in excess of the retail price of a motorcycle may increase the risk that the amount of such sales proceeds will not be sufficient to satisfy such outstanding principal balance.  As a result, you may suffer losses on your investment if available credit enhancement for losses on the contracts is insufficient.

Certain events of default under the indenture may result in insufficient funds to make payments on your notes

If the issuing entity fails to pay principal of any class of notes on its final scheduled payment date, or fails to pay interest on the class or classes of notes described in your prospectus supplement within five days of the related due date, the indenture trustee or the holders of more than 50% of the notes or the class or the classes of notes described in your prospectus supplement may declare the entire amount of the notes to be due immediately.  If this happens, the holders of more than 50% (or such higher percentage as specified in your prospectus supplement) of the notes or the class or classes of notes described in your prospectus supplement may direct the indenture trustee to sell the contracts and prepay the notes.  In such event, there may not be sufficient funds to pay all of the classes of notes in full.

Paid-ahead simple interest contracts may affect the weighted average life of the notes

If an obligor on a simple interest contract makes a payment on the contract ahead of schedule, the weighted average life of the notes could be affected.  This is because the additional scheduled payments will be treated as a principal prepayment and applied to reduce the principal balance of the related contract.  Obligors are generally not required to make any scheduled payments during the period for which the contract was paid-ahead.  During this period, interest will continue to accrue on the contract principal balance, but the contract would not be considered delinquent.  Furthermore, when an obligor resumes the required payments, they may be insufficient to cover the interest that has accrued since the last payment by that obligor.

Generally paid-ahead payments shorten the weighted average lives of the notes when the paid-ahead amount is applied to the payment of principal on the notes; however, in certain circumstances the weighted average lives of the notes may be extended.  In addition, liquidation proceeds will be applied first to reimburse any advances made by the servicer.  Therefore, to the extent the servicer makes advances on a paid-ahead simple interest contract which subsequently goes into default, the loss on this contract may be larger than would have been the case had advances not been made.

The seller’s portfolio of contracts has historically included simple interest contracts which have been paid-ahead by one or more scheduled monthly payments.  We cannot predict the number of contracts which may become paid-ahead simple interest contracts or the amount of scheduled payments which may be paid ahead.

The ratings on your notes may be lowered or withdrawn

It is a condition to the issuance of the notes that they be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.  A rating is not a recommendation to purchase, hold or sell notes inasmuch as such rating does not comment as to market price or suitability for a particular investor.  Ratings of notes will address the likelihood of the payment of principal and interest thereon pursuant to their terms.  The ratings of notes will not address the likelihood of an early return of invested principal.  There can be no assurance that a rating will remain for a given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant.  For more detailed information regarding the ratings assigned to any class of a particular series of notes, see “Ratings of the Notes” in your prospectus supplement.

The price at which you can resell your notes may decrease if the ratings of your notes decline

At the initial issuance of the notes, at least one nationally recognized statistical rating organization will rate the offered notes in one of the four highest rating categories.  A security rating is not a recommendation to buy, sell or hold notes.  A rating will reflect the rating agency’s assessment of the likelihood that the holders of the notes will receive the payment of interest on the notes on each payment date and the payment of principal on the final scheduled payment date.  Similar ratings on different types of notes do not necessarily mean the same thing.  You should analyze the significance of each rating independently from any other rating.  At any time, a rating agency may lower its ratings of the notes or withdraw its ratings entirely.  If a rating assigned to any security is lowered or withdrawn for any reason, you may not be able to resell your notes or you may be able to resell them only at a substantial discount.  For more detailed information regarding the ratings assigned to the notes, see “Ratings of the Notes” in this prospectus and in your prospectus supplement.

The rating of a swap counterparty may affect the ratings of the notes

If an issuing entity enters into a swap agreement, the rating agencies that rate the issuing entity’s notes will consider the provisions of the swap agreement and the rating of the swap counterparty.  If a rating agency downgrades the debt rating of the swap counterparty, it may downgrade the rating of the notes.  In such an event, you may not be able to resell your notes or you may be able to resell them only at a substantial discount.

Subordination of some classes of notes may cause such classes of notes to bear additional credit risk and does not ensure payment of the more senior classes of notes

The issuing entity may pay interest and principal on some classes of notes prior to paying interest and principal on other classes of notes.  The subordination of some classes of notes to others means that the subordinated classes of notes are more likely to suffer the consequences of delinquent payments and defaults on the contracts than the more senior classes of notes.

The senior classes of notes could lose the credit enhancement provided by the subordinate classes of notes if delinquencies and defaults on the contracts increase and if the collections on the contracts and any credit enhancement described in your prospectus supplement are insufficient to pay the senior classes of notes.

Your prospectus supplement will describe any subordination provisions applicable to your notes.

Interests of other persons in the contracts or the financed motorcycles could reduce the funds available to make payments on your notes

A person could acquire an interest in a contract that is superior to that of the issuing entity because the servicer will retain possession of the contracts and the contracts will not be marked or stamped to indicate that they have been sold to the issuing entity.  If a person purchases contracts, or takes a security interest therein, for value in the ordinary course of its business and obtains possession of the contracts without actual knowledge of the issuing entity’s interest, that person will acquire an interest in the contracts superior to the interest of the issuing entity and some or all of the collections on the contracts may not be available to make payments on the notes.

A person could also acquire an interest in a financed motorcycle that is superior to that of the issuing entity because of the failure to identify the issuing entity as the secured party on the related certificate of title.  The seller will assign its security interests in the financed motorcycles to the depositor, and the depositor will assign its security interests in the financed motorcycles to the issuing entity.  The seller’s assignment to the depositor and the depositor’s subsequent assignment to the issuing entity are subject to state vehicle registration laws.  These registration laws require that the secured party’s name appear on the certificate or similar registration of title in order for the secured party’s security interest to be perfected. To facilitate servicing and reduce administrative costs, the servicer will continue to hold the certificates of title or ownership for the motorcycles and will not endorse or otherwise amend the certificates of title or ownership to identify the issuing entity as the new secured party.  As a result, the issuing entity may not have a perfected security interest in the financed motorcycles in certain states because the certificates or similar registrations of title will not be amended to reflect the assignment of the security interests in the financed motorcycles to the issuing entity.  In addition, because the issuing entity will not be identified as the secured party on any certificate of title or similar registration of title, the security interest of the issuing entity in the motorcycles may be defeated through fraud, forgery, negligence or error.

In addition, the holders of some types of liens, such as tax liens or mechanics liens, may have priority over the issuing entity’s security interest in the financed motorcycles.  The issuing entity also may lose its security interest in a financed motorcycle that is confiscated by the government.

In the event that the issuing entity must rely upon repossession and sale of the financed motorcycle securing a defaulted contract to recover amounts due on the defaulted contract, the issuing entity’s ability to realize upon the financed motorcycle would be limited by the failure to have a perfected security interest in the financed motorcycle or the existence of a senior security interest in the financed motorcycle.  In this event, you may be subject to delays in payment and may incur losses on your investment in the notes as a result of defaults or delinquencies by obligors.  See “Legal Aspects of the Contracts—Security Interests” in this prospectus.

Limitations on enforceability of security interests in the financed motorcycles may hinder the issuing entity’s ability to realize the value of the financed motorcycles

State law limitations on the enforceability of security interests and the manner in which a secured party may dispose of collateral may limit or delay the issuing entity’s ability to obtain or sell the financed motorcycles.  This could reduce or delay the availability of funds to make payments on your notes.  Under these state law limitations:

•                  some jurisdictions require that the obligor be notified of the default and be given a period of time within which it may cure the default prior to or after repossession; and

•                  the obligor may have the right to redeem collateral for its obligations prior to actual sale by paying the secured party the unpaid balance of the obligation plus the secured party’s expenses for repossessing, holding and preparing the collateral for disposition.

Contracts that fail to comply with consumer protection laws may be unenforceable, which may result in losses on your investment

The contracts are consumer contracts subject to many federal and state consumer protection laws. If any of the contracts do not comply with one or more of these laws, the servicer may be prevented from or delayed in collecting amounts due on the contracts. If that happens, payments on the notes could be delayed or reduced.  See “Legal Aspects of the Contracts—Consumer Protection Laws” in this prospectus.

Each of the depositor and seller will make representations and warranties relating to the contracts’ compliance with consumer protection laws and the enforceability of the contracts.  If those representations and warranties are not true as to any contract and the breach materially and adversely affects the issuing entity’s or the securityholders’ interest in the contract or the collectibility of the contract, the depositor will be obligated to repurchase the contract from the issuing entity and the seller will be required to repurchase the contract from the depositor.

Repurchase obligations of the depositor and the seller provide you only limited protection against prior liens on the contracts

Federal or state law may grant liens on the contracts that have priority over the issuing entity’s interest.  If the creditor associated with any prior lien on a contract exercises its remedies, the cash proceeds from the contract and related financed motorcycle available to the issuing entity will be reduced.  In that event, there may be a delay or reduction in payments to you.  An example of a lien arising under federal or state law is a tax lien on property of the seller or depositor arising prior to the time a contract is conveyed to the issuing entity.  Such a tax lien would have priority over the interest of the issuing entity in the contracts.

The seller will represent and warrant to the depositor, and the depositor will represent and warrant to the issuing entity, that there are no prior liens on the contracts.  In addition, the seller will represent and warrant to the depositor, and the depositor will represent and warrant to the issuing entity, that it will not grant any lien on the contracts.  If those representations and warranties are not true as to any contract and the breach materially and adversely affects the issuing entity’s or the securityholders’ interest in the contract or the collectibility of the contract, the depositor will be obligated to repurchase the contract from the issuing entity and the seller will be required to repurchase the contract from the depositor.  There can be no assurance that the depositor or the seller will be able to repurchase a contract at the time when it is asked to do so.

Bankruptcy of one or more obligors may reduce or delay collections on the contracts, and the sale of financed motorcycles relating to defaulting obligors may be delayed or may not result in complete recovery of amounts due

Bankruptcy and insolvency laws may increase the risk of loss on the contracts of obligors who become subject to bankruptcy proceedings.  Those laws could result in the write-off of contracts of bankrupt obligors or result in delay in payments due on the contracts.  For example, if the obligor becomes bankrupt or insolvent, the issuing entity may need the permission of a bankruptcy court to obtain and sell its collateral.  As a result, you may be subject to delays in receiving payments, and you may also suffer losses if available credit enhancement for losses is insufficient.

If a bankruptcy court determines that the transfer of contracts from Eaglemark Savings Bank or the motorcycle dealers to the seller or from the seller to the depositor was not a true sale, or if a conservator or receiver were appointed for Eaglemark Savings Bank, then payments on the contracts could be delayed resulting in losses or delays in payments on your notes

If a motorcycle dealer or the seller became a debtor in a bankruptcy case, creditors of that party, or that party acting as debtor-in-possession, may assert that the transfer of the contracts was ineffective to remove the contracts from that party’s estate.  In that case, the distribution of payments on the contracts to the issuing entity might be subject to the automatic stay provisions of the United States Bankruptcy Code.  This would delay payments on your notes for an uncertain period of time.  Furthermore, reductions in payments under the contracts to the issuing entity may result if the bankruptcy court rules in favor of the creditors or the debtor-in-possession.  In either case, you may experience delays or reductions in payments on your notes.  In addition, a bankruptcy trustee would have the power to sell the contracts if the proceeds of the sale could satisfy the amount of the debt deemed owed by the motorcycle dealer or the seller, as the case may be.  The bankruptcy trustee could also substitute other collateral in lieu of the contracts to secure the debt.  Additionally, the bankruptcy court could adjust the debt if the motorcycle dealer or the seller were to file for reorganization under Chapter 11 of the United States Bankruptcy Code.  Any of these actions could result in losses or delays in payments on your notes.  The motorcycle dealers and the seller will each represent and warrant that its conveyance of the contracts is a valid sale and transfer of the contracts.  See “Legal Aspects of the Contracts—Certain Bankruptcy Considerations.”

By statute, the FDIC as conservator or receiver is authorized to repudiate any “contracts” of Eaglemark Savings Bank upon payment of “actual direct compensatory damages.”  This authority may be interpreted by the FDIC to permit it to repudiate the transfer of contracts to the seller.  Under an FDIC regulation, however, the FDIC as conservator or receiver will not reclaim, recover or recharacterize a bank’s transfer of financial assets if certain conditions are met, including that the transfer qualifies for sale accounting treatment, was made for adequate consideration and was not made fraudulently, in contemplation of insolvency, or with the intent to hinder, delay or defraud the bank or its creditors.  We believe the FDIC regulation will apply to the transfer of contracts to the seller and intend on satisfying the conditions of the regulation.  If a condition required under the FDIC regulation, or other statutory or regulatory requirement applicable to the transactions, were found not to have been satisfied, the FDIC as conservator or receiver might refuse to recognize Eaglemark Savings Bank’s transfer of contracts to the seller.  In that case, payments on your notes may be delayed and possibly reduced.  Also, the FDIC could require the issuing entity and securityholders to comply with the administrative claims procedure established by the FDIC to establish their rights to payments on the contracts, could request a stay of any actions to enforce the participation agreement against Eaglemark Savings Bank, or could repudiate the participation agreement pursuant to which the seller purchases the contracts from Eaglemark Savings Bank and limit claims of the issuing entity and securityholders to “actual direct compensatory damages.”  Additionally, the issuing entity could be limited to seeking recovery based upon the obligation of the seller to repurchase contracts for which it did not have good and marketable title.  Any of these actions could result in losses or delays in payments on your notes.

If a bankruptcy court decides to consolidate the assets and liabilities of the depositor and the seller, payments on the contracts could be delayed resulting in losses or delays in payments on the notes

If the seller became a debtor in a bankruptcy case, the seller, a creditor or party acting as debtor-in-possession could request a bankruptcy court to order that the seller’s assets and liabilities be substantively consolidated with the depositor’s assets and liabilities.  If the bankruptcy court consolidated the assets and liabilities of the seller and the depositor, delays and possible reductions in the amounts of payments on your notes could occur. See “Legal Aspects of the Contracts—Certain Bankruptcy Considerations.”

Commingling of collections could result in reduced payments to you

If permitted by the rating agencies rating the notes, the servicer may hold collections it receives from the obligors on the contracts with its own funds until the day prior to the next date on which distributions will be made on the notes.  If the servicer does not pay these amounts to the issuing entity when required to do so, the issuing entity may be unable to make the payments owed on your notes.  In the event the servicer becomes a debtor in a bankruptcy case, the issuing entity may not have a perfected security interest in these collections.  In either case, you may suffer losses on your investment.

You may not be able to resell your notes

There is currently no secondary market for the notes.  We cannot assure you that a secondary market will develop and if it does develop how liquid it will be.  Thus, you may not be able to resell your notes at all, or may be able to do so only at a substantial discount.  The underwriters may assist in resales of the notes but they are not obligated to do so.

If the issuing entity enters into a currency or an interest rate swap, payments on the notes will be dependent on payments made under the swap agreement

If the issuing entity enters into a swap agreement, its ability to protect itself from shortfalls in cash flow caused by currency or interest rate changes will depend to a large extent on the terms of the swap agreement, whether the swap agreement is legally enforceable and whether the swap counterparty performs its obligations under the swap agreement.  If the issuing entity does not receive the payments it expects under the swap agreement, the issuing entity may not have adequate funds to make all payments owed on your notes when due.

You may experience reinvestment risk associated with pre-funding accounts

If so provided in the prospectus supplement, on the closing date an amount will be deposited into the pre-funding account.  The amount on deposit in the pre-funding account will be used to purchase subsequent contracts from the depositor (which, concurrently, will acquire such subsequent contracts from the seller) from time to time during the funding period specified in the prospectus supplement.  If the principal amount of the eligible subsequent contracts acquired by the seller from the originators during the funding period is less than the amount on deposit in the pre-funding account, there may be amounts remaining on deposit in the pre-funding account after the sale of such subsequent contracts by the seller to the depositor and the concurrent transfer by the depositor to the issuing entity.

Any conveyance of subsequent contracts to issuing entity is also subject to the satisfaction, on or before the related subsequent transfer date, of the following conditions precedent, among others: (i) each such subsequent contract must satisfy the eligibility criteria specified in the related transfer and sale agreement or sale and servicing agreement, as applicable; (ii) the seller and the depositor shall not have selected such subsequent contracts in a manner that is adverse to the interests of holders of the notes; and (iii) as of the cutoff dates for such subsequent contracts, all of the contracts in the issuing entity, including the subsequent contracts to be conveyed to the issuing entity as of such date, must satisfy the parameters described in the prospectus supplement.

To the extent that the amount on deposit in the pre-funding account has not been applied to the purchase of subsequent contracts by the end of the funding period, any amounts remaining in the pre-funding account will be distributed as a prepayment of principal to you in the amounts and pursuant to the priorities set forth in your prospectus supplement.  To the extent you receive such a prepayment of principal, there may not then exist a comparably favorable reinvestment opportunity and you will bear all reinvestment risk resulting from such prepayments.

The issuing entity does not have significant assets or sources of funds other than the contracts

The issuing entity does not have, and will not be permitted or expected to have, any significant assets or sources of funds other than the contracts and, to the extent provided in your prospectus supplement, a pre-funding account, a reserve fund and any other available credit enhancement or issuing entity property.  The notes will represent obligations solely of the issuing entity, and the notes will not be insured or guaranteed by the depositor, the servicer, the owner trustee, the indenture trustee or any other person or entity (except as may be described in your prospectus supplement).  Consequently, the only source of payment for your notes will be payments on the contracts and, if and to the extent available, amounts on deposit in the pre-funding account (if any), the reserve fund (if any) and any other credit enhancement, all as specified in your prospectus supplement.   Any such credit enhancement will not cover all contingencies, and losses in excess of amounts available pursuant to any credit enhancement will be borne directly by you.

The holders of the notes or the class or classes of notes described in your prospectus supplement may remove the servicer without the consent of the holders of the other classes of notes

To the extent specified in your prospectus supplement, if there is a servicer default under the sale and servicing agreement, the indenture trustee or the holders of either the notes or the class or classes of notes described in your prospectus supplement may remove the servicer without the consent of the indenture trustee or the holders of the other classes of notes.  The owner trustee will not have the ability, without the concurrence of the holders of the notes or certain classes of notes, to remove the servicer if a servicer default occurs.

Contracts originated in Canada have additional risks which may reduce the amounts available to make payments on your notes

Certain of the contracts included in the issuing entity may have been originated in Canada by Harley-Davidson® motorcycle dealers or one or more affiliates of the seller.  Canada may impose a 10% non-resident withholding tax on the gross amount of any interest payments paid or credited by Canadian obligors to the seller, the depositor and the issuing entity, as assignees, each as residents of the United States for the purposes of the Canada-United States Income Tax Convention.  As a result, the interest payments actually received by the seller, and the issuing entity as the assignee, from Canadian obligors may be reduced by the amount of the withholding tax.  Therefore, the effective interest rate on contracts that were originated in Canada may be lower than the stated interest rate on such contracts.

In addition, payments under the Canadian contracts are made in Canadian dollars.  Since the issuing entity will make payments on the notes in U.S. dollars and receive payments on the Canadian contracts in Canadian dollars, the issuing entity may be exposed to changes in currency exchange rates.  If the issuing entity enters into a currency swap to protect against this risk, its ability to protect itself from shortfalls in cash flow caused by currency changes will depend to a large extent on the terms of the swap agreement and whether the swap counterparty performs its obligations under the swap. If the issuing entity does not receive the payments it expects from the swap counterparty, the issuing entity may not have adequate funds to make all payments to securityholders when due, if ever.  A currency swap requires one party to provide a specified amount of a currency to the other party at specified times in exchange for the other party providing a different currency at a predetermined exchange ratio. For example, if the issuing entity issues notes denominated in U.S. dollars, it might enter into a swap agreement with a swap counterparty under which the issuing entity would use the collections on the receivables to pay Canadian dollars to the swap counterparty in exchange for receiving U.S. dollars at a predetermined exchange rate to make the payments owed on the notes.  The terms of any swap agreement will be described in more detail in your prospectus supplement.

Canadian provincial law limitations on the enforceability of security interests and the manner in which a secured party may dispose of collateral may limit or delay the issuing entity’s ability to enforce its security interest and dispose of the motorcycles financed under Canadian contracts.  This could reduce or delay the availability of funds to make payments on your notes.  Under these Canadian law limitations, most provinces require that the obligor and certain other persons with an interest in the collateral be notified of the disposition of the collateral and be given a period of time within which they may satisfy the obligation secured by the collateral prior to actual sale of the collateral by paying the secured party the unpaid balance of the obligation plus the secured party’s expenses for repossessing, holding and preparing the collateral for disposition.

Those contracts which are originated in Canada are consumer contracts subject to many Canadian federal and provincial consumer protection laws which impose requirements on the making and enforcement of consumer credit sales and the granting of consumer credit generally. If any of the contracts do not comply with one or more of these laws, the servicer may be prevented from or delayed in collecting amounts due on the contracts. If that happens, payments on the notes could be delayed or reduced.  See “Legal Aspects of the Contracts—Consumer Protection Laws” in this prospectus.

Harley-Davidson® Motorcycles

The motorcycles securing the contracts are new or used motorcycles and were manufactured by one or more subsidiaries of Harley-Davidson.  Up to 10% of the aggregate principal balance of all such contracts (including all subsequent contracts) may be secured by new or used motorcycles manufactured by Buell.  In addition, up to 12.0% of the aggregate principal balance of all contracts (including all subsequent contracts) may relate to, and be secured by, new or used motorcycles manufactured by other manufacturers.  See “—Other Manufacturers” below in this prospectus.

Harley-Davidson produces and sells premium heavyweight motorcycles.  Harley-Davidson-branded motorcycle products emphasize traditional styling, design simplicity, durability and quality.  Harley-Davidson manufactures five families of Harley-Davidson-branded motorcycles:  Sportster®, Dyna™, Softail®, Touring and VRSC™.  These motorcycles are powered by one of four air-cooled, twin-cylinder engines with a 45-degree “V” configuration, or in the case of the VRSC family, a liquid-cooled, twin-cylinder engine with a 60-degree “V” configuration.  Harley-Davidson’s engines range in size from 883cc’s to 1800cc’s.

Buell® motorcycle products emphasize innovative design, responsive handling and overall performance.  Buell currently manufactures and sells eight twin cylinder XB models and the single cylinder Buell® Blast® .

The motorcycle market is comprised of four segments:  standard, which emphasizes simplicity and cost; performance, which emphasizes handling and acceleration; touring, which emphasizes comfort and amenities for long-distance travel; and custom, which emphasizes styling and individual owner customization.  The touring segment of the heavyweight market was pioneered by Harley-Davidson and includes motorcycles equipped for long-distance touring with fairings, windshields, saddlebags and Tour Pak® luggage carriers.  The custom segment of the market includes motorcycles featuring the distinctive styling associated with classic Harley-Davidson® motorcycles.  The standard and performance segments of the market are served primarily by Harley-Davidson’s Buell® motorcycle line.

Other Manufacturers

Except as otherwise specified in your prospectus supplement, contracts aggregating not more than 12.0% of the aggregate principal balances of all contracts in an issuing entity (including subsequent contracts) may relate to, and be secured by, new or used motorcycles manufactured by Honda, Yamaha, Suzuki, Kawasaki and BMW as well as certain other manufacturers.

The Seller, Servicer and Sponsor

The seller, servicer and sponsor is Harley-Davidson Credit Corp. (“HDCC”), a Nevada corporation and wholly-owned subsidiary of Harley-Davidson Financial Services, Inc. (“HDFS”).  HDFS is a wholly-owned subsidiary and the financing division of Harley-Davidson.  HDCC began operations in January 1993 when it purchased the $85 million wholesale financing portfolio of certain Harley-Davidson® motorcycle dealers from ITT Commercial Finance; subsequently, HDCC entered the retail consumer finance business.  HDCC and its affiliates provide retail financial services to consumers in the United States and Canada and wholesale financial services to Harley-Davidson® motorcycle dealers and Buell® motorcycle dealers in the United States, Canada and Europe.

Retail financial services include installment lending for retail purchases of new and used Harley-Davidson® motorcycles and Buell® motorcycles and motorcycles manufactured by other manufacturers.  Retail loans are originated primarily through Eaglemark Savings Bank, a Nevada thrift and wholly-owned subsidiary of the seller.  Wholesale financial services include floorplan and open account financing for motorcycles and motorcycle parts and accessories, computer loans and showroom remodeling loans.

Insurance and related services, including extended service warranty agreements, property and casualty insurance and certain other insurance products, are provided to motorcycle consumers and dealers by Harley-Davidson Insurance Services, Inc., a wholly-owned subsidiary of HDFS that acts as a commission-based independent representative for various insurance companies.

HDCC’s and its affiliates’ retail financing and insurance programs are designed to work together as a package that appeals to the needs of consumers of Harley-Davidson® motorcycles and provides a competitive advantage over HDCC’s competitors.  HDCC’s principal executive offices are located at 3850 Arrowhead Drive, Carson City, Nevada 89706 (telephone 775/886-3000).  As of December 31, 2005, HDCC had total assets of $2,094.4 million, and stockholder’s equity of $746.7 million.

Origination, Underwriting and Servicing

The following is a description of the origination, underwriting and servicing of conditional sales contracts and promissory note and security agreements relating to the retail purchase of new or used motorcycles manufactured by Harley-Davidson, Buell and other manufacturers by Eaglemark Savings Bank and the seller as of the date of this prospectus.  Your prospectus supplement will describe any material changes to this information with respect to the origination, underwriting and servicing of the pool of contracts transferred to the issuing entity issuing your notes.

Origination

The seller primarily originates contracts by purchasing contracts from Eaglemark Savings Bank, a Nevada thrift and wholly-owned subsidiary of the seller, on a daily basis pursuant to an agreement with Eaglemark Savings Bank.  Prior to 2002, the seller originated contracts by purchasing contracts from a network of motorcycle dealers located throughout the United States (including U.S. Territories) and, in certain instances, Canada and the seller continues to purchase a limited number of contracts from such dealers.

The form of the contract used by Eaglemark Savings Bank and the motorcycle dealers is written or approved by the seller.  Each contract purchased by the seller from Eaglemark Savings Bank or the motorcycle dealers is approved by the seller in accordance with the seller’s guidelines.  All contracts transferred to an issuing entity are fully amortizing contracts with the portion of principal and interest thereof determined by the simple interest method.  Each contract specifies a scheduled monthly payment amount.  The monthly payment due date is determined at the time of origination.  The obligor generally may make a one-time election to change the monthly payment due date by a limited number of days from the original monthly due date.  The length of a contract is determined by a number of factors which may include the age and mileage of the motorcycle and the preference of the related obligor.  Generally, interest rates are determined on the basis of the credit history of the applicant, the term of the contract and general market rates, in compliance with applicable banking laws, at the time of origination.  Interest rates offered to applicants may be based on a tiered pricing program which offers lower rates to applicants with stronger credit ratings.  Eaglemark Savings Bank establishes a wholesale interest rate, which is the lowest rate at which Eaglemark Savings Bank will finance a particular loan in a particular pricing tier.  Eaglemark Savings Bank also imposes limits on the retail interest rate for each loan.   If a consumer’s retail interest rate exceeds the wholesale interest rate by more than the limits established by Eaglemark Savings Bank, then Eaglemark Savings Bank will not fund the loan.  With certain loans, primarily loans in the lowest pricing tiers and some promotional loans, Eaglemark Savings Bank requires the loan to be written at the wholesale interest rate.

The financing of a retail purchase of a motorcycle is generally initiated at and through Harley-Davidson® motorcycle dealerships and Buell® motorcycle dealerships.  Eaglemark Savings Bank’s or the seller’s personnel contact motorcycle dealers and explain the available financing plans, terms, prevailing rates and credit and financing policies.  From time to time Eaglemark Savings Bank or the seller may offer certain promotional financing programs to consumers.  Such promotional financing offers may include, but will not be limited to, no-down-payment financing, interest rate buy-down financing, and deferred interest payment financing.

Originations through Eaglemark Savings Bank

If a motorcycle dealer and the dealer’s customer wish to use Eaglemark Savings Bank’s available financing for a retail purchase, a credit application will be submitted via facsimile or over the internet to Eaglemark Savings Bank.  The credit application contains credit information about the applicant, including the applicant’s income, employment history, and other relevant personal information bearing on the decision to extend credit, as well as a description of the financed motorcycle that secures or will secure the contract.  An electronic credit report from a minimum of two bureaus is requested for all applicants and is used in conjunction with the applicant’s personal financial data to approve the application.

Once a credit application has been approved by Eaglemark Savings Bank, the motorcycle dealer’s personnel will then explain the financing plans, terms, prevailing rates and credit and financing policies to the obligor.  Once a signed contract is submitted by the motorcycle dealer to Eaglemark Savings Bank, the retail operations department of Eaglemark Saving Bank examines all requisite contract information and documentation. See “—Underwriting” below.  After this funding review and verification process is completed, the amount financed, including the appropriate dealer participation or dealer discount and fees, if applicable, is transferred by Eaglemark Savings Bank to the motorcycle dealer.  The motorcycle dealer receives the amount financed plus either a flat fee or an amount equal to a portion of the finance charge.  The portion of the finance charge earned by the motorcycle dealer is generally calculated based upon the difference between the wholesale interest rate set by Eaglemark Savings Bank and the retail interest rate on the contract.

The terms of each contract grant to Eaglemark Savings Bank a security interest in the motorcycle  that the obligor is financing and require the obligor to have Eaglemark Savings Bank or HDCC noted as lienholder on the certificate of title for the motorcycle.  Generally, it is the responsibility of the motorcycle dealer to ensure that contracts, and other documents to perfect the security interest in the motorcycle covered by the contract, are filed and recorded, or such security interest is otherwise perfected.  Eaglemark Savings Bank’s retail operations department verifies lienholder accuracy, retains the titles or the lienholder notification, and performs any necessary title maintenance to ensure continued perfection.

Each motorcycle dealer must execute an agreement with Eaglemark Savings Bank that, among other things, sets forth the guidelines and procedures applicable to the origination and purchasing process.   These motorcycle dealer agreements generally provide for the repurchase by the related motorcycle dealer of any contract for its outstanding principal balance, plus accrued but unpaid interest, if the representations and warranties made by the motorcycle dealer relating to the contract are breached.  These representations and warranties generally relate to the origination procedures and criteria related to a contract and the security interest in the related financed motorcycle and not the collectability of the contract or the creditworthiness of the related obligor.

Originations directly through motorcycle dealers

Prior to 2002, the seller purchased contracts directly from Harley-Davidson® motorcycle dealers and Buell® motorcycle dealers, and the seller continues to purchase a limited number of contracts from such dealers.  The origination policies and procedures used by the seller are substantially the same as the policies and procedures used by Eaglemark Savings Bank described above under “Originations through Eaglemark Savings Bank”.  The seller enters into agreements with motorcycle dealers which generally provide for the repurchase by the related motorcycle dealer of any contract for its outstanding principal balance, plus accrued but unpaid interest, if the representations and warranties made by the motorcycle dealer relating to the contract are breached.  These representations and warranties generally relate to the origination procedures and criteria related to a contract and the security interest in the related financed motorcycle and not the collectability of the contract or the creditworthiness of the related obligor.

Underwriting

For all contract originations, each applicant’s credit application is underwritten and approved in accordance with Eaglemark Savings Bank’s established underwriting guidelines.  These underwriting guidelines are intended to assess the applicant’s ability to repay all amounts due under the contract and the related financed motorcycle as collateral, based upon a review of the information contained in the credit application and the credit bureau reports.  The underwriting guidelines are applied against data provided in the credit application and credit bureau reports using an automated review and approval process for all credit applications.  Credit applications that meet all underwriting guidelines are automatically approved and credit applications that do not are forwarded to an underwriter at Eaglemark Savings Bank for further review.  The process for underwriting a contract depends primarily on the credit quality of the applicant.  Underwriting decisions are based primarily on quantitative and, to a lesser extent, qualitative analysis of the applicant’s credit history.  Underwriting guidelines are comprised of numerous evaluation criteria, including the applicant’s credit history, employment and residence stability, credit score, the collateral characteristics, and the terms of the contract.

With regard to contracts underwritten based on judgmental evaluations, an underwriter will compare the data provided by the applicant to what is available through the applicant’s credit report.  For items that cannot be confirmed through the credit report or by other information sources, supplementary documents such as a complete copy of an applicant’s tax return in the case of self-employed individuals, W-2 forms or proof of residency may be requested.  Eaglemark Savings Bank conducts quality assurance reviews of randomly selected contracts on a regular basis to ensure compliance with established policies and procedures.

The principal amount financed under a contract may include the total amount of a motorcycle’s retail sales price plus the retail sales price of certain parts and accessories, sales tax and title fees, first year premiums for required physical damage insurance on the motorcycle, as well as premiums or fees for optional products such as credit life and accident and health insurance, debt cancellation, and extended service contracts.  For purchases of new and used motorcycles, obligors are generally required to make up to a 10% down payment against the total amount to be financed.  A down payment of less than 10%, or in certain circumstances no down payment, may be permitted for certain qualified obligors and/or during special marketing promotions.  Such financing options may result in a contract having an initial principal balance in excess of the manufacturer’s suggested retail price of the motorcycle.

The underwriting decision is communicated to the motorcycle dealer via facsimile and to the obligor by mail, specifying approval, denial or a need for additional information on the proposed contract.  If the response requires stipulations to the approval, these are communicated to the motorcycle dealer and the obligor and become a condition of the approval.  After approval, the motorcycle dealer will obtain the necessary documentation for funding review and verification, which may include the following: (i) a promissory note and security agreement, (ii) proof that the obligor holds a valid driver’s license, (iii) proof of physical damage insurance and (iv) title paperwork, and deliver such documentation, together with a signed credit application, to Eaglemark Savings Bank.

Generally, once Eaglemark Savings Bank has received the appropriate documentation, all documents are prepared and scanned for imaging. A contract verifier then audits the documents for completeness and consistency with the credit application, providing final approval for funding of the contract once these requirements have been satisfied.

The seller regularly makes a detailed analysis of its portfolio of contracts to evaluate the effectiveness of the underwriting guidelines.  If external economic factors, credit delinquencies or credit losses change, then Eaglemark Savings Bank may adjust the underwriting guidelines to maintain the asset quality deemed acceptable to the seller.

Servicing and Collections

Pursuant to the sale and servicing agreement among the servicer, the issuing entity, the depositor and the indenture trustee, the servicer is responsible for administering, servicing, collecting and enforcing the contracts in accordance with its customary servicing practices.  The servicer’s specific servicing policies and practices may change over time. The servicer’s customary servicing practices include, among others, responding to obligor inquiries, sending statements, completing account maintenance, and investigating and initiating contact with obligors during early to late stage delinquency, including first payment defaults.  The servicer also furnishes monthly and annual statements to the indenture trustee with respect to distributions on securitization transactions.  See generally “Description of the Transfer and Servicing Agreements” in this prospectus for a description of the sale and servicing agreement and the servicer’s duties under the sale and servicing agreement.

The servicer uses multiple technologies to provide customer service.  For inbound calls from obligors, the servicer uses smart call routing to identify if the call is a collections or customer service call and to route that call to the appropriate department.  The servicer also maintains an escalations group to handle non-routine calls.  All obligors have the ability to initiate payments for their own accounts through a secure on-line environment.  The servicer accepts and processes a wide range of customer payment methods including mail payments through a lockbox provider and payments through direct debit, the telephone or an internet website.

The servicer’s collection efforts include identifying the level of risk of a delinquent obligor and prioritizing collection efforts based on such risk level.  Delinquent obligors with a high level of risk may be contracted by the servicer’s personnel using a predictive dialer as early as two days past due and may be contacted on a daily basis thereafter.  Lower risk delinquent obligors may be contacted less frequently. The servicer’s general approach is to attempt to establish a repayment plan with the obligor of a delinquent contract as opposed to repossessing the related motorcycle; however, the servicer’s approach with respect to a specific obligor is affected by the obligor’s responsiveness and attitude.  Consistent with this approach, the servicer may, in its discretion, arrange with the obligor on a contract to extend or modify the payment schedule, but no such arrangement will, for purposes of any sale and servicing agreement, modify the original due dates or the amount of the scheduled payments or extend the final payment date of any contract beyond the latest final scheduled payment date of any class of notes (as specified in your prospectus supplement).  The servicer may sell the motorcycle securing the respective contract at public or private sale, or take any other action permitted by applicable law.  See “Legal Aspects of the Contracts” in this prospectus.

The servicer may, in its discretion and on a case-by-case basis subject to the terms of the sale and servicing agreement, extend or modify the terms of contracts in situations where the servicer believes such action is likely to maximize the amount collected.  Extensions and payment deferrals are limited by the sale and servicing agreement and the servicer’s customary servicing practices and are not granted to defer losses which the servicer deems are inevitable.  See generally “Description of the Transfer and Servicing Agreements” in this prospectus for a description of restrictions on contract modifications contained in the sale and servicing agreement.

Criteria for Selecting the Contracts

The contracts will be selected from the seller’s portfolio for inclusion in a pool of contracts using several criteria.  The selection criteria require that each contract:

•                  is secured by a new or used motorcycle; and

•                  satisfies any other criteria set forth in the prospectus supplement.

No selection procedures that the seller believes to be adverse to the securityholders will be used in selecting the contracts. All terms of the conditional sales contracts or promissory note and security agreements constituting the contracts that are material to you are described in this prospectus and in your prospectus supplement.

Individual Motorcycle Insurance

In general, the terms of each contract require that, for the term of the contract, the motorcycle securing such contract is to be covered by physical damage insurance naming Eaglemark Savings Bank or seller (and their respective successors and assigns) as an additional insured and loss payee; however, in accordance with Eaglemark Savings Bank’s and the seller’s normal policies, certain small balance contracts may not require verification of such insurance coverage.  In the transfer and sale agreement, the seller will represent and warrant that the related obligor had obtained or agreed to obtain physical damage insurance covering the motorcycle.  However, the servicer performs no subsequent verification of continued insurance coverage and the seller will not be obligated to make payments to an issuing entity for any loss as to which third party insurance has not been maintained.

The Pre-Funding Arrangement

To the extent provided in your prospectus supplement for a series of notes, the related transfer and servicing agreements or indenture may provide for a pre-funding arrangement which will be limited to a period not to exceed twelve months.  Under the pre-funding arrangement, the depositor commits to purchase additional contracts from the seller and transfer such contracts to the issuing entity following the date on which the issuing entity is established and the related notes are issued.  With respect to a series of notes, the pre-funding arrangement will require that any subsequent contracts transferred to the issuing entity conform to the requirements and conditions in the related transfer and servicing agreement.  If a pre-funding arrangement is utilized in connection with the issuance of a series of notes, the depositor will establish an account, known as the pre-funding account, in the name of the indenture trustee for the benefit of the securityholders.  Up to 50% of the proceeds received from the sale of the notes will be deposited into the pre-funding account on the related closing date and thereafter funds will be released on one or more occasions during a specified period to purchase subsequent contracts from the depositor.

Upon each conveyance of subsequent contracts to an issuing entity, an amount equal to the purchase price paid by the depositor to the seller for the subsequent contracts will be released from the pre-funding account and paid to the depositor.  If funds remain in the pre-funding account at the end of the funding period, those funds will be applied to prepay the notes in the manner set forth in your prospectus supplement.  Amounts held from time to time in the pre-funding account may be invested at the direction of the servicer in investments acceptable to the rating agencies rating the notes as being consistent with the ratings of the notes.

The utilization of a pre-funding arrangement for a series of notes is intended to improve the efficiency of the issuance of the notes and the sale of the contracts to the issuing entity through the incremental delivery of the applicable contracts on the closing date and during a specified period following the closing date for that series of notes.  Pre-funding arrangements allow for the issuance of a larger principal amount of notes than would be the case without a pre-funding arrangement.

You should be aware that the subsequent contracts may be originated using credit criteria different from the criteria applied to the contracts disclosed in your prospectus supplement and may be of a different credit quality and seasoning.  The credit quality of the subsequent contracts may vary as a result of increases or decreases in the credit quality of the related obligors within the predefined acceptable range, which variations could impact the performance of the overall pool of contracts.  The portfolio of initial contracts may also be subject to greater seasoning than the subsequent contracts due to the length of time elapsed from the dates of origination of those contracts and the sale of those contracts to an issuing entity. Accordingly, less historical performance information may be available with respect to the subsequent contracts.  Moreover, following the transfer of subsequent contracts to an issuing entity, the characteristics of the entire pool of contracts included in issuing entity may vary from those of the contracts initially transferred to an issuing entity.

The Depositor

The depositor is Harley-Davidson Customer Funding Corp., a Nevada corporation and wholly-owned special-purpose finance subsidiary of HDCC.  All of the officers and directors of the depositor are also employed by HDCC or HDFS, except that at least two directors of the depositor will at all times be independent of HDCC, HDFS and Harley-Davidson.  The depositor’s business is limited to, among other things, (i) purchasing the contracts and related property (and other similar retail motorcycle installment conditional sales contracts and similar promissory note and security agreements) from the seller, (ii) acting as the beneficial owner of the issuing entity and other similar trusts and (iii) performing its obligations under the transfer and servicing agreements to which it is a party (as well as similar agreements entered into in connection with the formation of similar trusts).

The Trusts

The depositor will establish a separate issuing entity for each offering of notes.  The depositor will establish issuing entity pursuant to a trust agreement for the transactions described in this prospectus.  Issuing entity will be a statutory trust or a common law trust.  The issuing entity may issue one or more classes of notes, representing debt of or beneficial ownership interests in the issuing entity.

On or before the date of the initial issuance of any notes by issuing entity, unless otherwise provided for in your prospectus supplement, the seller will sell the pool of contracts and the related property to the depositor pursuant to a transfer and sale agreement and the depositor will transfer the pool of contracts and the related property to the issuing entity in exchange for the proceeds of the notes issued by the issuing entity pursuant to a sale and servicing agreement.

To the extent provided in your prospectus supplement, the depositor may convey additional contracts to the issuing entity after the closing date as frequently as daily during the pre-funding period specified in your prospectus supplement.  The issuing entity will purchase any contracts subsequently added to the issuing entity with amounts on deposit in a pre-funding account.  Any subsequent contracts will be required to conform to the requirements described in your prospectus supplement.  Any subsequent contracts will also be assets of the issuing entity.  Any funds remaining on deposit in a pre-funding account at the end of the pre-funding period will be used to prepay principal on the notes as specified in your prospectus supplement.

To the extent provided in your prospectus supplement, all or a portion of the principal collected on the contracts may be applied by the issuing entity to the acquisition of subsequent contracts during a period specified in your prospectus supplement rather than used to make or distribute payments of principal to securityholders during that period. These notes would have an interest-only period, also commonly referred to as a “revolving period”, which would be followed by an “amortization period”, during which principal will be paid.  Any interest-only or revolving period may terminate prior to the end of the specified period and result in the earlier-than-expected principal repayment of the notes.

The property of issuing entity, as further specified in your prospectus supplement, will consist of:

•                  the contracts and the right to receive all scheduled payments and prepayments received on the contracts after the applicable cutoff date, but excluding any scheduled payments due on or after, but received on or prior to, the applicable cutoff date;

•                  amounts that may be held in separate trust accounts maintained by the owner trustee or the indenture trustee, including any reserve fund or interest reserve account;

•                  security interests in the financed motorcycles securing the contracts and any related property;

•                  rights with respect to any repossessed financed motorcycles;

•                  the rights to proceeds from claims on physical damage, or other insurance policies and debt cancellation agreements covering the financed motorcycles or the obligors;

•                  the depositor’s rights against the seller under the transfer and sale agreement pursuant to which the seller sold the pool of contracts to the depositor;

•                  the right to receive payments from the depositor in the event the depositor (and concurrently the seller) is obligated to repurchase contracts which do not meet specified representations made by depositor in the sale and servicing agreement or the seller in the transfer and sale agreement;

•                  the issuing entity’s rights against the servicer under the sale and servicing agreement;

•                  credit or cash flow enhancement for the notes specified in the prospectus supplement; and

•                  all proceeds of the foregoing.

To the extent provided in your prospectus supplement, with respect to contracts from Canadian obligors, property of issuing entity may include one or more notes, certificates, participations or other interests issued to the issuing entity by a Canadian special purpose entity and secured by such Canadian contracts.  The property of issuing entity may also include a derivative arrangement for any series or any class of notes. A derivative arrangement may include a guaranteed rate agreement, a maturity liquidity facility, a tax protection agreement, an interest rate cap or floor agreement, an interest rate or currency swap agreement or any other similar arrangement.  If the property of the issuing entity includes any of these types of assets, additional information concerning them will be provided to you in your prospectus supplement.

The issuing entity will pledge its assets to the indenture trustee for the benefit of the noteholders to secure its obligations under the notes.

No issuing entity will engage in any business activity other than:

•                  issuing notes and/or ownership interests in the issuing entity;

•                  purchasing contracts, security interests in the related financed motorcycles and related property;

•                  holding and dealing with assets of the issuing entity;

•                  making payments on the notes it issued;

•                  entering into and performing the duties, responsibilities and functions required under the sale and servicing agreement, the indenture and related documents; and

•                  matters incidental to the foregoing.

The assets of issuing entity will be separate from the assets of all other trusts created by the depositor.  Accordingly, the assets of one issuing entity will not be available to make payments on the notes issued by any other issuing entity.

Use of Proceeds

Unless otherwise provided in your prospectus supplement, the issuing entity will use the net proceeds received from the sale of the notes (i) to purchase the initial contracts and related assets from the depositor, and (ii) to make a deposit into the pre-funding account, if any.  The depositor will use the net proceeds from the issuing entity’s purchase of the initial contracts, as well as subsequent contracts, if any, for the purchase of the initial contracts and any subsequent contracts from the seller and to fund the reserve fund and interest reserve account, if any.  The seller will use the net proceeds from the depositor’s purchase of the initial contracts, as well as subsequent contracts, if any, to fund a new portfolio of conditional sales contracts and promissory note and security agreements.

The Owner Trustee and the Indenture Trustee

Your prospectus supplement will specify the owner trustee for issuing entity and the indenture trustee under the indenture.  The owner trustee’s or the indenture trustee’s liability in connection with the issuance and sale of the notes is limited solely to the express obligations set forth in the related trust agreement, sale and servicing agreement or indenture.  The owner trustee of issuing entity may resign at any time, in which event, the administrator, on the issuing entity’s behalf, will be obligated to appoint a successor.  The indenture trustee under an indenture may resign at any time, in which event, the issuing entity or the administrator, on the issuing entity’s behalf, will be obligated to appoint a successor.  An owner trustee that becomes insolvent or otherwise ceases to be eligible to continue in that capacity under the related trust agreement may be removed by the administrator.  An indenture trustee that becomes insolvent or otherwise ceases to be eligible to continue in its capacity under the indenture may be removed by the issuing entity or the administrator, on the issuing entity’s behalf.  In those circumstances, the servicer or the administrator, as the case may be, will be obligated to appoint a successor.  Any resignation or removal of an owner trustee or indenture trustee will not become effective until acceptance of the appointment of a successor owner trustee or indenture trustee.  Any fees and expenses relating to the removal or replacement of an owner trustee or indenture trustee will be paid by the administrator and will not be paid from collections or other amounts received in respect of the contracts.

In addition, the holders of more than 50% of the aggregate principal amount of the notes or the class or classes of the notes described in your prospectus supplement may remove the indenture trustee without cause and may appoint a successor indenture trustee.  If issuing entity issues a class of notes that is subordinated to one or more other classes of notes and an event of default occurs under the indenture, the indenture trustee may be deemed to have a conflict of interest under the Trust Indenture Act of 1939 and may be required to resign as indenture trustee for one or more of the classes of notes.  In any such case, the indenture will provide for a successor indenture trustee to be appointed for those classes of notes.

Each of the owner trustee and the indenture trustee and any of its respective affiliates may hold notes in its own name or as a pledgee.  For the purpose of meeting the legal requirements of some jurisdictions, the servicer and the owner trustee will have the power to appoint co-trustees or separate trustees of all or any part of the issuing entity.

You will find the addresses of the principal offices of the issuing entity, the owner trustee and the indenture trustee in your prospectus supplement.

Delinquencies, Repossessions and Net Losses

Certain information concerning HDCC’s experience relating to delinquencies, repossessions and net losses with respect to its portfolio of contracts relating to the retail purchase of new and used motorcycles will be set forth in your prospectus supplement.  There can be no assurance that the delinquency, repossession and net loss experience on the pool of contracts included in any issuing entity will be comparable to prior experience.

Weighted Average Lives of the Notes

The weighted average lives of the notes of issuing entity will be a function of the weighted average lives of the contracts held by the issuing entity.  The weighted average lives of the contracts will be influenced by the rate at which the principal balances of the contracts are paid.  The term “weighted average life” means the average amount of time during which each dollar of principal of a contract is outstanding.

All of the contracts will be prepayable at any time without penalty to the obligor.  If full or partial prepayments are received on the contracts, the actual weighted average lives of the contracts will be shorter than the scheduled weighted average lives of the contracts set forth in your prospectus supplement.  Prepayments include optional prepayments by obligors, liquidations due to default, partial prepayments from rebates of extended warranties and insurance premiums, as well as receipts of proceeds from physical damage, credit life and disability insurance policies and debt cancellation agreements.  Prepayment rates are influenced by a variety of economic, social and other factors, including the fact that an obligor generally may not sell or transfer the financed motorcycle securing a contract without obtaining the certificate of title from the servicer.  We cannot predict the rate of prepayment on the contracts in either stable or changing interest rate environments.

The weighted average lives of the notes will also be impacted to the extent that the depositor or the seller is obligated to repurchase contracts from issuing entity as a result of breaches of particular representations and warranties relating to the contracts. See “Description of the Transfer and Servicing Agreements—Sale and Assignment of Contracts by Seller” and “—Transfer of Contracts by Depositor” in this prospectus.  The weighted average lives of the notes will also be impacted to the extent the servicer is obligated to purchase contracts from issuing entity as a result of a breach of its servicing obligations relating to the contracts.  See “Description of the Transfer and Servicing Agreements—Servicing” in this prospectus.  In addition, early retirement of the notes may be effected by the exercise of the option of the servicer to purchase all of the contracts remaining in the issuing entity when the aggregate outstanding principal balance of the contracts is less than 10% of the sum of (i) the aggregate outstanding principal balance of the contracts as of the initial cutoff date and (ii) the aggregate outstanding principal balance of subsequent contracts, if any, as of their related subsequent cutoff dates.  You will bear all of the reinvestment risk resulting from the rate of prepayments of the contracts.

Your prospectus supplement may set forth additional information regarding the maturity and prepayment considerations applicable to your pool of contracts and your notes.

Factors and Trading Information

The “note  factor” for any class of notes issued by the issuing entity will be a seven-digit decimal indicating the principal amount of that class of notes on the payment date as a fraction of the respective principal amount of that class as of the closing date.  The servicer will compute the note factor each month.  Initially, each factor will be 1.0000000 and thereafter will decline to reflect reductions in the principal amount of each class of notes.  The servicer will compute the principal amount by allocating payments in respect of the contracts to principal and interest using the simple interest method.  The portion of the principal amount of any class of notes for a given month allocable to a securityholder can be determined by multiplying the original denomination of the holder’s security by the related note factor for that month.

You will receive monthly reports concerning the payments received on the contracts, the aggregate principal balance of the contracts, the related note factors and various other items of information pertaining to the issuing entity.  Furthermore, the owner trustee or the indenture trustee will furnish you with information for tax reporting purposes not later than on the latest date permitted by law.  See “Description of the Transfer and Servicing Agreements—Servicing—Statements to Securityholders” in this prospectus.

Description of the Notes and Indenture

General

The issuance of each series of notes will be under an indenture, a form of which was filed with the Securities and Exchange Commission as an exhibit to the registration statement of which this prospectus is a part.  In addition, a copy of the indenture for a series of notes will be filed with the Securities and Exchange Commission following the issuance of each series of notes.  This summary describes the material terms of each indenture and the notes.  This summary is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture and the notes.

The notes will be issued in fully registered form only and will represent the obligations of a separate issuing entity.  Notes will be available for purchase by you in the denominations specified in your prospectus supplement.

Your prospectus supplement will provide additional information specific to your notes.

Payments

Your prospectus supplement will describe as to your class of notes:

•                  the timing and priority of payments of principal and interest;

•                  the amount and method of determining payments of principal and interest;

•                  the priority of the application of the issuing entity’s available funds to its expenses and payments on its notes; and

•                  the interest rates or the formula for calculating the interest rates.

Your rights to receive payments may be senior or subordinate to the rights of holders of other classes of notes.  Furthermore, each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate or any combination of the foregoing.  See “Information Regarding the Notes—Interest Rates” in this prospectus.

Payments of principal and interest on any class of notes will be made on a pro rata basis among all noteholders of that class.  If the amount of funds available to make a payment on a class of notes is less than the required payment, the noteholders of such class of notes will receive their pro rata share of the amount available for that class.

Pro-Rata Pay/Subordinate Notes

One or more classes of notes may be payable on an interest only or principal only basis. In addition, the notes may include two or more classes that differ as to timing, sequential order, priority of payment, interest rate or amount of payments of principal or interest or both.  Payments of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated assets of the issuing entity.  A series may include one or more classes of notes, as to which accrued interest will not be distributed but rather will be added to the principal or notional balance of the notes on each payment date.

Variable Funding Note

Issuing entity may issue one or more classes of notes having particular maturity dates and at the same time the issuing entity may issue variable funding notes which relate to those particular maturity dates. These notes may have a balance that may decrease based on the amortization of contracts or increase based on principal collections used to purchase additional contracts.

Optional Purchase of Contracts and Redemption of Notes

At its option, the servicer may purchase all of the contracts owned by the issuing entity on any payment date following the date on which the aggregate outstanding principal balance of the contracts is less than 10% of the sum of (i) the aggregate outstanding principal balance of the contracts as of the initial cutoff date and (ii) the aggregate outstanding principal balance of subsequent contracts, if any, as of their related subsequent cutoff dates.  Except as otherwise described in your prospectus supplement, the purchase price to be paid in connection with the purchase shall be at least equal to the sum of:

•                  the unpaid principal balance of the contracts as of that payment date;

•                  accrued but unpaid interest on the notes to that payment date;

•                  unreimbursed servicer advances;

•                  accrued but unpaid fees to the owner trustee and the indenture trustee; and

•                  accrued but unpaid servicer fees.

If the servicer purchases the contracts, the related notes will be repaid in full on the payment date on which the purchase occurs.  In no event will you or the issuing entity be subject to any liability to the servicer as a result of or arising out of the servicer’s optional purchase of the contracts.

Voting Rights

Your prospectus supplement may specify certain circumstances under which the consent, approval, direction or request of the holders of a specified percentage of the outstanding principal amount of the notes or certain classes of notes must be obtained, given or made, or under which such holders are permitted to take an action or give a notice.  Your prospectus supplement may further specify that one class of notes will control the voting with respect to all classes of notes.

The Indenture

Modification of Indenture Without Noteholder Consent

The issuing entity and the indenture trustee may, without your consent, enter into one or more supplemental indentures for any of the following purposes:

•                  to correct or amplify the description of any property at any time subject to the lien of the indenture;

•                  to evidence the succession of another person to the issuing entity and the assumption by any such successor of the covenants of the issuing entity;

•                  to add to the covenants of the issuing entity or to surrender any right or power conferred upon the issuing entity in the indenture;

•                  to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee;

•                  to cure any ambiguity, to correct or supplement any provision in the indenture which may be inconsistent with any other provision in the indenture, this prospectus or your prospectus supplement;

•                  to evidence and provide for the acceptance of the appointment by a successor indenture trustee with respect to the notes and to add to or change any of the provisions of the indenture as shall be necessary to facilitate the administration of the trusts by more than one indenture trustee; or

•                  to modify, eliminate or add to the provisions in the indenture to the extent necessary to qualify the indenture under the Trust Indenture Act.

In addition, if the indenture trustee receives an opinion of counsel that a modification will not have a material adverse effect on the noteholders, the issuing entity and the indenture trustee may, without your consent, enter into one or more supplemental indentures to, among other things, add, modify or eliminate any provisions of the indenture or modify your rights as a noteholder.

Modification of Indenture With Noteholder Consent

With the consent of the holders of more than 50% (or such higher percentage as specified in your prospectus supplement) of the outstanding principal amount of the notes or the class or classes of notes described in your prospectus supplement, the issuing entity and the indenture trustee may modify the indenture and your rights under it.

Without the consent of the holder of each outstanding note affected, however, no modification may:

•                  reduce the principal amount or interest rate or change the due date of any payment;

•                  modify the manner of application of collections in respect of the contracts to payment on the notes;

•                  impair your right to sue to enforce payment provisions of the indenture;

•                  reduce the percentage of the aggregate principal amount of the notes to amend certain sections of the indenture or certain other related agreements;

•                  permit the creation of any lien on collateral under the indenture ranking prior to or on a parity with the lien of the indenture;

•                  adversely affect the manner of determining notes outstanding for voting purposes;

•                  reduce the percentage of the aggregate principal amount of the notes needed to sell or liquidate the assets of the issuing entity if the proceeds of sale will be insufficient to pay the notes in full; or

•                  modify the provisions of the indenture relating to these types of indenture modifications without the consent of all noteholders.

Events of Default; Rights Upon Event of Default

Events of default under each indenture will consist of:

•                  a default for five days or more in the payment of interest due on the class or classes of notes described in your prospectus supplement;

•                  failure to pay the unpaid principal amount of any class of notes when due and payable;

•                  a default in the observance or performance of any covenant or agreement of the issuing entity (other than those specifically addressed above), which default has a material adverse effect on the noteholders and continues for 30 days after written notice thereof is given to the issuing entity by the indenture trustee or by holders of at least 25% of the aggregate principal amount of the notes or the class or classes of notes described in your prospectus supplement;

•                  any representation or warranty made by the issuing entity in the indenture or in any certificate delivered pursuant thereto was incorrect as of the time made, and continues to be incorrect for a period of 30 days after notice thereof is given to the issuing entity by the indenture trustee or by holders of at least 25% of the aggregate principal amount of the notes or the class or classes of notes described in your prospectus supplement; or

•                  events of bankruptcy, insolvency, receivership or liquidation of the issuing entity.

If an event of default should occur and be continuing with respect to the notes of a series, other than an event of default caused by an event of bankruptcy, insolvency, receivership or liquidation of the issuing entity, the indenture trustee or the holders of more than 66 2/3% (or a lesser percentage as specified in your prospectus supplement, but in no case less than 50%) of the aggregate principal amount of the notes or the class or classes of notes described in your prospectus supplement may declare the principal amount of the notes to be immediately due and payable.  If an event of default caused by an event of bankruptcy, insolvency, receivership or liquidation of the issuing entity should occur and be continuing with respect to the notes of a series, the principal amount of the notes will be immediately due and payable.  This declaration may be rescinded by the holders of more than 66 2/3% (or a lesser percentage as specified in your prospectus supplement, but in no case less than 50%) of the aggregate principal amount of the notes or the class or classes of notes described in your prospectus supplement if:

•                  the issuing entity has made all payments of principal and interest then due on the notes (assuming the notes had not been accelerated); and

•                  the issuing entity has paid all amounts then owing to the indenture trustee.

If the notes of a series have been declared to be due and payable following an event of default, the indenture trustee may:

•                  institute proceedings to collect amounts due or foreclose on the issuing entity assets;

•                  exercise remedies as a secured party; or

•                  sell the issuing entity assets, or elect to have the issuing entity maintain possession of the trust assets.

The indenture trustee, however, may not sell the trust assets following an event of default other than a default in the payment of principal or a default for five days or more in the payment of interest, unless:

•                  the holders of all the outstanding notes consent to the sale;

•                  the proceeds of the sale are sufficient to pay in full the principal and accrued interest on all the outstanding notes at the date of the sale; or

•                  there has been an event of default for failure to pay principal or interest on the notes and the indenture trustee determines that the trust assets would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the obligations had not been declared due and payable and the indenture trustee provides written notice to the rating agencies and obtains the consent of the holders of more than 66-2/3% (or a lesser percentage as specified in your prospectus supplement, but in no case less than 50%) of the aggregate principal amount of the notes or the class or classes of notes described in your prospectus supplement.

Following a declaration upon an event of default that the notes are immediately due and payable, the application of any proceeds of any sale of the trust assets will be in the order of priority described in your prospectus supplement for your class of notes.

If an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the noteholders if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which it may incur in complying with that request.  Holders of more than 50% of the aggregate principal amount of the notes or the class or classes of notes described in your prospectus supplement will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee subject to the preceding sentence.  Additionally, holders of more than 50% of the aggregate principal amount of the notes or the class or classes of notes described in your prospectus supplement may, in some cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding notes.

No holder of a note will have the right to institute any proceeding with respect to the indenture, unless:

•      the holder previously has given to the indenture trustee written notice of a continuing event of default;

•      the holders of not less than 25% in principal amount of the outstanding notes or the class or classes of notes described in your prospectus supplement make written request of the indenture trustee to institute the proceeding in its own name as indenture trustee;

•      the holder or holders offer the indenture trustee reasonable indemnity;

•      the indenture trustee has for 60 days failed to institute a proceeding; and

•      no direction inconsistent with that written request has been given to the indenture trustee during the 60-day period by the holders of more than 50% of the notes or the class or classes of notes described in your prospectus supplement.

Notwithstanding the foregoing, noteholders will have the absolute and unconditional right to receive payment of principal of and interest on a note and to institute suit for the enforcement of such payment, which right will not be impaired without the individual noteholder’s consent.

In addition, the indenture trustee and noteholders, by accepting the notes, will covenant that they will not at any time institute against the depositor or the issuing entity any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Neither the owner trustee, the holder of any certificate, the seller, the depositor, or any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the notes or for any agreement or covenant of the issuing entity contained in the indenture.

Covenants

Each indenture will provide that the issuing entity may not consolidate with or merge into any other entity, unless:

•                  the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

•                  the entity expressly assumes the issuing entity’s obligation to make due and punctual payments upon the notes and the performance or observance of every agreement and covenant of the issuing entity under the indenture;

•                  no event of default shall have occurred and be continuing immediately after the merger or consolidation;

•                  the rating agencies rating the notes advise the indenture trustee that the ratings then in effect would not be reduced or withdrawn as a result of the merger or consolidation;

•                  the indenture trustee has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the issuing entity or to any noteholder;

•                  any action as is necessary to maintain the lien and security interest of the indenture trustee shall have been taken; and

•                  the issuing entity or the person, if other than the issuing entity, formed by or surviving the consolidation or merger has a net worth, immediately after the consolidation or merger, that is (a) greater than zero and (b) not less than the net worth of the issuing entity immediately prior to giving effect to the consolidation or merger.

Each indenture will provide that the issuing entity will not, among other things:

•                  except as expressly permitted by the related indenture, trust agreement or sale and servicing agreement, transfer any of the assets of the issuing entity;

•                  claim any credit on or make any deduction from, the principal and interest payable in respect of the notes, other than amounts withheld under the United States Bankruptcy

Code or applicable state law, or assert any claim against any present or former holder of notes because of the payment of taxes levied or assessed upon the issuing entity;

•                  dissolve or liquidate in whole or in part;

•                  permit the validity or effectiveness of the indenture to be impaired or permit the release of any person from any covenants or obligations relating to the notes under the indenture except as expressly permitted in the indenture; or

•                  except as expressly permitted in the indenture, permit any lien or claim to burden any assets of the issuing entity.

Each indenture will provide that the issuing entity may engage in only those activities specified above under “The Trusts.”  The issuing entity will be prohibited from incurring, assuming or guaranteeing any indebtedness other than indebtedness incurred under the notes and the indenture or otherwise in accordance with the related indenture, trust agreement and sale and servicing agreement.

Annual Compliance Statement

Issuing entity will be required to file annually with the applicable indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

Indenture Trustee’s Annual Report

Each indenture trustee will be required to mail each year to all noteholders of the related series a brief report relating to:

•                  its eligibility and qualification to continue as indenture trustee under the indenture;

•                  amounts, if any, advanced by it under the indenture;

•                  the amount, interest rate and maturity date of certain indebtedness owing by the issuing entity to the indenture trustee in its individual capacity;

•                  the property and funds physically held by the indenture trustee; and

•                  any action taken by it that materially affects the notes and that has not been previously reported.

Satisfaction and Discharge of Indenture

The discharge of an indenture will occur with respect to the assets securing the notes of a series upon the delivery to the indenture trustee for cancellation of all the notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes and payment of all amounts and obligations, if any, which the issuing entity owes to the noteholders or indenture trustee on behalf of the noteholders.

Trust Accounts

Under each indenture, if the indenture trustee has a rating of A-1+/P-1 by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and Moody’s Investors Service, Inc., the indenture trustee will establish and maintain segregated bank accounts for the issuing entity.  If the indenture trustee has a rating lower than A-1+/P-1, the indenture trustee will establish and maintain segregated trust accounts or accounts in a qualified institution.  These accounts will include, among others, a “collection account” and a “distribution account.”  The trust accounts may, as described in your prospectus supplement for your notes, also include a cash collateral or reserve fund account as credit enhancement.

“Qualified institution” means the corporate trust department of the indenture trustee or any other depositary institution:

•                                       organized under the laws of the United States or any state or any domestic branch of a foreign bank;

•                                          the deposits of which are insured by the Federal Deposit Insurance Corporation; and

•                                          which has, or whose parent corporation has, short-term or long-term debt ratings acceptable to Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

The indenture trustee will invest funds in the trust accounts at the direction of the servicer.   All investments will be generally limited to investments acceptable to the rating agencies rating the notes as being consistent with the ratings of those notes that will mature not later than the business day preceding the applicable payment date or any later date approved by the rating agencies.  If the rating agencies permit the investment of funds on deposit in a cash collateral or reserve fund account in investments that mature beyond a payment date, the amount of cash available in the cash collateral or reserve fund account may be less than the amount required to be withdrawn from that trust account to cover shortfalls in collections on the contracts and a temporary shortfall in the amounts paid to the noteholders may result.  Investment earnings on funds deposited in the trust accounts will be paid to the person described in your prospectus supplement.

See “Description of the Transfer and Servicing Agreements” in this prospectus for summaries of the material terms of the trust agreement, sale and servicing agreement and administration agreement.

Information Regarding the Notes

Interest Rate

A class of notes may bear interest at a fixed, variable or adjustable rate per annum, as more fully described below and in your prospectus supplement.

Fixed Rate Notes.  Each class of fixed rate notes will bear interest at the applicable per annum interest rate or pass through rate, specified in your prospectus supplement.  Interest on each class of fixed rate notes will be computed on the basis of a 360-day year consisting of twelve 30-day months or on such other day count basis as is specified in your prospectus supplement.

Floating Rate Notes.  Each class of floating rate notes will bear interest during each applicable interest period at a rate per annum determined by reference to a base rate, plus or minus a specified spread, if any, or multiplied by the spread multiplier, if any, as specified in your prospectus supplement.  The “spread” is a number of basis points to be added to or subtracted from the related base rate. The “spread multiplier” is a percentage of the related base rate by which that base rate will be multiplied to determine the applicable interest rate.  Your prospectus supplement will designate one of the following base rates as applicable to a floating rate security:

•                  London interbank offered rate;

•                  commercial paper rates;

•                  Treasury rate;

•                  federal funds rate;

•                  negotiable certificates of deposit rate; or

•                  any other base rate that is set forth in your prospectus supplement.

Your prospectus supplement will specify whether the interest rate will be reset daily, weekly, monthly, quarterly, semiannually, annually or some other specified period and the dates on which that interest rate will be reset.  If the reset date does not fall on a business day, then the reset date will be postponed to the next succeeding business day; except that with respect to notes having a base rate based on the London interbank offered rate, if the reset date falls in the next succeeding calendar month, then the reset date will be the immediately preceding business day.

Interest on each class of floating rate security will accrue on an Actual/360 basis, an Actual/Actual basis, or a 30/360 basis. For floating rate notes calculated on an Actual/360 basis and Actual/Actual basis, accrued interest for each interest period will be calculated by multiplying:

1.                                       the face amount of that floating rate security;

2.                                       the applicable interest rate; and

3.                                       the actual number of days in the related interest period, and dividing the resulting product by 360 or the actual number of days in the related year, as applicable.

For floating rate notes calculated on a 30/360 basis, accrued interest for an interest period will be computed on the basis of a 360-day year consisting of twelve 30-day months, irrespective of how many days are actually in that interest period.

Floating rate notes may also have either or both of the following:

•                  a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period; and

•                  a minimum limitation, or floor, on the rate at which interest may accrue during any interest period.

The applicable interest rate will not exceed the maximum rate permitted by applicable law.

Issuing entity issuing floating rate notes will appoint a calculation agent to calculate interest rates on each class of floating rate notes.  Your prospectus supplement will set forth the identity of the calculation agent, which may be the related owner trustee or indenture trustee with respect to that series. All determinations of interest by the calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of floating rate notes of a given class. All percentages resulting from any calculation on floating rate notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards, and all dollar amounts used in or resulting from that calculation on floating rate notes will be rounded to the nearest cent.

CD Rate Notes.  The base rate for any notes having a base rate based on a CD rate for each reset date shall be either:

•                  the rate for negotiable certificates of deposit having the index maturity designated in your prospectus supplement as published in H.15(519) under the heading “CDs (Secondary Market)” as of the second business day prior to the reset date; or

•                  if that rate is not published prior to 3:00 p.m. New York City time on that business day, the rate for negotiable certificates of deposit having the index maturity designated in your prospectus supplement as published in H.15 Daily Update under the heading “CDs (Secondary Market)” or such other recognized electronic source used for the purpose of displaying such rate; or

•                  if by 3:00 p.m. New York City time on that business day, that rate is not yet published in either H.15(519) or H.15 Daily Update or such other recognized electronic source used for the purpose of displaying such rate, the arithmetic mean of the secondary market offered rates as of 10:00 a.m. New York City time on that business day, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in the City of New York selected by the calculation agent for negotiable certificates of deposit of major United States money market banks with a remaining maturity closest to the index maturity designated in your prospectus supplement in an amount that is representative for a single transaction in that market at that time.

“H.15(519)” means the publication entitled “Federal Reserve Statistical Release H.15(519), Selected interest rates,” or any successor publication, published by the Board of Governors of the Federal Reserve System.

“H.15 Daily Update” means the publication entitled “H.15 Daily Update, Selected interest rates,” or any successor publication, published by the Board of Governors of the Federal Reserve System.

Commercial Paper Rate Notes.  The base rate of any notes having a base rate based on commercial paper rates for each reset date shall be either:

•                  the money market yield on the reset date of the rate for commercial paper having the index maturity specified in your prospectus supplement, as published in H.15(519) under the heading “Commercial Paper—Nonfinancial” as of the second business day prior to the reset date; or

•                  if that rate is not published prior to 3:00 p.m. New York City time on that business day, the money market yield on the second business day prior to the reset date of the rate for commercial paper of the specified index maturity as published in H.15 Daily Update or such other recognized electronic source used for the purpose of displaying such rate under the heading “Commercial Paper—Nonfinancial”; or

•                  if by 3:00 p.m. New York City time on that business day, that rate is not yet published in either H.15(519) or H.15 Daily Update or such other recognized electronic source used for the purpose of displaying such rate, the money market yield of the arithmetic mean of the offered rates, as of 11:00 a.m. New York City time, on that date of three leading dealers of commercial paper in the City of New York selected by the calculation agent for commercial paper of the specified index maturity placed for an industrial issuer whose bonds are rated “AA” or the equivalent by a nationally recognized rating agency.

“Money market yield” means a yield calculated in accordance with the following formula:

Money Market Yield =	D x 360	x 100
360 - (D x M)

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the interest period for which interest is being calculated.

Federal Funds Rate Notes.  The base rate for any notes having a base rate based on the federal funds rate for each reset date shall be either:

•                  the rate set forth in H.15(519) for that date opposite the caption “Federal Funds (Effective)” as such rate is displayed on Bridge Telerate, Inc. Page 120 (or any other page as may replace that page); or

•                  if that rate does not appear on Bridge Telerate, Inc. Page 120 or is not published in H.15(519) prior to 3:00 p.m. New York City time, the rate set forth in H.15 Daily Update or such other recognized electronic source used for the purpose of displaying such rate under the heading “Federal Funds/Effective Rate”; or

•                  if by 3:00 p.m. New York City time, that rate does not appear on Bridge Telerate, Inc. Page 120 or is not yet published in either H.15(519) or H.15 Daily Update or such other recognized electronic source used for the purpose of displaying such rate, the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in the City of New York selected by the calculation agent prior to 9:00 a.m. New York City time.

LIBOR Notes.  The base rate for any notes having a base rate based on LIBOR will be determined by the calculation agent as follows:

1.                                       On the second London business day prior to the reset date, the calculation agent will determine the offered rates for deposits in U.S. dollars for the period of the index maturity specified in your prospectus supplement, as either

•                  if “LIBOR Bloomberg” is specified in the applicable prospectus supplement, the arithmetic mean of the offered rates for deposits in the index currency having the index maturity designated in your prospectus supplement, commencing on the reset date, that appear on the page specified in your prospectus supplement as of 11:00 a.m. London time on the second London business day prior to the reset date if at least two offered rates appear (unless, described above, only a single rate is required) on that page, or

•                  if “LIBOR Telerate” is specified in your prospectus supplement, the rate for deposits in the index currency having the index maturity designated in your prospectus supplement, commencing on reset date that appears on the page specified in your prospectus supplement as of 11:00 a.m. London time, on the second London business day prior to the reset date.

2.                                       If “LIBOR Bloomberg” is specified and fewer than two offered rates appear on the designated page or if LIBOR Telerate is specified and no rate appears on the designated page, the calculation agent will request the principal London offices of each of four major banks in the London interbank market to provide the calculation agent with its offered quotations for deposits in the index currency for the period of the index maturity designated in your prospectus supplement, commencing on the reset date, to prime banks in the London interbank market at approximately 11:00 a.m. London time on the second London business day prior to the reset date and in a principal amount that is representative for a single transaction in that index currency in that market at that time.

•                  If at least two of those quotations are provided, LIBOR will be the arithmetic mean of those quotations.

•                  If fewer than two quotations are provided, LIBOR will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the applicable principal financial center, on the second London business day prior to the reset date by three major banks in that principal financial center for loans in the index currency to leading

European banks, having the index maturity designated in your prospectus supplement and in a principal amount that is representative for a single transaction in that index currency in that market at that time; provided, however, that if the banks so selected by the calculation agent are not quoting offered rates as mentioned in this sentence, LIBOR will be LIBOR in effect on the reset date.

“Index currency” means the currency specified in your prospectus supplement as the currency for which LIBOR shall be calculated. If no currency is specified in your prospectus supplement, the index currency shall be U.S. dollars.

“Principal financial center” will generally be the capital city of the country of the specified index currency, except that with respect to U.S. dollars, Deutsche marks, Canadian dollars, Australian dollars, Italian lira, Swiss francs, Dutch guilders and Euros, the principal financial center shall be New York, Frankfurt, Toronto, Sydney, Milan, Zurich, Amsterdam and London, respectively.

Treasury Rate Notes.  The base rate for any notes having a base rate based on the Treasury rate for each reset date shall be either:

•                  the rate for the most recent auction of Treasury bills having the index maturity specified in your prospectus supplement, as that rate shall be set forth under the heading “Investment Rate” on the display on Bridge Telerate, Inc. Page 56 or Bridge Telerate, Inc. Page 57 (or such other page as may replace either of those pages opposite the index maturity) or,

•                  if Treasury bills of the index maturity have been auctioned but that rate for those Treasury bills does not appear on either Bridge Telerate, Inc. Page 56 or Bridge Telerate, Inc. Page 57 prior to 3:00 p.m. New York City time the auction average rate for those Treasury bills announced by the United States Department of the Treasury, or

•                  if the results of the auction of Treasury bills having the specified index maturity are not announced as provided above by 3:00 p.m. New York City time or if that auction is not held in a particular week, the rate published in H.15(519) under the heading “U.S. Government Securities—Treasury bills—Secondary market”, or

•                  if that rate does not appear on H.15(519) by 3:00 p.m. New York City time the rate set forth in H.15 Daily Update or such other recognized electronic source used for the purpose of displaying that rate under the heading “U.S. Government Securities—Treasury bills—Secondary market,” or

•                  if those results are not published in H.15 Daily Update or another recognized electronic source used for the purpose of displaying such rate by 3:00 p.m. New York City time, the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m. New York City time on that date, of three leading primary United States government securities dealers selected by the calculation agent for the issue of Treasury bills with a remaining maturity closest to the specified index maturity.

Indexed Notes.  Any class of notes may consist of notes in which the amounts payable on the final scheduled payment date and/or the interest payable on any payment date is determined by reference to a measure which will be related to the exchange rates of one or more currencies or composite currencies or the price of commodities or stocks, on dates as specified in the applicable prospectus supplement.  Holders of indexed notes may receive a principal amount on the related final scheduled payment date that is greater than or less than the face amount of the indexed notes depending upon the relative value on the related final payment date of the specified indexed item.  Your prospectus supplement will contain information as to the method for determining the principal amount payable on the related final scheduled payment date, if any, and, where applicable, historical information with respect to the specific indexed item or items and special tax considerations associated with an investment in indexed notes.  For purposes of determining the rights of a holder of a security indexed as to principal in respect of voting for or against amendments to the related trust agreement, indenture, or other related agreements, as the case may be, and modifications and the waiver of rights under those agreements, the principal amount of that indexed security shall be deemed to be the face amount thereof upon issuance less any payments allocated to principal of that indexed security.

If the principal amount of an indexed security is based on an index calculated or announced by a third party and that third party either suspends the calculation or announcement of that index or changes the basis upon which that index is calculated, then that index shall be calculated by an independent calculation agent named in your prospectus supplement on the same basis, and subject to the same conditions and controls, as applied to the original third party.  If for any reason that index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the principal amount of that indexed security shall be calculated in the manner set forth in the applicable prospectus supplement.  Any determination of that independent calculation agent shall, in the absence of manifest error, be binding on all parties.

Your prospectus supplement will describe whether the principal amount of the related indexed security, if any, that would be payable upon repayment prior to the applicable final scheduled payment date will be the face amount of that indexed security, the principal amount of that indexed security at the time of repayment or another amount described in your prospectus supplement.

Credit and Cash Flow Enhancement

The amounts and types of credit and cash flow enhancement arrangements and the applicable provider, if any, will be set forth in your prospectus supplement.  This credit or cash flow enhancement may be in one or more of the following forms:

•                  subordination of one or more classes of notes;

•                  excess spread, which is generally interest collections on the contracts in excess of the amount required to be paid on the notes and other required payments;

•                  reserve fund;

•                  over-collateralization;

•                  letter of credit;

•                  credit or liquidity facility;

•                  financial guaranty insurance policy;

•                  surety bond;

•                  guaranteed investment contract or other interest rate protection agreement;

•                  repurchase obligation;

•                  yield supplement agreement;

•                  swap or other interest rate protection agreement;

•                  other agreements with respect to third party payments or other support; or

•                  cash deposit.

Credit and cash flow enhancement is intended to enhance the likelihood that you will receive the full amount of principal and interest due on your notes and to decrease the likelihood that you will experience losses. The enhancement for a class or series of notes will not provide protection against all risks of loss and will not guarantee repayment of the entire principal of and interest on those notes. If losses occur which exceed the amount covered by any credit or cash flow enhancement or which are not covered by any credit or cash flow enhancement, you will bear your allocable share of deficiencies, as described in your prospectus supplement.  In addition, if a form of enhancement covers more than one class or series of notes, you will be subject to the risk that the enhancement will be exhausted by the claims of securityholders of other classes or series.

If so provided in your prospectus supplement, the depositor or the issuing entity may replace the credit or cash flow enhancement for any class of notes with another form of credit or cash flow enhancement without the consent of the securityholders, provided that the rating agencies rating that class of notes confirm that such substitution of credit or cash flow enhancement will not result in the reduction or withdrawal of the rating of that class of notes.

Reserve Fund

The depositor or a third party may establish for a series or class of notes an account or reserve fund which will be maintained with a collateral agent or the owner trustee or indenture trustee.  The reserve fund will be funded by an initial deposit by the depositor or a third party on the closing date in the amount set forth in your prospectus supplement and, if the issuing entity has a pre-funding account, will also be funded on each date that the issuing entity acquires subsequent contracts from the depositor to the extent described in your prospectus supplement.  The amount on deposit in the reserve fund will be increased on each payment date thereafter up to the reserve fund required amount by the deposit in the reserve fund of the amount of collections on the contracts available therefor as described in your prospectus supplement.

Your prospectus supplement will describe the circumstances and manner under which payments may be made out of the reserve fund, either to make payments or distributions to you or to the servicer or a third party.  Monies on deposit in the reserve fund may be invested in investments acceptable to the rating agencies rating the notes as being consistent with the ratings of those notes under the circumstances and in the manner described in the related sale and servicing agreement or indenture.  Earnings on investment of funds in the reserve fund in eligible investments will be paid to the person described in your prospectus supplement under the circumstances described in your prospectus supplement on each payment date.  Any monies remaining on deposit in the reserve fund upon termination of the issuing entity will be released to the depositor or its assignee.

Book-Entry Registration

Each class of notes offered by this prospectus will be represented by one or more notes issued to or registered in the name of Cede & Co., as nominee of The Depository Trust Company.  Unless your prospectus supplement states otherwise, you may hold your notes through DTC in the United States, or Clearstream, Luxembourg or the Euroclear System in Europe, if you are a participant of those systems, or indirectly through organizations that are participants in those systems.

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under to Section 17A of the Securities Exchange Act of 1934.  DTC was created to hold notes for its direct participants and to facilitate the clearance and settlement of notes transactions between its direct participants through electronic book-entries, thereby eliminating the need for physical movement of certificates.  DTC’s direct participants include:

•              the underwriters offering the notes to you;

•              securities brokers and dealers;

•              banks;

•              trust companies; and

•              clearing corporations, and may include other organizations.

Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

To facilitate subsequent transfers, DTC will register all deposited notes in the name of DTC’s nominee, Cede & Co.  DTC has no knowledge of the actual holders of the notes; DTC’s records only identify its direct participants to whose accounts the notes are credited, which may or may not be the securityholders.  DTC’s direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

You have no entitlement to receive a certificate representing your interest in a class of notes.  As long as the notes are registered in the name of Cede & Co., any action to be taken by you or any other holders will be taken by DTC upon instructions from DTC’s participants.  All distributions, notices, reports and statements to you will be delivered to Cede & Co., as the registered holder of the notes, for distribution to you in compliance with DTC procedures.

You will receive all payments of principal and interest on the notes through direct participants or indirect participants.  DTC will forward the payments to its direct participants which will forward them to the indirect participants or securityholders.  Under a book-entry format, you may experience some delay in receipt of payments, since payments will be forwarded to Cede & Co. as nominee of DTC.  The owner trustee or indenture trustee will not recognize you as a holder of notes under the trust agreement or indenture.  You may exercise the rights as a holder of notes only indirectly through DTC and its direct participants and indirect participants.  Because DTC can act only on behalf of direct participants, who in turn act on behalf of indirect participants, and on behalf of banks, trust companies and other persons approved by it, there may be limits on your ability to pledge the notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to notes, due to the absence of physical certificates for the notes.

Arrangements among the various parties govern conveyance of notices and other communications by:

•                  DTC to direct participants;

•                  by direct participants to indirect participants; and

•                  by direct participants and indirect participant to securityholders, subject to any statutory or regulatory requirements as may be in effect from time to time.

Standing instructions and customary practices govern payments by DTC participants to you, as is the case with notes held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of the DTC participant and not of DTC, the indenture trustee, the owner trustee, the depositor or the seller, subject to any statutory or regulatory requirements as may be in effect from time to time.  Payment or distribution of principal and interest to DTC is the responsibility of the indenture trustee or owner trustee, disbursement of the payments or distributions to direct participants shall be the responsibility of DTC and disbursement of payments to you shall be the responsibility of the direct participants and the indirect participants.

Purchases of notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records.  The ownership interest of each actual securityholder is in turn to be recorded on the direct participants’ and indirect participants’ records.  You will not receive written confirmation from DTC of your purchase, but you are expected to receive written confirmations providing details of the transaction, as well as periodic statements of your holdings, from the direct participant or indirect participant through which you entered into the transaction.  Entries made on the books of DTC’s participants acting on behalf of you evidence transfers of ownership interests in the notes.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of notes only at the direction of one or more direct participants to whose accounts with DTC the notes are credited.  Additionally, DTC has advised the depositor that to the extent that the trust agreement or the indenture, as applicable, requires that any action may be taken only by holders representing a specified percentage of the aggregate outstanding principal amount of the notes, DTC will take the action only at the direction of and on behalf of direct participants, whose holdings include undivided interests that satisfy the specified percentage.

DTC may discontinue providing its services as notes depositary with respect to any class of notes at any time by giving reasonable notice to the owner trustee or the indenture trustee, as applicable.  Under these circumstances, in the event that a successor notes depositary is not obtained, fully registered, certificated notes are required to be printed and delivered.  Issuing entity may decide to discontinue use of the system of book-entry transfers through DTC or a successor notes depositary.  In that event, fully registered, certificated notes will be delivered to you.  See “—Issuance of Definitive Notes.”

Clearstream and Euroclear will hold omnibus positions on behalf of the participants in the Clearstream and Euroclear systems, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold these positions in customers’ securities accounts in the depositaries’ names on the books of DTC.

Clearstream is incorporated under the laws of Luxembourg as a professional depositary.  Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates.

Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear’s participants through simultaneous electronic book entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.  The Brussels, Belgium office of Morgan Guaranty Trust Company of New York operates Euroclear, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation.  Euroclear’s operator conducts all operations and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear’s operator.  Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear’s participants, including banks, securities brokers and dealers, and other professional financial intermediaries.

Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Brussels, Belgium office of Morgan Guaranty Trust Company of New York is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System.  As such, the Board of Governors of the Federal Reserve System and the New York Banking Department, as well as the Belgian Banking Commission, regulates and examines it.

Euroclear holds all securities on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  The Euroclear operator acts under the Euroclear terms and conditions only on behalf of Euroclear’s participants, and has no record of or relationship with persons holding through Euroclear’s participants.

Transfers between direct participants will comply with DTC rules.  Transfers between Clearstream’s participants and Euroclear’s participants will comply with their rules and operating procedures.

DTC will effect, under DTC rules, cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Clearstream or Euroclear, on the other, through the relevant European international clearing system through its depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in this system as required by its rules and procedures and within its established deadlines, European time.  The relevant European international clearing system will, if the transaction meets its settlement requirement, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment using its normal procedures for same-day funds settlement applicable to DTC.  Clearstream participants and Euroclear participants may not deliver instructions directly to the depositories.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing day, dated the business day following the DTC settlement date, and the credits or any transactions in the securities settled during the processing day will be reported to the relevant Clearstream participant or Euroclear participant on that business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Except as required by law, none of the seller, the servicer, the depositor, the owner trustee or the indenture trustee will have any liability for any aspect of the records relating to, actions taken or implemented by, or payments made on account of, beneficial ownership interests in the securities held through DTC, or for maintaining, supervising or reviewing any records or actions relating to beneficial ownership interests.

Issuance of Definitive Notes

The issuing entity will issue the notes in fully registered, definitive form to beneficial owners or their nominees rather than to DTC or its nominee, only if:

(1)           DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the notes, and the owner trustee or the indenture trustee is unable to locate a qualified successor;

(2)           The administrator of the issuing entity or the owner trustee, as applicable, notifies DTC of its intent to terminate the book-entry system through DTC and requests a withdrawal of the notes held by DTC, and after receipt by the DTC participants of an important notice issued by DTC notifying the DTC participants of such withdrawal request, the DTC participants holding beneficial interests in the notes agree to initiate such termination; or

(3)           After the occurrence of an event of default under the indenture or a servicer default under the sale and servicing agreement, holders representing more than 50% of the notes of that series, acting together as a single class, advise the applicable indenture trustee or owner trustee through DTC in writing that the continuation of a book-entry system through DTC with respect to those notes is no longer in the best interests of the holders of those notes.

Upon the occurrence of any of the three events described immediately above, the applicable indenture trustee or owner trustee must notify all beneficial owners for each class of notes held through DTC of the availability of notes in fully registered, definitive form.  Upon surrender by DTC of the global note representing the notes and instructions for reregistration, the indenture trustee or owner trustee will issue these fully registered, definitive notes, and the indenture trustee or owner trustee will recognize the holders of fully registered, definitive notes.

Additionally, upon the occurrence of any event described above, the indenture trustee or owner trustee will distribute principal of and interest on the notes directly to you as required by the indenture or trust agreement.  Distributions will be made by check, mailed to your address as it appears on the register maintained by the applicable owner trustee or indenture trustee.  Upon at least five days’ notice to holders of a class of notes, however, the indenture trustee or owner trustee will make the final payment on any security only upon presentation and surrender of the security at the office or agency specified in the notice of final distribution to the securityholders.  The indenture trustee or owner trustee will make the final payment in this manner whether the notes are in book-entry form or definitive form.

You may transfer any fully registered, definitive security of any class at the offices of the indenture trustee or owner trustee or its agent in New York, New York, which the indenture trustee or owner trustee shall designate on or prior to the issuance of any fully registered, definitive notes with respect to that class.  There is no service charge for any registration of transfer or exchange, but the indenture trustee or owner trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

Description of the Transfer and Servicing Agreements

This section summarizes the material terms of the following agreements:

•                  the transfer and sale agreement pursuant to which the seller will sell and assign all right, title and interest in the pool of contracts and the related property to the depositor;

•                  the sale and servicing agreement pursuant to which the depositor will deposit the pool of contracts and the related property to the issuing entity and the servicer will agree to service those contracts;

•                  the trust agreement pursuant to which issuing entity will be created; and

•                  the administration agreement pursuant to which Harley-Davidson Credit Corp. will undertake specified administrative duties with respect to an issuing entity that issues notes.

Forms of these documents, which we collectively refer to as the “transfer and servicing agreements”, have been filed as exhibits to the registration statement of which this prospectus is a part.  In addition, a copy of the relevant transfer and servicing agreements relating to a series of notes will be filed with the Securities and Exchange Commission following the sale of those notes.  This summary describes the material terms of each transfer and servicing agreement.  This summary is subject to, and qualified in its entirety by reference to, all the provisions of the transfer and servicing agreements relating to a particular series.  You should read the forms of the transfer and servicing agreements filed as noted above.

Sale and Assignment of Contracts by Seller

Harley-Davidson Credit Corp. will be the seller of the contracts and the related property to the depositor for deposit into the issuing entity.  The seller will acquire (i) the contracts originated by Eaglemark Savings Bank pursuant to a participation agreement and (ii) the contracts originated by the motorcycle dealers throughout the United States and, in certain instances, Canada, pursuant to dealer agreements.

On or before the applicable closing date, the seller will sell to the depositor under a transfer and sale agreement all of its interest in the following:

•                  the contracts and the right to receive all scheduled payments and prepayments received on the contracts after the applicable cutoff date, but excluding any scheduled payments due on or after, but received on or prior to, the applicable cutoff date;

•                  security interests in the financed motorcycles securing the contracts and any related property;

•                  the rights to proceeds from claims on theft, physical damage, credit life and disability insurance policies and debt cancellation agreements covering the financed motorcycles or the obligors;

•                  certain rebates of premiums and other amounts relating to insurance policies, extended service contracts or other repair agreements and other items financed under the contracts; and

•                  all proceeds of the foregoing.

Transfer of Contracts by the Depositor

Pursuant to a sale and servicing agreement, on the applicable closing date, the depositor will transfer to the issuing entity all of its interest in the following:

•                  all property acquired by the depositor from the seller under the transfer and sale agreement;

•                  amounts that may be held in separate trust accounts maintained by the owner trustee or indenture trustee, including any reserve fund or interest reserve account;

•                  the depositor’s rights against the seller under the transfer and sale agreement pursuant to which the seller sold the pool of contracts to the depositor; and

•                  all proceeds of the foregoing.

The depositor will designate the servicer as custodian to maintain physical possession, as the issuing entity’s agent, of the conditional sales contracts and promissory note and security agreements and any other documents relating to the contracts.  To facilitate servicing and save administrative costs, the contracts will not be stamped or otherwise marked to reflect the sale and assignment of the contracts to the issuing entity and the documents will not be physically segregated from other similar documents that are in the servicer’s possession.  However, UCC financing statements will be filed in the applicable jurisdictions reflecting:

•                  the sale and assignment of the contracts and the security interests in the financed motorcycles by the originators to the seller;

•                  the sale and assignment of the contracts and the security interests in the financed motorcycles and the related property by the seller to the depositor;

•                  the transfer of the contracts, the security interests in the financed motorcycles, the related property and the depositor’s rights against the seller under the transfer and sale agreement; and

•                  the pledge by the issuing entity of the trust assets to the indenture trustee.

The seller and servicer’s accounting records and computer systems will also reflect these assignments and the pledge.  Because the contracts will remain in the servicer’s possession, if a subsequent purchaser were able to take physical possession of the contracts without knowledge of the assignment, the issuing entity’s interest in the contracts could be defeated.  In addition, in some cases, the issuing entity’s security interest in collections that have been received by the servicer but not yet remitted to the related collection account could be defeated. See “Legal Aspects of the Contracts—Security Interests” in this prospectus.

The depositor will cause the owner trustee and the indenture trustee, if any, concurrently with the depositor’s transfer and assignment of the contracts and related property to the issuing entity, to execute and deliver the related notes to the depositor.  The depositor will apply the net proceeds received from the sale of the notes of a given series to the purchase of the contracts from the seller and, to the extent specified in your prospectus supplement, to make any required initial deposit into the reserve fund and the interest reserve account, if any.

Conveyance of Contracts

On the closing date:

•                  the seller will sell, transfer, assign, set over and otherwise convey the initial contracts and related assets to the depositor;

•                  the depositor will sell, transfer, assign, set over and otherwise convey to the issuing entity all right, title and interest in the initial contracts and related assets; and

•                  the issuing entity will pledge to the indenture trustee all right, title and interest in the initial contracts and related assets.

The initial contracts will be described on a list delivered to the indenture trustee.  Such list will include the amount of monthly payments due on each initial contract as of the initial cutoff date, the contractual rate of interest on each contract and the maturity date of each contract.  Such list will be available for inspection by any securityholder at the principal office of the servicer.  Shortly after the conveyance of the initial contracts to the issuing entity, a servicing officer will have completed a review of all the documents that the seller has customarily kept on file relating to the contracts, including the certificates of title to, or other evidence of a perfected security interest in, the related motorcycles, and confirmed the accuracy of the list of initial contracts delivered to the indenture trustee.  The depositor will deliver to the owner trustee and the indenture trustee, a report of a nationally recognized independent public accounting firm which states that such firm has performed specific procedures for a sample of the initial contracts supplied by the seller.  Any contract discovered not to agree with such list in a manner that is materially adverse to the interests of the noteholders will be required to be repurchased by the seller, or, if the discrepancy relates to the unpaid principal balance of a contract, the seller may deposit cash in the collection account in an amount sufficient to offset such discrepancy.

In addition to the initial contracts, the issuing entity’s assets will include the issuing entity’s rights under the sale and servicing agreement in respect of the depositor’s obligation to purchase from the seller, and concurrently convey to the issuing entity, subsequent contracts purchased as of the applicable subsequent cutoff date.  Any conveyance of subsequent contracts will be subject to the satisfaction of certain conditions including:

•                  each such subsequent contract satisfies the eligibility criteria specified in the transfer and sale agreement and the related subsequent purchase agreement executed thereunder;

•                  the depositor shall have delivered certain opinions of counsel to the owner trustee and the indenture trustee, the underwriters and the rating agencies with respect to the validity and other aspects of the conveyance of all such subsequent contracts; and

•                  the rating agencies shall have each notified the depositor and the owner trustee and the indenture trustee in writing that the ratings on the notes will not be lowered following the addition of such subsequent contracts.

Representations and Warranties Made by the Seller and the Depositor

In the transfer and sale agreement the seller will make certain representations and warranties in the transfer and sale agreement to the depositor and in the sale and servicing agreement the depositor will make certain representations and warranties, in each case, with respect to each contract, including that (references to the closing date below being deemed, in respect of subsequent contracts, to refer to the date such subsequent contracts are transferred to the depositor):

•                  the information provided about the contracts is true, complete and correct in all material respects;

•                  each of the contracts is free and clear of all security interests, liens, charges, and encumbrances (such representation and warranty will be made to the best of its knowledge with respect to mechanic’s liens and the like relating to each financed motorcycle) and no setoffs, defenses, or counterclaims against it have been asserted or threatened;

•                  each of the contracts is or will be secured by a first priority perfected security interest in the financed motorcycle in favor of Eaglemark Savings Bank or Harley-Davidson Credit Corp.;

•                  each contract represents the legal, valid and binding payment obligation of the obligor;

•                  no contract has been satisfied, subordinated, or rescinded;

•                  no right of rescission, setoff, counterclaim, or defense has been asserted or threatened with respect to any contract;

•                  no event permitting acceleration under the terms of any contract has occurred, except for payment defaults continuing for a period of not more than thirty days as of the applicable cutoff date;

•                  each contract constitutes “tangible chattel paper” as defined in the Uniform Commercial Code;

•                  there is only one original executed copy of each contract; and

•                  each contract, at the time it was originated, complied, and at the date of issuance of the notes or at the applicable date of any subsequent transfer of contracts, if any, complies in all material respects with applicable federal, state and local laws, and regulations thereunder, including consumer credit, truth in lending, equal credit opportunity and disclosure laws.

The seller will also make certain representations and warranties with respect to the contracts in the aggregate as set forth in your prospectus supplement.

In the event of a breach of any representation or warranty with respect to a contract that materially and adversely affects the issuing entity’s or any noteholder’s interest in the contract or the collectibility of the contract, the depositor will be obligated to repurchase the contract from the issuing entity and the seller will be obligated to repurchase the contract from the depositor.  Any such purchase shall be made two business days prior to the first payment date after the last day of the calendar month in which the servicer, the owner trustee or the indenture trustee becomes aware and gives notice to the depositor or the seller of the breach or the depositor or the seller becomes aware of the breach at a price equal to the required payoff amount of the contract.  The owner trustee or the indenture trustee may enforce this purchase obligation on your behalf, and such purchase obligation will constitute your sole remedy available against the depositor or the seller for any uncured breach of its representations and warranties in the sale and servicing agreement and the transfer and sale agreement, except that the seller will indemnify the issuing entity, the owner trustee, and the indenture trustee against losses, damages, liabilities and claims which may be asserted against any of them as a result of third-party claims arising out of the facts giving rise to that breach.

Upon the purchase by the seller of a contract, the indenture trustee, if any, the issuing entity and the depositor will release the contract and its interest in the related financed motorcycle to the seller.

Collection Account

The indenture trustee will establish and maintain the collection account in the name of the indenture trustee for the benefit of the noteholders under the indenture.

The servicer will deposit the following amounts into the collection account no later than the second business day after processing by the servicer:

•                  all payments made by the obligors under the contracts;

•                  all proceeds of the contracts and the financed motorcycles;

•                  all payments made by the seller under the related transfer and sale agreement, or the depositor under the sale and servicing agreement to repurchase any contract as a result of a breach of a representation or warranty, as described under “—Representations and Warranties Made by the Seller and the Depositor” above; and

•                  all payments made by the servicer under the sale and servicing agreement to purchase any contract as a result of a breach of its servicing obligations relating to such contract, as described under “—Servicing” below.

However, if the conditions to making monthly deposits into the collection account set forth in the sale and servicing agreement (including the satisfaction of the minimum ratings of the servicer and the absence of a servicer default) are satisfied and if permitted by the rating agencies rating the notes, the servicer may retain collections received on the contracts during each month until the business day immediately prior to the related payment date.  Pending deposit into the collection account, the servicer will not be obligated to segregate collections from its own funds and may use collections for its own benefit.  To the extent set forth in your prospectus supplement, the servicer may, in order to satisfy the requirements set forth in the sale and servicing agreement obtain a letter of credit or other security for the benefit of the issuing entity to secure timely remittances of collections on the contracts.

The servicer may withdraw from the collection account any amounts deposited in error or required to be repaid to an obligor, based on the servicer’s good-faith determination that the amount was deposited in error or must be returned to the obligor.

Collections on a contract made during a month will be applied in the following order:

•                  first, to accrued interest;

•                  second, to pay any expenses and late or extension fees owing; and

•                  third, to principal until the principal balance is brought current.

Any collections on a contract remaining after those applications will be considered an “excess payment”.  Excess payments constituting prepayments of principal will be applied as a prepayment of principal.  All other excess payments will be held by the servicer.

Servicing

The servicer will be obligated under the sale and servicing agreement to service the contracts with reasonable care, using that degree of skill and attention that the servicer generally exercises with respect to all comparable motorcycle conditional sales contracts or promissory note and security agreements it services for itself and others in accordance with its credit and collection policies and applicable law.  In performing these duties, the servicer shall comply in all material respects with its credit and collection policies and procedures described above under “The Seller and Servicer—Underwriting and Origination”, as modified from time to time.  The servicer may delegate servicing responsibilities to third parties or affiliates, provided that the servicer will remain obligated to the issuing entity for the proper performance of its servicing responsibilities.

The servicer is responsible for:

•                  reviewing the contract files in the normal course of business;

•                  billing, collecting and recording payments from obligors;

•                  communicating with and providing billing records to obligors;

•                  depositing funds into the collection account;

•                  issuing reports to the owner trustee and indenture trustee, if any, specified in the relevant transfer and servicing agreements;

•                  repossessing and remarketing financed motorcycles following obligor defaults; and

•                  paying the fees and ordinary expenses of issuing entity, the owner trustee and the indenture trustee.

The servicer is obligated to act in a commercially reasonable manner with respect to the repossession and disposition of financed motorcycles following a contract default with a view to realizing proceeds at least equal to the financed motorcycle’s fair market value.

In the event of a breach by the servicer of its servicing obligations relating to a contract that materially and adversely affect the issuing entity’s or any noteholder’s interest in the contract or the collectibility of the contract, the servicer will be obligated to purchase the contract from the issuing entity.  Any such purchase shall be made two business days prior to the first payment date after the last day of the calendar month in which the owner trustee or the indenture trustee becomes aware and gives notice to the servicer of the breach or the servicer becomes aware of the breach at a price equal to the required payoff amount of the contract.  The owner trustee or the indenture trustee may enforce this purchase obligation on your behalf.

If the servicer determines that eventual payment in full of a contract is unlikely, the servicer will follow its normal practices and procedures to recover all amounts due upon that contract, including repossessing and disposing of the related financed motorcycle at a public or private sale, or taking any other action permitted by applicable law.  See “Legal Aspects of the Contracts” in this prospectus.  The servicer will be entitled to recover all reasonable out-of-pocket expenses incurred by it in liquidating a contract and disposing of the related financed motorcycle.

The servicer may, consistent with its customary servicing procedures, grant to the obligor on any contract an extension of payments due under such contract so long as such extension is consistent with the servicer’s customary servicing procedures and with the sale and servicing agreement.

If so specified in your prospectus supplement, a “backup servicer” may be appointed and assigned certain oversight servicing responsibilities with respect to the contracts.  The identity of any backup servicer, as well as a description of its responsibilities, of any fees payable to such backup servicer and the source of payment of such fees, will be included in your prospectus supplement.

Evidence as to Compliance

The servicer will be obligated to deliver to the owner trustee and the indenture trustee an annual report from each party participating in the servicing of the contracts stating such party’s responsibility for assessing compliance with the servicing criteria applicable to it, that such party used such servicing criteria to assess compliance with the servicing criteria applicable to it, such party’s assessment of compliance with the servicing criteria applicable to it as of the end of and for the immediately preceding fiscal year of the issuing entity, and that a registered public accounting firm has issued an attestation report on such party’s assessment of compliance with the servicing criteria applicable to it as of the end of and for the immediately preceding fiscal year of the issuing entity.  The servicer also will be obligated to deliver to the owner trustee and the indenture trustee an attestation report of a registered public accounting firm for each assessment of compliance described in the immediately preceding sentence.

In addition, the servicer will be obligated to deliver to the owner trustee and the indenture trustee an annual statement of compliance signed by an officer of the servicer stating that a review of the servicer’s activities during the immediately preceding fiscal year of the issuing entity and of its performance under the sale and servicing agreement has been made under such officer’s supervision and that to the best of such officer’s knowledge based on such review, the servicer has fulfilled all of its obligations under the sale and servicing agreement in all material respects throughout the immediately preceding fiscal year of the issuing entity or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

You may obtain copies of these reports and certificates by delivering a request in writing to the owner trustee or the indenture trustee, as the case may be, at the address set forth in your prospectus supplement.

Servicer Default

A servicer default under the sale and servicing agreement will occur if:

•                  the servicer fails to make any payment or deposit required under the notes, the sale and servicing agreement or the transfer and sale agreement and such failure continues for four business days after the date on which such payment or deposit was due;

•                  the servicer fails to observe or perform in any material respect any covenant or agreement in the notes, the sale and servicing agreement or the transfer and sale agreement which continues unremedied for thirty days after the date on which such failure commences;

•                  the servicer assigns its duties or rights under the sale and servicing agreement or the transfer and sale agreement, except as specifically permitted under the sale and servicing agreement or the transfer and sale agreement, or attempts to make such an assignment;

•                  an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect shall have been commenced against the servicer and shall not have been dismissed within 90 days, or a court having jurisdiction in the premises enters a decree or order for relief in respect of the servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the servicer, or for any substantial liquidation of its affairs;

•                  the servicer commences a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the servicer or for any substantial part of its property or shall have made any general assignment for the benefit of creditors, or fails to, or admits in writing its inability to, pay its debts as they become due, or takes any corporate action in furtherance of the foregoing;

•                  the failure of the servicer to deliver the monthly report pursuant to the terms of the sale and servicing agreement and such failure remains uncured for five business days after the date on which such failure commences; or

•                  any representation, warranty or statement of the servicer made in the sale and servicing agreement or any certificate, report or other writing delivered pursuant to the sale and servicing agreement shall prove to be incorrect in any material respect as of the time when the same shall have been made and the incorrectness of such representation, warranty or statement has a material adverse effect on the issuing entity and, within 30 days after written notice has been given to the servicer or the depositor by the owner trustee or the indenture trustee, the circumstances or condition in respect of which such representation, warranty or statement was incorrect have not been eliminated or otherwise cured.

The servicer will be required under the sale and servicing agreement to give the owner trustee and the indenture trustee, the rating agencies, the noteholders notice of an event of default promptly upon the occurrence of such event.

Rights upon Servicer Default

If a servicer default remains unremedied, the indenture trustee or the holders of more than 50% of the aggregate principal amount of the notes or the class or classes of notes described in your prospectus supplement may terminate all of the rights and obligations of the servicer under the sale and servicing agreement.  When this happens, the indenture trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the sale and servicing agreement.  If the indenture trustee is unwilling or unable to act as the successor servicer, the holders of more than 50% of the aggregate principal amount of the notes or the class or classes of notes described in your prospectus supplement may appoint a successor servicer.

Compensation to any successor servicer may not exceed the base servicing fee payable to the servicer.  Any successor servicer will not be liable for any acts or omissions of the prior servicer occurring prior to a transfer of the servicer’s servicing and related functions or for any breach by the prior servicer of any of its obligations.  Following the appointment of a successor servicer, the servicer will transfer to the successor servicer all records relating to the contracts and all contract files in the servicer’s possession and will pay the reasonable transaction expenses of the successor servicer.

If issuing entity has notes outstanding, the holders of more than 50% of the aggregate principal amount of the notes or the class or classes of notes described in your prospectus supplement may waive any servicer default, other than a default in making any required deposits into the collection account.

Following an event of termination, the indenture trustee will terminate the lockbox agreement and direct all obligors under the contracts to make all payments under the contracts to the indenture trustee, or to a lockbox established by the indenture trustee.

Certain Matters Regarding the Servicer

The servicer may not resign from its obligations under the sale and servicing agreement except if its duties are no longer permissible under applicable law.  No resignation will become effective until a successor servicer has assumed the servicer’s obligations and duties under the sale and servicing agreement.  Removal of the servicer is permissible only upon the occurrence of a servicer default as discussed above.

Each sale and servicing agreement will provide that neither the servicer nor any of its directors, officers, employees or agents will be under any liability to the issuing entity or you for taking any action or for refraining from taking any action pursuant to that agreement or for errors in judgment; except that neither the servicer nor any person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer’s duties under that agreement or by reason of reckless disregard of its obligations and duties under that agreement.

In addition, the servicer will not be obligated to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities under the related sale and servicing agreement and that, in its opinion, may cause it to incur any expense or liability.  The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of that agreement, the rights and duties of the parties thereto and the interests of the securityholders under that agreement.  In that event, the legal expenses and costs of that action and any liability resulting therefrom will be expenses, costs and liabilities of the servicer, and the servicer will not be entitled to be reimbursed for such expenses costs and liabilities.

Under the circumstances specified in each sale and servicing agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to all or substantially all of the business of the servicer will be the successor of the servicer under that agreement.

Servicing Compensation and Payment of Expenses

Compensation to the servicer will include a base monthly fee equal to:

•                  the product of the percentage per annum specified in your prospectus supplement multiplied by the monthly principal balance of the contracts at the beginning of the month,

plus any

•                  late fees;

•                  prepayment charges, if any;

•                  documentation fees;

•                  extension fees and other administrative charges; and

•                  if specified in your prospectus supplement, investment earnings on funds deposited in the trust accounts.

The servicer will pay all expenses incurred by it in connection with its activities under the transfer and servicing agreements and the annual fees and expenses of the owner trustee and the indenture trustee, if any.  The servicer will be authorized to waive any administrative fees or extension fees that may be collected in the ordinary course of servicing any contract.

Statements to Trustees and the Trust

On or prior to each payment date the servicer will provide to the indenture trustee, if any, and the owner trustee a statement setting forth with respect to a series of notes substantially the same information that is required to be provided in the periodic reports to be provided to securityholders of that series described under “—Statements to Securityholders” below.

Statements to Securityholders

With respect to each series of notes, on or prior to each payment date, the servicer will prepare and provide to the indenture trustee a statement to be delivered to noteholders on that payment date.  Each statement will include the following information:

•                  the amount of the payment allocable to the principal amount of each class of those notes;

•                  the amount of the payment allocable to interest on each class of notes of that series;

•                  the amount of the distribution allocable to the yield supplement deposit, if any;

•                  the amount of base servicing fees paid to the servicer and fees payable to the owner trustee and the indenture trustee, if any;

•                  the interest rate or pass-through rate for the interest period relating to the next succeeding payment date for any class of notes of that series with variable or adjustable rates;

•                  the amount, if any, otherwise distributable to one or more subordinated classes of notes that has instead been distributed to more senior classes of notes on that payment date;

•                  the outstanding principal amount and the note factor for each class of those notes after giving effect to all payments allocable to the principal of each class of notes on that date;

•                  the amount of advances made by the servicer in respect of the related contracts for the preceding month and the amount of unreimbursed advances in respect of contracts determined by the servicer to be defaulted contracts during that month;

•                  the balance of any related reserve fund, interest reserve account or other credit or liquidity enhancement on that date, after giving effect to changes thereto on that date and the amount of those changes;

•                  during the funding period, the remaining amount on deposit in the pre-funding account on the last day of the preceding month;

•                  the amount, if any, of any mandatory redemption payment;

•                  the number and aggregate principal balance of delinquent contracts computed as of the end of the preceding month;

•                  the number and aggregate principal balance of contracts that became liquidated contracts during the immediately preceding month, the amount of liquidation proceeds for such month, the amount of liquidation expenses being deducted from liquidation proceeds for such month, the net liquidation proceeds and the net liquidation losses for such month;

•                  cumulative and average net loss information as of such payment date;

•                  the number of contracts and the aggregate principal balance of such contracts, as of the first day of the immediately preceding month relating to such payment date and as of the last day of the immediately preceding month relating to such payment date (after giving effect to payments received during such month and to any transfers of subsequent contracts to the issuing entity occurring on or prior to such payment date);

•                  the aggregate principal balance and number of contracts that were repurchased by the depositor with respect to the immediately preceding month, identifying the purchase price for such contracts; and

•                  such other customary factual information as is available to the servicer as the servicer deems necessary and can reasonably obtain from its existing data base to enable securityholders to prepare their tax returns.

You may obtain copies of the statements by delivering a request in writing addressed to the owner trustee or indenture trustee at its address set forth in your prospectus supplement.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of issuing entity, the owner trustee or indenture trustee will mail to each person who at any time during that calendar year has been a securityholder with respect to that issuing entity and received any payment a statement containing information for the purposes of that securityholder’s preparation of federal income tax returns. See “Material Federal Income Tax Consequences” in this prospectus.

Collections

The servicer will deposit all payments on the contracts (from whatever source) and all proceeds of such contracts collected during each collection period specified in your prospectus supplement into the collection account within two business days after processing thereof unless otherwise provided in your prospectus supplement.  The servicer is required to use its best efforts to cause an obligor to make all payments on the contracts to one or more lockbox banks (either directly by remitting payments to a lockbox, or indirectly by making payments through direct debit, the telephone or the internet to an account of the servicer which payments will be subsequently transferred from such account to one or more lockbox banks) acting as agent for the issuing entity pursuant to a lockbox administration agreement.  In addition, the servicer may in the future collect payments from obligors through other methods, including direct debit programs and the internet.

Advances

The servicer will be obligated to advance each month an amount equal to accrued and unpaid interest on any contract which was delinquent with respect to the immediately preceding month.  However, the servicer will not be obligated to make an advance to the extent that it determines, in its sole discretion, that the advance will not be recovered from subsequent collections on or in respect of the related contract.  The servicer will deposit any advances in the collection account no later than the day preceding the related payment date.  The servicer will be entitled to recoup advances on a contract by means of a first priority withdrawal from the collection account.

All advances are reimbursable to the servicer, without interest, if and when a payment relating to a contract with respect to which an advance has previously been made is subsequently received.  In addition, upon the determination by the servicer that a contract is a defaulted contract, it will be entitled to recover unreimbursed advances in respect of that contract from collections on or in respect of other contracts.  A defaulted contract means a contract with respect to which there has occurred one or more of the following: (i) all or some portion of any payment under the contract is 120 days or more delinquent, (ii) repossession (and expiration of any redemption period) of a motorcycle securing a contract or (iii) the servicer has determined in good faith that an obligor is not likely to resume payment under a contract.

Net Deposits

As an administrative convenience and as long as specified conditions are satisfied, the servicer will be permitted to make the deposit of collections, aggregate advances and payments for purchases of contracts from the issuing entity for or with respect to a month net of payments to be made to the servicer with respect to that month.  The servicer may cause to be made a single, net transfer to the collection account. The servicer, however, will account to the owner trustee and you as if all deposits, payments and transfers were made individually.

List of Securityholders

Three or more holders of the notes of any class in a series or one or more holders of those notes of that class evidencing not less than 25% of the aggregate principal amount of those notes then outstanding may, by written request to the indenture trustee, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the indenture or under those notes.  The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of that series.

The owner trustee will provide to the servicer within 15 days after receipt of a written request from the servicer, a list of the names of all noteholders of record as of the most recent applicable record date.

No transfer and servicing agreement will provide for the holding of annual or other meetings of securityholders.

Insolvency of Trust

Each  trust agreement will provide that the owner trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to that issuing entity without the unanimous prior approval of all certificateholders of that issuing entity and the delivery to the owner trustee by each certificateholder of a certificate certifying that that certificateholder reasonably believes that that issuing entity is insolvent.

Payment of Notes

Upon the payment in full of all outstanding notes issued by issuing entity and the satisfaction and discharge of the indenture, the owner trustee will succeed to all the rights of the indenture trustee, and the certificateholders of that series will succeed to all the rights of the noteholders of that series, under the sale and servicing agreement, except as otherwise provided in the sale and servicing agreement.

Administration Agreement

Harley-Davidson Credit Corp., in its capacity as administrator, will enter into an administration agreement with issuing entity and the indenture trustee pursuant to which the administrator will agree, to the extent provided in the administration agreement, to provide notices and perform other administrative obligations of the issuing entity and the owner trustee under the indenture and the trust agreement.  Except as otherwise provided in the trust agreement, the administrator will have no obligation to make any payment required to be made by the issuing entity under the trust agreement.  The administrator will monitor the performance of the issuing entity and the owner trustee and will advise the issuing entity and the owner trustee when action is necessary to comply with the issuing entity’s and the owner trustee’s duties and obligations under the trust agreement.  The administrator will take all appropriate action that is the duty of the issuing entity and the owner trustee to take pursuant to the trust agreement.  For its services under the administration agreement the administrator may be entitled to receive a monthly administration fee, which administration fee will be paid by the depositor.  The amount of the administration fee, if any, will be set forth in your prospectus supplement.

Amendments

The parties may, without your consent, correct or supplement any provision in the transfer and servicing agreements that is ambiguous or inconsistent with any other provision in the transfer and servicing agreements, this prospectus or your prospectus supplement.  In addition, the parties may amend any transfer and servicing agreement without the consent of any securityholder to add any provisions to or change in any manner or eliminate any of the provisions of a transfer and servicing agreement if the indenture trustee or owner trustee receives an opinion of counsel that the modification will not have a material adverse effect on the securityholders.

Any transfer and servicing agreement may also be amended in any respect by the parties with the consent of the holders of more than 50% of the aggregate principal amount of the notes or the class or classes of the notes described in your prospectus supplement issued by the issuing entity, except that no amendment:

•                  that reduces the amount or changes the timing of any collections on any contracts or payments required to be distributed on any security;

•                  that changes the interest rate on any security, that adversely affects the priority of payment of principal or interest to the securityholders; or

•                  that reduces the percentage of securityholders required to consent to these amendments or any waiver under the transfer and servicing agreement,

may be effective without the consent of the holder of each security.  Also, an amendment under the foregoing sentence will not be effective unless each rating agency rating the notes confirms that the amendment will not result in a reduction, qualification or withdrawal of the ratings on the notes.

Termination

The obligations of the servicer, the depositor, the owner trustee and indenture trustee pursuant to the trust agreement, the sale and servicing agreement or indenture will terminate upon the earlier to occur of (i) the maturity or other liquidation of the last contract and the disposition of any amounts received upon liquidation of any property remaining in the issuing entity, or (ii) the payment to all securityholders of all amounts required to be paid to them pursuant to the indenture and the trust agreement; provided, however,  in no event shall the issuing entity continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the closing date.  The seller’s representations, warranties and indemnities will survive any termination of the sale and servicing agreement.  Upon termination, amounts in the collection account, if any, will be paid to the depositor.

The owner trustee and the indenture trustee will give written notice of termination to each securityholder of record.  The final distribution to you will be made only upon surrender and cancellation of your notes at the office or agency of the owner trustee or the indenture trustee specified in the notice of termination.  Any funds remaining in the issuing entity, after the owner trustee or the indenture trustee has taken certain measures to locate you and such measures have failed, will be distributed to the depositor.

Legal Aspects of the Contracts

General

The transfer of the contracts to the issuing entity, the perfection of the security interests in the contracts and the enforcement of rights to realize on the motorcycles as collateral for the contracts are subject to a number of federal and state laws and, with respect to Canadian contracts, Canadian laws.  Uniform Commercial Code (“UCC”) financing statements in the United States will be filed in the applicable jurisdictions reflecting the transfer or pledge of the contracts and the security interests in the motorcycles and the related property by the seller to the depositor and by the depositor to the issuing entity and by the issuing entity to the indenture trustee.  A person could acquire an interest in a contract that is superior to that of the issuing entity or the indenture trustee because the servicer will retain possession of the contracts and the contracts will not be stamped or otherwise marked to indicate that the contracts have been transferred to the issuing entity.  If a person purchases contracts, or takes a security interest therein, for value in the ordinary course of its business and obtains possession of the contracts without actual knowledge of the issuing entity’s or indenture trustee’s interest, that person will acquire an interest in the contracts superior to the interest of the issuing entity or the indenture trustee.  To the extent provided in your prospectus supplement, issuing entity that holds its interest in Canadian contracts indirectly through one or more notes, certificates, participations or other interests issued to the issuing entity by a Canadian special purpose entity will be secured by such contracts held by Canadian special purpose entity.

Security Interests

General

In jurisdictions in which the contracts evidence the credit sale of new and used motorcycles by motorcycle dealers to obligors, the contracts also constitute personal property security agreements.  Such contracts, and the promissory note and security agreements originated by Eaglemark Savings Bank, include grants of security interests in the motorcycles under the applicable UCC in the United States and the applicable Personal Property Security Act or the equivalent thereof (“PPSA”) in each applicable province and territory of Canada.  Perfection of security interests in financed motorcycles is generally governed by the laws of the jurisdiction in which the motorcycle is located.  In most states in the United States, a security interest in a motor vehicle is perfected by obtaining possession of the certificate of title to the motor vehicle or notation of the secured party’s lien on the motor vehicle’s certificate of title.  In Canada, PPSA financing statements are filed against the obligor on the related contract in order to perfect the security interests in the financed motorcycles.

All contracts acquired by the seller from the originators will name the seller as obligee or assignee and as the secured party.  The seller will also take all actions necessary under the laws of the jurisdiction in which the related financed motorcycle is located to perfect its security interest in that financed motorcycle, including, where applicable, having a notation of its lien recorded on the related certificate of title and/or obtaining possession of that certificate of title and/or filing financing statements.  Because Harley-Davidson Credit Corp. will continue to service the contracts as servicer under the sale and servicing agreement the obligors on the contracts will not be notified of the sale from the seller to the depositor or the sale from the depositor to the related issuing entity or the pledge by the issuing entity to the indenture trustee.

Perfection

The seller will sell and assign its security interest in the financed motorcycles to the depositor and the depositor will assign its security interest in the financed motorcycles to the issuing entity and the issuing entity will assign its security interest in the financed motorcycles to the indenture trustee.  However, because of the administrative burden and expense, none of the seller, the depositor or the related issuing entity will amend any certificate of title to identify the issuing entity or indenture trustee as the new secured party on that certificate of title relating to a financed motorcycle.  However, UCC financing statements with respect to the transfer to the depositor of the seller’s security interest in the financed motorcycles and the transfer to the issuing entity of the depositor’s security interest in the financed motorcycles and the transfer to the indenture trustee of the issuing entity’s security interest in the financed motorcycles will be filed.  In addition, the servicer will continue to hold any certificates of title relating to the financed motorcycles in its possession as custodian for issuing entity.  See “Description of the Transfer and Servicing Agreements” in this prospectus.

In most states, an assignment is an effective conveyance of a security interest without amendment of any lien noted on a motor vehicle’s certificate of title.  In most Canadian jurisdictions, the failure to record an assignment by the secured party of its interest therein does not diminish the effectiveness of the PPSA registrations.  Although re-registration of the motor vehicle is not necessary to convey a perfected security interest in the financed motorcycles to the issuing entity or the indenture trustee, because neither the issuing entity nor the indenture trustee will be listed as lienholder on the certificates of title or any financing statements, the security interest of the issuing entity or the indenture trustee in the motorcycle could be defeated through fraud, forgery, negligence or error.  In the absence of fraud or forgery by the motorcycle owner or the servicer or administrative error by state or local agencies, the notation of the seller’s lien on the certificates of title will be sufficient to protect the issuing entity and the indenture trustee against the rights of subsequent purchasers of a financed motorcycle or subsequent lenders who take a security interest in a financed motorcycle.  With respect to Canadian contracts, the effectiveness and priority of the interest of the issuing entity and the indenture trustee in the motorcycles will be dependent upon the effectiveness and priority of the PPSA registrations made by the seller against such motorcycles.  The seller and depositor will each represent and warrant that the seller has a perfected security interest in each financed motorcycle.  If there are any financed motorcycles as to which the seller failed to obtain a perfected security interest, the security interest of the issuing entity and the indenture trustee would be subordinate to, among others, subsequent purchasers of the financed motorcycles and holders of perfected security interests in the financed motorcycles. To the extent that such failure has a material and adverse effect on the issuing entity’s, the indenture trustee’s or any securityholder’s interest in the related contract or the collectibility of the contract, however, it would constitute a breach of the warranties of the seller and the depositor.  Accordingly, the depositor would be required to repurchase the related contract from the issuing entity and the seller will be required to repurchase that contract from the depositor, unless the breach was cured.  The depositor will assign to the issuing entity its rights to cause the seller to repurchase that contract under the related transfer and sale agreement and the issuing entity will pledge to the indenture trustee its rights to cause the depositor to repurchase that contract under the related sale and servicing agreement.  See “Description of the Transfer and Servicing Agreements” and “Risk Factors—Interests of other persons in the contracts or the financed motorcycles could reduce the funds available to make payments on your notes” in this prospectus.

Continuity of Perfection

Under the laws of most states, the perfected security interest in a vehicle would continue for four months after the motor vehicle is moved to a state that is different from the one in which it is initially registered and thereafter until the owner re-registers the motor vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a motor vehicle. In those states, such as California, that require a secured party to hold possession of the certificate of title to maintain perfection, the secured party would learn of the re-registration through the request from the obligor under the related contract to surrender possession of the certificate of title. In the case of motor vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, such as Texas, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the obligor somehow procures a new certificate of title that does not list the secured party’s lien. Additionally, in states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing the contracts, the servicer will take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a financed motorcycle, the servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted on the certificate of title and accordingly will have an opportunity to require satisfaction of the related contract before release of the lien.  The servicer will be obligated to take appropriate steps, at the servicer’s expense, to maintain perfection of security interests in the financed motorcycles and will be obligated to purchase the related contract if it fails to do so and that failure has a material and adverse effect on the issuing entity’s or any securityholder’s interest in the contract or the collectibility of the contract.

Priority of Liens Arising by Operation of Law

Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed motorcycle. The Internal Revenue Code also grants priority to specified federal tax liens over the lien of a secured party. The laws of some states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in the confiscated vehicle. The seller will represent and warrant to the depositor and the depositor will represent and warrant to the issuing entity that, to its knowledge, as of the related closing date, each security interest in a financed motorcycle is prior to all other present liens upon and security interests in that financed motorcycle.  However, liens for repairs or taxes could arise, or the confiscation of a financed motorcycle could occur, at any time during the term of a contract. No notice will be given to owner trustee, indenture trustee or you if a lien arises or confiscation occurs that would not give rise to the depositor’s or seller’s obligation to repurchase such contract.  In Canada, certain liens for, among other things, repairs and unpaid taxes may also in certain circumstances take priority over a perfected security interest in a financed motorcycle.

Repossession

In the event of default by an obligor, the holder of the related contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform repossession by self-help means, unless it would constitute a breach of the peace or is otherwise limited by applicable state law. Unless a motorcycle financed by the seller is voluntarily surrendered, self-help repossession is the method employed by the servicer in most states and is accomplished simply by retaking possession of the financed motorcycle. In cases where an obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the motorcycle must then be recovered in accordance with that order.  In some jurisdictions, the secured party is required to notify the obligor of the default and the intent to repossess the collateral and to give that obligor a time period within which to cure the default prior to repossession. In some states, an obligor has the right to reinstate its contract and recover the collateral by paying the delinquent installments or other amounts due.  In Canada, in the event of a default by an obligor, the secured party has, in addition to its contractual remedies, all the remedies of a secured party under the applicable PPSA and is also subject to certain obligations imposed by the applicable PPSA, such as the obligation to act in a commercially reasonable manner.  These remedies include the right to take possession and dispose of the collateral.

Notice of Sale; Redemption Rights

The UCC and other state laws require the secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In most states, an obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest on the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees. In some states, an obligor has the right to redeem the collateral prior to actual sale by payment of delinquent installments or the unpaid balance.   Under Canadian law, most provinces require that the obligor and certain other persons with an interest in the collateral be notified of the disposition of the collateral and be given a period of time within which they may satisfy the obligation secured by the collateral prior to actual sale of the collateral by paying the secured party the unpaid balance of the obligation plus the secured party’s expenses for repossessing, holding and preparing the collateral for disposition.

Deficiency Judgments and Excess Proceeds

The proceeds of resale of the motor vehicle generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.” Generally, courts have held that when a sale is not “commercially reasonable,” the secured party loses its right to a deficiency judgment. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible. In addition, the UCC permits the obligor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the obligor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the UCC.

Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to that vehicle or if no lienholder exists, the UCC requires the creditor to remit the surplus to the obligor.  The applicable PPSA requires that any surplus be paid to persons having a subordinate security interest in collateral or an interest in the surplus, and otherwise to the obligor or any other person known by the secured party to be an owner of such collateral.

Certain Bankruptcy Considerations

The depositor has taken steps that are intended to make it unlikely that the voluntary or involuntary application for relief by the seller under the United States Bankruptcy Code or similar applicable state laws will result in consolidation of the assets and liabilities of the depositor with those of the seller. These steps include the creation of the depositor as a wholly-owned, limited purpose subsidiary pursuant to articles of incorporation and bylaws containing restrictions on the nature of the depositor’s business and on its ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all of its directors. In addition, to the extent that the seller granted a security interest in the contracts to the depositor, and that interest was validly perfected before the bankruptcy or insolvency of the seller and was not taken or granted in contemplation of insolvency or with the intent to hinder, delay or defraud the seller or its creditors, that security interest should not be subject to avoidance, and payments to the issuing entity with respect to the contracts should not be subject to recovery by a creditor or trustee in bankruptcy of the seller.

However, delays in payments on the notes and possible reductions in the amount of those payments could occur if:

1.                                       a court were to conclude that the assets and liabilities of the depositor should be consolidated with those of the seller in the event of the application of applicable insolvency laws to the seller, as the case may be;

2.                                       a filing were made under any insolvency law by or against the depositor; or

3.                                       an attempt were to be made to litigate any of the foregoing issues.

On each closing date, Winston & Strawn LLP will give an opinion to the effect that, based on a reasoned analysis of analogous case law, although there is no precedent based on directly similar facts, and, subject to facts, assumptions and qualifications specified in the opinion and applying the principles set forth in the opinion, in the event of a voluntary or involuntary bankruptcy case in respect of the seller under Title 11 of the United States Bankruptcy Code at a time when the seller was insolvent, the property of the seller would not properly be substantively consolidated with the assets of the depositor. Among other things, that opinion will assume that each of the depositor and the seller will follow specified procedures in the conduct of its affairs, including maintaining records and books of account separate from those of the other, refraining from commingling its assets with those of the other, and refraining from holding itself out as having agreed to pay, or being liable for, the debts of the other. The depositor and the seller intend to follow these and other procedures related to maintaining their separate identities. However, there can be no assurance that a court would not conclude that the assets and liabilities of the depositor should be consolidated with those of the seller.

The seller will represent and warrant that the sale of the related contracts to the depositor is a valid sale. Notwithstanding the foregoing, if the seller were to become a debtor in a bankruptcy case, a court could take the position that the sale of contracts to the depositor should instead be treated as a pledge of those contracts to secure a borrowing of the seller. If a court were to reach such conclusions, or a filing were made under any insolvency law by or against the depositor, or if an attempt were made to litigate any of the foregoing issues, delays and possible reduction in payments on the notes could occur. In addition, if the transfer of contracts to the depositor is treated as a pledge instead of a sale, a tax or government lien on the property of the seller arising before the transfer of a contract to the depositor may have priority over the depositor’s interest in that contract.

The seller and the depositor will treat the transactions described in this prospectus as a sale of the contracts to the depositor, so that the automatic stay provisions of the United States Bankruptcy Code should not apply to the contracts if the seller were to become a debtor in a bankruptcy case.

Furthermore, if a motorcycle dealer or the seller became a debtor in a bankruptcy case, creditors of that party, or that party acting as debtor-in-possession, may assert that the transfer of the contracts was ineffective to remove the contracts from that party’s estate.  In that case, the distribution of payments on the contracts to the issuing entity might be subject to the automatic stay provisions of the United States Bankruptcy Code.  This would delay the distribution of those payments to you for an uncertain period of time.  Furthermore, reductions in payments under the contracts to the issuing entity may result if the bankruptcy court rules in favor of the creditors or the debtor-in-possession.  In either case, you may experience delays or reductions in distributions or payments to you.  In addition, a bankruptcy trustee would have the power to sell the contracts if the proceeds of the sale could satisfy the amount of the debt deemed owed by the motorcycle dealer or the seller, as the case may be.  The bankruptcy trustee could also substitute other collateral in lieu of the contracts to secure the debt.  Additionally, the bankruptcy court could adjust the debt if the motorcycle dealer or the seller were to file for reorganization under Chapter 11 of the United States Bankruptcy Code.  Any of these actions could result in losses or delays in payments on your notes.  Each of the motorcycle dealers and the seller will represent and warrant that the conveyance of the contracts by it is in each case a valid sale and transfer of the contracts.

Also, cash collections on the contracts may be commingled with general funds of the servicer and, in the event of a bankruptcy of the servicer, a court may conclude that the issuing entity does not have a perfected security interest in those collections.

Eaglemark Savings Bank is organized as a Nevada corporation and is regulated and supervised by the Department of Business and Industry Financial Institutions Division which is authorized to appoint the FDIC as a conservator or receiver for Eaglemark Savings Bank if specified events occur relating to Eaglemark Savings Bank’s financial condition or the propriety of its actions.  In addition, the FDIC could appoint itself as conservator or receiver for Eaglemark Savings Bank.

By statute, the FDIC as conservator or receiver is authorized to repudiate any “contracts” of Eaglemark Savings Bank upon payment of “actual direct compensatory damages.”  This authority may be interpreted by the FDIC to permit it to repudiate the transfer of contracts to the seller.  Under an FDIC regulation, however, the FDIC as conservator or receiver will not reclaim, recover or recharacterize a bank’s transfer of financial assets if certain conditions are met, including that the transfer qualifies for sale accounting treatment, was made for adequate consideration and was not made fraudulently, in contemplation of insolvency, or with the intent to hinder, delay or defraud the bank or its creditors.  We believe the FDIC regulation will apply to the transfer of contracts to the seller and intend on satisfying the conditions of the regulation.  If a condition required under the FDIC regulation, or other statutory or regulatory requirement applicable to the transactions, were found not to have been satisfied, the FDIC as conservator or receiver might refuse to recognize Eaglemark Savings Bank’s transfer of contracts to the seller.  In that case, distribution of payments on the contracts to the issuing entity may be delayed and possibly reduced.  Also, the FDIC could require the issuing entity and securityholders to comply with the administrative claims procedure established by the FDIC to establish their rights to payments on the contracts, could request a stay of any actions to enforce the participation agreement (pursuant to which the seller purchases the contracts from Eaglemark Savings Bank) against Eaglemark Savings Bank, or could repudiate the participation agreement and limit claims of the issuing entity and securityholders to “actual direct compensatory damages.”  Additionally, the issuing entity could be limited to seeking recovery based upon the obligation of the seller to repurchase contracts for which it did not have good and marketable title.  Any of these actions could result in losses or delays in payments on your notes.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Servicemembers Civil Relief Act, the Texas Consumer Credit Code, the Telemarketing and Consumer Fraud and Abuse Prevention Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, state unfair or deceptive practices acts and state motor vehicle retail installment sales acts and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts such as the contracts.

Those contracts which are originated in Canada are consumer contracts subject to many Canadian federal and provincial consumer protection laws which impose requirements on the making and enforcement of consumer credit sales and the granting of consumer credit generally. If any of the contracts do not comply with one or more of these laws, the servicer may be prevented from or delayed in collecting amounts due on the contracts.

The so-called “Holder-in-Due-Course” Rule of the Federal Trade Commission (the “FTC Rule”), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law in some states, has the effect of subjecting a seller (and specified creditors and their assignees) in a consumer credit transaction to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due under that contract from the obligor.

Most of the contracts will be subject to the requirements of the FTC Rule. Accordingly, issuing entity, as holder of the related contracts, will be subject to any claims or defenses that the purchaser of the applicable financed motorcycle may assert against the seller of the related financed motorcycle. As to each obligor, these claims are limited to a maximum liability equal to the amounts paid by the obligor on the related contract. Under most state motor vehicle dealer licensing laws, sellers of motorcycles are required to be licensed to sell motorcycles at retail sale. Furthermore, federal odometer regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used motorcycles furnish a written statement signed by the seller certifying the accuracy of the odometer reading.  If the motorcycle dealer is not properly licensed or if a written odometer disclosure statement was not provided to the purchaser of the related financed motorcycle, an obligor may be able to assert a defense against the motorcycle dealer.  If an obligor were successful in asserting any of those claims or defenses, that claim or defense would constitute a breach of the depositor’s representations and warranties under the related sale and servicing agreement and a breach of the seller’s warranties under the related transfer and sale agreement and would, if the breach materially and adversely affects the collectibility of the contract or the interests of the issuing entity or the securityholders in the contract, create an obligation of the depositor and the seller, respectively, to repurchase the contract unless the breach is cured. See “Description of the Transfer and Servicing Agreements” in this prospectus.

Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

The seller and the depositor will represent and warrant that each contract complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against issuing entity for violation of any law and that claim materially and adversely affects that issuing entity’s or the securityholder’s interest in a contract or the collectibility of the contract, that violation would constitute a breach of the representations and warranties of the seller and the depositor would create an obligation of the seller and the depositor to repurchase the contract unless the breach is cured. See “Description of the Transfer and Servicing Agreements” in this prospectus.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws and, to the extent applicable, Canadian bankruptcy and insolvency laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the United States Bankruptcy Code, a court may prevent a creditor from repossessing a vehicle and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy, as determined by the court, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Under the terms of the Servicemembers Civil Relief Act (the “Relief Act”), an obligor who enters the military service after the origination of that obligor’s contract (including an obligor who is a member of the National Guard or is in reserve status at the time of the origination of the obligor’s contract and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of that obligor’s active duty status, unless a court orders otherwise upon application of the lender. In addition, some states, including California, allow members of its national guard to extend payments on any contract obligation if called into active service by the Governor for a period exceeding 7 days. It is possible that the foregoing could have an effect on the ability of the servicer to collect the full amount of interest owing on some of the contracts. In addition, both the Relief Act and the laws of some states, including California, New York and New Jersey, impose limitations that would impair the ability of the servicer to repossess the released financed motorcycle during the obligor’s period of active duty status. Thus, if that contract goes into default, there may be delays and losses occasioned by the inability to exercise the issuing entity’s rights with respect to the contract and the related financed motorcycle in a timely fashion.

Any shortfall, to the extent not covered by amounts payable to the securityholders from amounts on deposit in the related reserve fund or from coverage provided under any other credit enhancement mechanism, could result in losses to the securityholders.

Material Federal Income Tax Consequences

General

The following is a general discussion of certain material United States federal income tax consequences of the purchase, ownership and disposition of notes issued by the issuing entity as described in this prospectus.  Winston & Strawn LLP has delivered its opinion letter with respect to the federal income tax characterization of the issuing entity and the notes to be issued by the issuing entity.

The opinions of Winston & Strawn LLP and this discussion of “Material Federal Income Tax Consequences” are based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury Regulations promulgated thereunder, current administrative rulings, judicial decisions and other applicable authorities in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect.  There are no cases, regulations, or Internal Revenue Service (“IRS”) rulings on similar transactions involving instruments issued by an issuer with terms similar to those of the issuing entity and the notes.  An opinion of counsel does not foreclose the possibility of a contrary determination by the IRS or by a court of competent jurisdiction, or of a contrary position by the IRS or Treasury Department in regulations or rulings issued in the future.  As a result, there can be no assurance that the IRS will not challenge the conclusions reached herein, and no ruling from the IRS has been or will be sought on any of the issues discussed below.  The issuing entity will not be indemnified for any federal income tax that may be imposed upon it, and the imposition of any such taxes on the issuing entity could result in a reduction in the amounts available to distribute to the noteholders.  Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth herein as well as the tax consequences to noteholders.

This discussion does not attempt to deal with all aspects of federal income taxation that may be relevant to all holders of notes in light of their personal investment or tax circumstances.  Also, this discussion does not describe tax consequences to certain types of holders who may be subject to special treatment under the federal income tax laws including, without limitation, financial institutions, dealers in securities or currencies, insurance companies, tax-exempt organizations, and persons who hold the notes as part of a straddle, hedging or conversion transaction.

Investors and preparers of tax returns (including returns filed by the issuing entity described in this prospectus) should be aware that under applicable Treasury Regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return.  Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return even where the anticipated tax treatment has been discussed in this prospectus.

The tax opinions of Winston & Strawn LLP with respect to the issuing entity and the notes to be issued by the issuing entity which have been delivered in connection with the filing of this prospectus are subject to certain assumptions, conditions and qualifications as described in detail below.  At the time issuing entity is established and notes are issued, Winston & Strawn LLP will deliver another opinion letter, regarding the same tax issues, to either confirm the accuracy of those assumptions or conditions or to address any changes or differences which may exist at that time.  To the extent any given series of notes, or the form of any issuing entity, differs from the assumptions or conditions set forth in the following discussion or changes occur in the relevant tax laws, or in their application, any additional tax considerations will be disclosed in your prospectus supplement.

PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES.

Tax Characterization of the Trust

Winston & Strawn LLP, as federal tax counsel to the depositor, is of the opinion that the issuing entity will not be an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes and therefore its income will not be subject to the federal income tax imposed by Subtitle A of the Code at the entity level.  This opinion is based on the assumptions that the terms of the trust agreement and related documents will be substantially in the form filed in connection with this prospectus and will be complied with.  It is also assumed that the depositor, or other owner of the equity interest issued by the issuing entity, will take all action necessary, if any, or refrain from taking any inconsistent action so as to ensure the issuing entity is, for federal income tax purposes, disregarded as a separate entity from the depositor (or other sole equity owner).

Because the equity interest issued by the issuing entity is at all times required to be owned by a single person, such as the depositor, for federal income tax purposes the issuing entity will be disregarded as a separate entity from the owner of its equity interest.  Although it is the opinion of Winston & Strawn LLP that the notes issued by the issuing entity will be characterized as indebtedness for federal income tax purposes (as discussed below), no assurance can be given that this characterization of the notes will prevail.  If the IRS successfully asserted that one or more of the notes did not constitute debt for federal income tax purposes, the notes might be treated as equity interests in the issuing entity.  As a result, even though the equity interest issued by the issuing entity is at all times owned by a single person, the issuing entity would be considered to have multiple equity owners (rather than just the single owner of the equity interest).  In that case, the issuing entity would be characterized as a partnership for federal income tax purposes and the tax consequences to the issuing entity and to holders of notes which were recharacterized as equity would be as generally described below under “—Other Possible Characterizations of the Notes and the Trust”.

Although the issuing entity’s income will not be subject to entity level tax for U.S. federal income tax purposes, if the issuing entity acquires contracts which were originated in any jurisdiction other than the United States, withholding taxes may be imposed by the foreign jurisdiction on the payments made with respect to such contracts.  In that event, the cash flow available to the issuing entity for distributions on the notes would be reduced.  The depositor does not currently anticipate that the issuing entity will acquire contracts subject to withholding taxes imposed by foreign jurisdictions.  In the event that issuing entity expects to acquire a material number of contracts originated outside of the United States, any potential adverse tax consequences will be discussed in your prospectus supplement.

Tax Treatment of Investors in the Notes

Treatment of the Notes as Indebtedness.  Winston & Strawn LLP, as federal tax counsel, is of the opinion that the notes will be characterized as debt for federal income tax purposes.  This opinion is based upon the assumption that the terms of the trust agreement, the indenture, the notes and the related documents will be substantially in the form filed in connection with this prospectus and will be complied with.  The depositor and the owners of the notes, by their purchase of notes, will agree to treat the notes as debt for federal, state and local income and franchise tax purposes.  Winston & Strawn LLP’s opinion also assumes that the terms and delinquency experience with respect to the contracts as described in this prospectus will remain substantially unchanged and that the terms of the notes will be as contemplated by this prospectus.

Except where indicated to the contrary, the following discussion assumes that the notes will be treated as indebtedness for federal income tax purposes.  The following discussion is also based in part upon Treasury Regulations interpreting the original issue discount provisions of the Code.  The original issue discount regulations, however, are subject to varying interpretations and do not address all issues that would affect noteholders.

Interest on the Notes.  An investor will be taxed on the amount of payments of interest on a note as ordinary interest income at the time it accrues or is received in accordance with the investor’s regular method of accounting for United States federal income tax purposes.  This treatment assumes that all payments on the notes are denominated in U.S.  dollars.  It also assumes that the payment of interest on the notes constitutes “qualified stated interest” (as described below) under Treasury Regulations relating to original issue discount and that an investor does not acquire its notes as stripped notes or at an original issue discount as discussed below.  If these assumptions are incorrect with respect to any notes issued by issuing entity, additional tax considerations with respect to those notes will be disclosed in the related prospectus supplement.

A holder of a note that has a fixed maturity date of not more than one year from the issue date of that note (which will be referred to in this paragraph as a “short-term note”) may be subject to special rules.  An accrual basis holder of a short-term note (and some cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis or under a constant-yield method over the term of each interest period.  Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the short-term note).  However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note.  A cash basis taxpayer may elect under Section 1281 to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would not be subject to the interest expense deferral rule referred to in the preceding sentence.  Special rules apply if a short-term note is purchased for more or less than its principal amount.

Original Issue Discount (“OID”).  Based upon Winston & Strawn LLP’s interpretation of (i) the definition of “qualified stated interest” and (ii) other provisions of the OID Code sections and regulations, it is not expected that any of the notes will be issued with OID (i.e., any excess of the stated redemption price of the notes over their issue price), other than perhaps with a de minimis amount (i.e., ¼ of the notes’ stated redemption price at maturity multiplied by the number of full years to maturity).  However, if notes were issued at a discount from their principal amounts or if the stated interest was not treated as qualified stated interest, the notes would be treated as having OID. Under the OID regulations currently in effect, in order to have qualified stated interest, the stated interest must be unconditionally payable in cash or property at least once annually. Interest is unconditionally payable only if reasonable legal remedies exist to compel timely payment or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment a remote contingency. The depositor believes that the likelihood of late payment or nonpayment of the stated interest on the notes should constitute a remote contingency; the IRS, however, may disagree. In addition, the IRS may take the position that noteholders do not have available default remedies ordinarily available to holders of debt instruments. In such case, the stated interest on the notes would not be qualified stated interest and the notes would be considered to have been issued with OID.

If the notes are in fact issued with a greater than de minimis amount of OID or are otherwise treated as having been issued with OID, the following rules should apply. The excess of the stated redemption price at maturity of a note (generally equal to its principal amount as of the date of issuance plus all interest other than qualified stated interest payable prior to or at maturity) over the original issue price (in this case, the initial offering price at which a substantial amount of the notes are sold other than to a bond house, broker or similar person acting as an underwriter, placement agent or wholesaler) will constitute OID. A noteholder must include OID in income as interest over the term of the note under a constant yield method. OID generally must be included in income in advance of the receipt of cash representing that income regardless of whether the noteholder reports taxable income on the cash or accrual method. In general, the amount of OID included in income is the sum of the daily portions of the OID with respect to the note for each day during the taxable year the noteholder held the note. The daily portion generally is determined by allocating to each day in an accrual period a ratable portion of the OID allocable to such accrual period. The amount of OID allocable to an accrual period is generally equal to the difference between (i) the product of the note’s adjusted issue price and its yield to maturity and (ii) the amount of qualified stated interest payments allocable to such accrual period. The adjusted issue price of an OID note at the beginning of any accrual period is the sum of its issue price plus the amount of OID allocable to prior accrual periods minus the amount of prior payments that were not qualified stated interest.

Alternatively, because the payments on the notes may be accelerated by reason of prepayments on the receivables, OID, other than de minimis OID, on the notes, if any, may have to be accrued under Code section 1272(a)(6), which allocates OID to each day in an accrual period by taking the ratable portion of the excess of (i) the sum of the present value of the remaining payments on a note as of the close of the accrual period and the payments made during the accrual period that were included in stated redemption price at maturity, over (ii) the adjusted issue price of the note at the beginning of the accrual period. No regulations have been issued under Code section 1272(a)(6) so it is not clear if such section would apply to the notes if they are treated as having OID. Accordingly, each noteholder should consult its own tax advisor regarding the impact of the OID rules if the notes are issued with OID.

A holder of a note issued with de minimis OID must include such OID in income proportionately as principal payments are made on such note.

Acquisition Premium.  A holder that purchases in a secondary market a note that was originally issued with OID for an amount less than or equal to the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest but in excess of its adjusted issue price (any such excess being “acquisition premium”) and that does not make the election described below under “Election to Treat All Interest as Original Issue Discount” is permitted to reduce the daily portions of OID, if any, by a fraction, the numerator of which is the excess of the holder’s adjusted basis in the note immediately after its purchase over the adjusted issue price of the note, and the denominator of which is the excess of the sum of all amounts payable on the note after the purchase date, other than payments of qualified stated interest, over the note’s adjusted issue price.

Market Discount.  Whether or not the notes are issued with OID, a subsequent purchaser (i.e., a purchaser who acquires a note not at the time of original issue) of a note at a discount will be subject to the market discount rules of section 1276 of the Code. In general, these rules provide that if the holder of a note purchases the note at a “market discount” (i.e., a discount from its original issue price plus any accrued OID that exceeds a de minimis amount specified in the Code) and thereafter recognizes gain upon a disposition, the lesser of (i) such gain or (ii) the accrued market discount will be taxed as ordinary income. Generally, the accrued market discount will be the total market discount on the note multiplied by a fraction, the numerator of which is the number of days the holder held the note and the denominator of which is the number of days from the date the holder acquired the note until its maturity date. The holder may elect, however, to determine accrued market discount under the constant yield method. The adjusted basis of a note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a subsequent sale or taxable disposition. Each holder of an interest in a note should consult with its own tax advisors as to the effect of making this election.

Limitations imposed by the Code which are intended to match deductions with the taxation of income will defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a note with accrued market discount. A noteholder who elects to include market discount in gross income as it accrues, however, is exempt from this rule.

Amortizable Bond Premium.  In general, if a purchaser acquires a note at a premium (i.e., an amount in excess of the amount payable upon the maturity thereof), such noteholder will be considered to have purchased the note with “amortizable bond premium” equal to the amount of such excess. A noteholder may elect to deduct the amortizable bond premium as it accrues under a constant yield method over the remaining term of the note. Accrued amortized bond premium may only be used as an offset against qualified stated interest income when such income is included in the holder’s gross income under the holder’s normal accounting system. If the noteholder does not make such an election, the premium paid for the note generally will be included in the tax basis of the note in determining the gain or loss on its disposition.

Election to Treat All Interest as Original Issue Discount.  A holder may elect to include in gross income all interest that accrues on a note using the constant yield method described above under the heading “—Original Issue Discount (“OID”)”, with modifications described below. For purposes of this election, interest includes stated interest, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. In applying the constant yield method to a note with respect to which this election has been made, the issue price of the note will equal the electing holder’s adjusted basis in the note immediately after its acquisition, the issue date of the note will be the date of its acquisition by the electing holder, and no payments on the note will be treated as payments of qualified stated interest. This election, if made, may not be revoked without the consent of the IRS. Each holder of an interest in a note should consult with its own tax advisors as to the effect of making this election in light of their individual circumstances.

Sale or Other Disposition of a Note.  An investor who disposes of a note, whether by sale, exchange for other property, or payment by the issuing entity, will recognize taxable gain or loss equal to the difference between the amount realized on the sale or other disposition, not including any amount attributable to accrued but unpaid interest which will be taxable as such, and the investor’s adjusted tax basis in the note.  In general, an investor’s adjusted tax basis in a note will be equal to the investor’s initial purchase price increased by any accrued OID or market discount previously included in income by the investor and decreased by the amount of any bond premium previously amortized and the amount of any payments, other than payments of stated interest, previously received by the investor with respect to the note.  Any gain or loss recognized upon the sale or other disposition of a note will be capital gain or loss so long as the note is a capital asset in the hands of the investor.  For non-corporate investors, capital gain recognized on the sale or other disposition of a note held by the investor for more than one year will be taxed at a maximum rate of 15% (20% for taxable years beginning after December 31, 2010).  Capital gain for a note held for one year or less is taxed at the rates applicable to ordinary income.  Taxpayers must aggregate capital gains and losses for each taxable year.  In the event a taxpayer realizes a net capital loss for any year there are limitations on the amount of these capital losses which can be deducted.

Information Reporting and Backup Withholding

The indenture trustee will be required to report annually to the IRS and to each noteholder the amount of interest paid on the notes (and the amount withheld for federal income taxes, if any) for each calendar year, except as to certain exempt recipients (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status).  Each holder (other than holders who are not subject to the reporting requirements) will be required to provide, under penalties of perjury, a certificate (generally, Form W-9) containing the holder’s:

(1)           name,

(2)           address,

(3)           correct federal taxpayer identification number, and

(4)           statement that the holder is not subject to backup withholding.

Should a non-exempt noteholder fail to provide the required certification, the indenture trustee will be required to withhold (or cause to be withheld) 28% of the interest otherwise payable to the holder, and remit the withheld amounts to the IRS as a credit against the holder’s federal income tax liability.

Tax Consequences to Foreign Investors

Special tax rules apply to the purchase of notes by foreign persons.  For U.S. tax purposes, foreign investors include any person who is not

(1) a citizen or resident of the United States,

(2) a corporation, partnership or other business entity treated as such created or organized in or under the laws of the United States, any state or political subdivision thereof or the District of Columbia,

(3) an estate the income of which is includible in gross income for U.S.  federal income tax purposes, regardless of its source,

(4) issuing entity if a court within the United States is able to exercise primary supervision over the administration of the issuing entity and one or more United States persons have the authority to control all substantial decisions of the issuing entity, or

(5) issuing entity that has a valid election in effect under applicable United States Treasury Regulations to be treated as a United States person.

If a partnership (including for this purpose any entity treated as a partnership for federal income tax purposes) is a beneficial owner of a note, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership.  A noteholder that is a partnership and partners in such partnership should consult their tax advisors about the federal income tax consequences of holding and disposing of a note, as the case may be.

Interest paid or accrued to a foreign investor holding a note on its own behalf that is not effectively connected with the conduct of a trade or business within the United States by the investor will generally be considered portfolio interest and not be subject to United States federal income tax or withholding tax as long as the foreign investor is not actually or constructively a 10 percent shareholder of the issuing entity or a controlled foreign corporation related to the issuing entity through stock ownership or a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business.  Additionally, the foreign investor must provide or have a financial institution provide on its behalf to the issuing entity or paying agent an appropriate statement (Form W-8BEN or successor form), that is signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing that foreign person’s name and address.  Additional reporting requirements may apply to interest payments made to a foreign investor that is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the note on its own behalf.  If the information provided in this statement changes, the foreign investor must provide a new Form W-8BEN (or successor form) within 30 days.  If the foreign investor fails to satisfy these requirements so that interest on the investor’s notes was not portfolio interest, interest payments would be subject to United States federal income and withholding tax at a rate of 30% unless reduced or eliminated under an applicable income tax treaty.  To qualify for any reduction as the result of an income tax treaty, the foreign investor must provide the paying agent with Form W-8BEN (or successor form).

The realization of any capital gain on the sale or other taxable disposition of a note by a foreign investor will be exempt from United States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the investor, and (2) in the case of an individual foreign investor, the investor is not present in the United States for 183 days or more during the taxable year.  If an individual foreign investor is present in the U.S.  for 183 days or more during the taxable year, the gain on the sale or other disposition of the notes could be subject to a 30% withholding tax unless reduced by treaty.

If the interest, gain or income on a note held by a foreign investor is effectively connected with the conduct of a trade or business in the United States by the investor, the noteholder will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates.  At the same time, the noteholder may be exempt from withholding tax if a Form W-8ECI (or successor form) is furnished to the paying agent.  In addition, if the foreign investor is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

As previously described under the heading “— Information Reporting and Backup Withholding”, if a foreign investor fails to provide necessary documentation to the issuing entity or its paying agent regarding the investor’s taxpayer identification number or certification of exempt status, a 28% backup withholding tax may be applied to note payments to that investor.  Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the foreign investor’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Other Possible Characterizations of the Notes and the Trust

Although, as discussed above, it is the opinion of Winston & Strawn LLP that the notes will be characterized as indebtedness for federal income tax purposes, the IRS may take a contrary position.  If the IRS were to contend successfully that any class or series of notes were not debt for federal income tax purposes, such notes might be treated as equity interests in the issuing entity.  As a result, even though the depositor (or other single person) was the sole equity owner of the issuing entity, the issuing entity would be considered to have multiple equity owners and might be classified for federal income tax purposes as an association taxable as a corporation or as a partnership.  A partnership is generally not subject to an entity level tax for federal income tax purposes, while an association or corporation is subject to an entity level tax.

If the issuing entity were treated as a partnership (which is not a publicly traded partnership taxable as a corporation) and one or more classes of notes were treated as equity interests in that partnership, each item of income, gain, loss, deduction, and credit generated through the ownership of the receivables by the partnership would be passed through to the partners, including the affected noteholders, according to their respective interests therein. Under current law, the income reportable by noteholders as partners in such a partnership could differ from the income reportable by the noteholders as holders of debt. Generally, such differences are not expected to be material; however, certain noteholders may have adverse tax consequences. For example, cash basis noteholders might be required to report income when it accrues to the partnership rather than when it is received by the noteholder.  Any income allocated to a noteholder that is a tax-exempt entity may constitute unrelated business taxable income. All noteholders would be taxed on the partnership income regardless of when distributions are made to the noteholders. An individual noteholder’s ability to deduct the noteholder’s share of partnership expenses would be subject to the 2% miscellaneous itemized deduction floor. A foreign investor in the notes might be required to file a United States individual or corporate income tax return, as the case may be, and would be subject to tax (and withholding at the top marginal rate, currently 35%) on its share of partnership income at regular United States rates including, in the case of a corporation, the branch profits tax.

If, alternatively, the issuing entity were treated as either an association taxable as a corporation or a publicly traded partnership taxable as a corporation, the issuing entity would be subject to federal income taxes at corporate tax rates on its taxable income generated by ownership of the receivables. Moreover, distributions by the issuing entity to all or some of the classes of noteholders would probably not be deductible in computing the issuing entity’s taxable income and all or part of the distributions to noteholders would probably be treated as dividends. Such an entity-level tax could result in reduced distributions to noteholders and the noteholders could be liable for a share of such tax. To the extent distributions on such notes were treated as dividends, a foreign investor would generally be subject to tax (and withholding) on the gross amount of such dividends at a rate of 30% unless reduced or eliminated pursuant to an applicable income tax treaty.

ERISA Considerations

The following is a summary of some of the material fiduciary investment considerations, which may apply to certain employee benefit planinvestors under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Code.

The fiduciary investment considerations summarized herein generally apply to private employee benefit plans, individual retirement accounts and Keogh Plans and to group trusts and other entities the assets of which are subject to ERISA or Section 4975 of the Code(each a “Benefit Plan”), but generally do not apply to employee benefit plans established and maintained by governmental units as set forth in Section 3(32) of ERISA nor to church plans as defined in Section 3(33) of ERISA. This summary does not include all of the fiduciary investment considerations relevant to Benefit Plans and should not be construed as legal advice or a legal opinion. Prospective investors should consult with their own counsel on these matters.

This summary is based on provisions of ERISA and the Code as of the date hereof. This summary does not purport to be complete and is qualified in its entirety by reference to ERISA and the Code. No assurance can be given that future legislation, administrative regulations or rulings or court decisions will not significantly modify the requirements summarized herein. Any such changes may be retroactive and thereby apply to transactions entered into prior to the date of their enactment or release.

Before authorizing an investment in the notes, fiduciaries of a Benefit Plan should consider (i) the fiduciary standards under ERISA or other applicable law, (ii) whether the investment in the notes satisfies the prudence and diversification requirements of ERISA or other applicable law and (iii) whether such fiduciaries have authority to make the investment under the appropriate plan investment policies and governing instruments and under ERISA or other applicable law.

In determining whether an investment is prudent for purposes of ERISA, the fiduciaries of a Benefit Plan should consider all relevant facts and circumstances including, without limitation, whether the investment provides sufficient liquidity in light of the foreseeable needs of the Benefit Plan, and whether the investment is reasonably designed, as part of the Benefit Plan assets with respect to which the fiduciary has investment duties, to further the purposes of the Benefit Plan, taking into consideration the risk of loss and the opportunity for gain (or other return) associated with the investment.  It is the obligation of the fiduciaries of a Benefit Plan to consider whether an investment in the note by the Benefit Plan, when judged in light of the overall portfolio of the Benefit Plan, will meet the prudence, diversification and other applicable standards of ERISA.

Section 406 of the ERISA and Section 4975 of the Code prohibit a Benefit Plan, from engaging in transactions involving “plan assets” with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to that Benefit Plan.  A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for those persons.  Employee benefit plans that are governmental plans and some church plans are not subject to ERISA requirements or to Section 4975 of the Code. However, governmental plans may be subject to state or local laws that impose similar requirements. In addition, governmental plans and church plans that are “qualified” under Section 401(a) of the Code are subject to restrictions with respect to prohibited transactions under Section 503(a)(1)(B) of the Code, the sanction for violation being loss of “qualified” status.

Benefit Plan fiduciaries must determine whether the acquisition and holding of a note and the operations of the issuing entity would result in prohibited transactions if Benefit Plans that purchase the note were deemed to own an interest in the underlying assets of the issuing entity.  Under a regulation issued by the United States Department of Labor (the “Plan Assets Regulation”), the assets of issuing entity would be treated as plan assets of a Benefit Plan for  purposes of ERISA and the Code only if the Benefit Plan acquired an “equity interest” in the issuing entity and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.  The likely treatment in this context of notes of a given series will be discussed in your prospectus supplement.  There may also be an improper delegation of the responsibility to manage Benefit Plan assets if Benefit Plans that purchase the notes are deemed to own an interest in the underlying assets of the issuing entity.

Regardless of whether the assets of issuing entity will be treated as plan assets of a Benefit Plan for purposes of ERISA and the Code, the purchase and holding of notes could give rise to a nonexempt prohibited transaction to the extent the issuing entity, the indenture trustee, the owner trustee, the servicer or one or more of the underwriters, or certain of their affiliates, maintain relationships with a prospective Benefit Plan investor.  These relationships may cause the issuing entity, the indenture trustee, the owner trustee, the servicer or an underwriter to be a fiduciary  or a party in interest with respect to such Benefit Plan.  In such instance, the purchase or holding of notes could raise prohibited transaction or other concerns under ERISA or Section 4975 of the Code.

To the extent the issuing entity, the indenture trustee, the owner trustee, the servicer or an underwriter is a fiduciary  or a party in interest with respect to a Benefit Plan investor, certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. Potentially available exemptions would include, without limitation, Prohibited Transaction Class Exemption (“PTCE”) 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a plan by a “qualified professional asset manager”; and PTCE 96-23, which exempts certain transactions effected on behalf of a plan by an “in-house asset manager.”

A purchaser of notes should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by the applicable exemption or exemptions might not cover all acts that might be construed as prohibited transactions. For example, to the extent the owner trustee, the indenture trustee, the servicer or an underwriter has investment discretion to invest the assets of the Benefit Plan in notes, gives investment advice with respect to the Benefit Plan’s investment in notes or is an employer maintaining or contributing to the Benefit Plan, the above exemptions likely would not cover the Benefit Plan’s investment in the notes and, as a result, the investment in the notes might give rise to a nonexempt prohibited transaction.  Exemptions from the prohibited transaction rules that may apply to a transaction involving the purchase of notes include the service provider exemption provided by Sections 408(b)(17) of ERISA, and the corresponding exemption provided under Section 4975 of the Code.  Plan fiduciaries should make their own determination regarding whether any relationship the Benefit Plan investor (or its fiduciaries) maintains with the issuing entity, the indenture trustee, the owner trustee, the servicer or an underwriter (or certain of their affiliates) would constitute a nonexempt prohibited transaction under ERISA or Section 4975 of the Code.

Each person that acquires a note and that is or is acquiring the note on behalf of or with plan assets of a Benefit Plan will be deemed to have represented that its acquisition and holding of the note do not give rise to a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or under any substantially similar applicable law, for which a statutory, regulatory or administrative exemption is not available.

Due to the complexities of ERISA and the “prohibited transaction” rules, and the penalties and other adverse consequences imposed upon persons involved in a breach of fiduciary duty or prohibited transactions, it is important that the fiduciary of any Benefit Plan considering the purchase of notes consult with its tax and/or legal advisors regarding whether the assets of the related issuing entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules or any other similar issues and their potential consequences.  The sale of any of the notes to a Plan is in no respect a representation by the issuing entity, the depositor, the servicer, the seller or the underwriters that such an investment meets all relevant legal requirements relating to investments by Benefit Plans generally or any particular Benefit Plan, or that such an investment is appropriate for Benefit Plans generally or any particular Benefit Plan.

Ratings of the Notes

No issuing entity will sell notes under this prospectus unless one or more nationally recognized statistical rating organizations rate the offered notes in one of the four highest rating categories.  Any rating that is made may be lowered or withdrawn by the assigning rating agency at any time if, in its judgment, circumstances so warrant.  If a rating or ratings of notes is qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to the notes so qualified, reduced or withdrawn.

The ratings of the notes should be evaluated independently from similar ratings on other types of securities.  A rating is not a recommendation to buy, sell or hold securities, inasmuch as a rating does not comment as to market price or suitability for a particular investor.  The ratings of the notes do not address the likelihood of payment of principal on any class of notes prior to the stated maturity date of the notes, or the possibility of the imposition of United States withholding tax with respect to non-United States persons.

Plan of Distribution

Issuing entity may sell notes to or through underwriters by a negotiated firm commitment underwriting and public reoffering by the underwriters, and also may sell notes directly to other purchasers or through agents.  The depositor intends to offer the notes through these various methods from time to time.

The seller, the depositor and certain of its affiliates may agree to indemnify the underwriters and agents who participate in the distribution of the notes against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwritten may be required to make.

Funds in cash collateral accounts and the trust accounts may, from time to time, be invested in certain investments acquired from the underwriters.

Legal Matters

Winston & Strawn LLP, Chicago, Illinois, will provide a legal opinion relating to the notes in its capacity as special counsel to the issuing entity, the depositor, the seller and the servicer.  In addition, certain United States federal income tax matters will be passed upon for the related issuing entity by Winston & Strawn LLP.  Other legal matters for the underwriters will be passed upon by counsel to the underwriters.

Where You Can Find More Information

Federal securities law requires the filing of certain information with the Securities and Exchange Commission, including annual, quarterly and special reports, proxy statements and other information.  You can read and copy these documents at the public reference room maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, DC, 20549.   Please call the Securities and Exchange Commission at 1-800-SEC-0330 for more information about the public reference room or visit Securities and Exchange Commission’s web site at http://www.sec.gov to access available filings.

The Securities and Exchange Commission allows offerors of securities to incorporate by reference some of the information they file with it.  This means that offerors can disclose important information to you by referring you to those documents.  Documents incorporated by reference will be filed under the depositor’s name.  The information that the depositor incorporates by reference is considered to be part of this prospectus, and later information that the depositor files with the Securities and Exchange Commission will automatically update and supersede this information.

All documents filed by the administrator, on behalf of the issuing entity, or the depositor under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus and prior to the termination of the offering of the notes will be incorporated by reference into this prospectus.

If you are a beneficial owner of the notes to whom a prospectus has been delivered, the depositor will, on request, send you a copy of the information that has been incorporated by reference in this prospectus.  The depositor will provide this information at no cost to you.  Please address requests to the depositor: c/o Harley-Davidson Credit Corp., Suite 3100, 150 South Wacker Drive, Chicago, Illinois 60606.

Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the securities offered by this prospectus supplement, whether or not participating in this distribution, may be required to deliver this prospectus supplement and the prospectus.  This is in addition to the obligation of dealers to deliver this prospectus supplement and the prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$800,000,000

Harley-Davidson Motorcycle Trust 2007-1

Issuing Entity

$141,000,000 [      ]% Motorcycle Contract Backed Notes, Class A-1

$290,000,000 [      ]% Motorcycle Contract Backed Notes, Class A-2

$158,000,000 [      ]% Motorcycle Contract Backed Notes, Class A-3

$143,000,000 [      ]% Motorcycle Contract Backed Notes, Class A-4

$48,000,000 [      ]% Motorcycle Contract Backed Notes, Class B

$20,000,000 [      ]% Motorcycle Contract Backed Notes, Class C

Harley-Davidson Customer Funding Corp.

Depositor

Harley-Davidson Credit Corp.

Seller, Servicer and Sponsor

PROSPECTUS SUPPLEMENT

January      , 2007

Wachovia Securities	JPMorgan

ABN AMRO Incorporated

BNP Paribas

Citigroup